UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ACTIVISION BLIZZARD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

Notice of 2013 Annual Meeting of Stockholders and Proxy Statement

3100 Ocean Park Boulevard

Santa Monica, California 90405

Dear Fellow Stockholders:

I cordially invite you to join me and Activision Blizzard, Inc.’s Board of Directors at our 2013 Annual Meeting of Stockholders. This proxy statement contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote.

Your vote is very important to us and to our business and it is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, I encourage you to promptly vote your shares by proxy by following the instructions beginning on page 6 of this proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

We think that the communication, participation and input of our stockholders are essential to Activision’s continued success. This meeting is an opportunity for you to find out more about developments at the Company and, more importantly, to express your opinions and play a part in Activision’s future, regardless of the number of shares you own.

Thank you for your continued support of Activision Blizzard. I look forward to seeing you at the meeting.

Sincerely,

Robert A. Kotick
President and Chief Executive Officer

April 26, 2013

The proxy statement and our 2012 annual report to stockholders are each available at: http://www.cstproxy.com/activision/2013

Table of Contents

NOTICE	3
PROXY SUMMARY	4
GENERAL	6
PROCEDURAL MATTERS	6
PROPOSAL 1	Election of Directors	10
EQUITY COMPENSATION PLAN INFORMATION	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OFFICERS AND DIRECTORS	15
CORPORATE GOVERNANCE MATTERS	17
EXECUTIVE OFFICERS	25
PROPOSAL 2	Advisory Vote to Approve the Company’s Executive Compensation	27
EXECUTIVE COMPENSATION	28
Compensation Discussion and Analysis	28
DIRECTOR COMPENSATION	65
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	69
PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm	74
AUDIT-RELATED MATTERS	75
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	76
DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS	77
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET	79
OTHER MATTERS	80
Appendix A Reconciliation tables	A-1

3100 Ocean Park Boulevard

Santa Monica, California 90405

Notice of 2013 Annual Meeting of Stockholders

Thursday, June 6, 2013

9:00 a.m.

3200 Ocean Park Boulevard, Santa Monica, California 90405

The Annual Meeting of Stockholders of Activision Blizzard, Inc. (the “Company”) will be held at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405 on Thursday, June 6, 2013, at 9:00 a.m., Pacific Daylight Time.

The purposes of this year’s annual meeting are to:

1.

elect 11 directors for a one-year term;

2.

request advisory approval of our executive compensation; and

3.

ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

The Activision Blizzard, Inc. Board of Directors has fixed April 8, 2013 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

By Order of the Board of Directors

Jeffrey A. Brown
Corporate Secretary

April 26, 2013

Back to Contents

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2012 performance, please review the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2012.

Voting Matters and Board Recommendations

Our Board’s Recommendations

Election of Directors (page 10)	FOR each Director Nominee
Advisory Vote to Approve Executive Compensation (page 27)	FOR
Ratify the Appointment of Independent Registered Public Accounting Firm (page 74)	FOR

2012 Financial and Business Highlights

2012 was another record year for the Company. Our strong financial performance is evidenced by the facts that:

•

We generated record GAAP(1) revenues of $4.86 billion and non-GAAP(2) revenues of $4.99 billion.

•

We delivered record GAAP and non-GAAP(2) net revenues from digital channels(3) accounting for 32% of our total net non-GAAP(2) revenues.

•

Our GAAP operating margin was a record 30% and our non-GAAP(2) operating margin was a record 34%.

•

We delivered record GAAP and non-GAAP(2) earnings per diluted share of $1.01 and $1.18, respectively.

•

We generated operating cash flow(2) of over $1.3 billion.

Our strong financial performance was driven by exceptional operating performance, including:

•

In North America and Europe combined, including toys and accessories, Activision Publishing was the #1 console and handheld publisher for the calendar year with the #1 and #3 best-selling franchises—Call of Duty® and Skylanders.(4)

•

Activision Blizzard reported record digital revenues for the calendar year and was the #1 third-party interactive entertainment Western digital publisher.(5)

•

For the calendar year, in aggregate across all platforms in the U.S. and Europe, Activision Publishing’s Call of Duty: Black Ops II was the #1 best-selling title in dollars and Call of Duty: Modern Warfare® 3 was the #9 best-selling title in dollars.(6)

•

In both North America and Europe, including toys and accessories, Skylanders Giants™ was the #1 best-selling kids’ title in dollars for the fourth quarter.(4) Additionally, for the calendar year, in North America and Europe combined, including toys and accessories, Skylanders Giants was the #5 best-selling game in dollars, and Skylanders Spyro’s Adventure® was the #4 best-selling game in dollars.(4)

•

For the calendar year, Blizzard Entertainment had two top-10 PC games in North America and Europe. Diablo® III was the #1 best-selling PC game at retail, breaking PC-game sales records with more than 12 million copies sold worldwide through December 31, 2012, and World of Warcraft®: Mists of Pandaria® was the #3 best-selling PC game at retail.(4)

(1) “GAAP” means a financial metric is presented in accordance with Generally Accepted Accounting Principles.

(2) For additional information on the calculation and reconciliation of GAAP measures to non-GAAP measures, see Appendix A attached to this proxy statement.

(3) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products and wireless devices.

(4) According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates.

(5) According to Activision Blizzard internal estimates.

(6) According to The NPD Group and GfK Chart-Track.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   4

Back to Contents

Director Nominees

The following table sets forth the name, age and principal occupation of each of the nominees.

Name of Nominee	Age	Principal Occupation	Director Since
Philippe G. H. Capron	54	Chief Financial Officer of Vivendi	2008
Jean-Yves Charlier	49	Senior Executive Vice President, Telecommunications of Vivendi	2012
Robert J. Corti	63	Chairman of the Board of Avon Products Foundation	2003
Frédéric R. Crépin	43	Executive Vice President and General Counsel of Vivendi	2008
Jean-François Dubos	67	Chairman of the Management Board of Vivendi	2012
Lucian Grainge	53	Chairman and Chief Executive Officer of Universal Music Group	2011
Brian G. Kelly	50	Co-Chairman of the Board of Activision Blizzard	1995
Robert A. Kotick	50	President and Chief Executive Officer of Activision Blizzard	1991
Robert J. Morgado	70	Chairman of Maroley Media Group	1997
Richard Sarnoff	54	Senior Advisor to Kohlberg Kravis Roberts & Co.	2005
Régis Turrini	54	Senior Executive Vice President, M&A of Vivendi	2009

Executive Compensation Highlights

Our compensation philosophy is to incentivize executives to drive corporate financial performance by basing a significant portion of their compensation on achieving Company and individual goals. Our executive compensation program, designed to be consistent with that philosophy, has three primary components: (1) base salary; (2) annual cash incentives; and (3) long-term stock awards, including stock options and time- and performance-based vesting restricted share units.

Further:

•

In order to secure long-term commitments from our executives in support of our multi-year business growth strategy, we offer our executives employment agreements which provide one-time, “upfront” long-term incentive awards with target values based upon the length of the term of the agreement.

•

For our executives, we generally target total compensation at the 75th percentile of our peer group.

•

From time-to-time, our executives may receive special bonuses for extraordinary contributions to the Company.

The following table sets forth certain summarized 2012 compensation information for the named executives. For the complete Summary Compensation Table, including the notes which accompany it along with compensation for prior years, please see page 44.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert A. Kotick President and Chief Executive Officer	2,006,127	2,500,000	55,915,738	—	4,454,291	66,150	64,942,306
Dennis Durkin Chief Financial Officer	545,000	1,250,000	9,384,000	1,469,396	590,653	236,059	13,475,108
Thomas Tippl Chief Operating Officer	935,237	1,000,000	—	—	1,245,900	20,830	3,201,967
Brian Hodous Chief Customer Officer	632,617	—	1,066,000	194,000	505,005	25,110	2,422,732
Michael Morhaime President and Chief Executive Officer, Blizzard Entertainment	828,502	307,162	746,200	803,333	6,326,871	56,366	9,068,434
Humam Sakhnini Chief Strategy and Talent Officer	595,115	100,000	1,759,500	360,049	429,216	13,747	3,257,627

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   5

Back to Contents

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Activision Blizzard, Inc., a Delaware corporation, of proxies from holders of our issued and outstanding shares of common stock, par value $0.000001 per share (“Common Stock”). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 6, 2013, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”). We will be mailing a notice regarding the Internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the Internet) to stockholders on or about April 26, 2013.

All references in this proxy statement to “the Company”, “we”, “us”, “our”, and “Activision Blizzard” refer to Activision Blizzard, Inc.

PROCEDURAL MATTERS

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on April 8, 2013 are entitled to notice of, and to vote at, the Annual Meeting. There were 1,117,055,307 shares of our Common Stock outstanding and entitled to vote on the record date.

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Blvd., Santa Monica, California 90405 for the 10 days prior to the Annual Meeting.

How many votes may I cast?

Each such share of our Common Stock is entitled to one vote on each matter presented for action at the Annual Meeting.

How many votes must be present in order for business to be conducted?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A majority of the outstanding shares of our Common Stock entitled to vote at the meeting must be present in person or by proxy at the Annual Meeting in order for a quorum to be present.

Proxies representing abstentions and “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting. A “broker non-vote” occurs when a broker, bank or other nominee who holds shares for a beneficial owner to be represented at a meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   6

Back to Contents

In what manner can I cast my vote with respect to each proposal?

In the election of directors (proposal 1), you may vote “for” or “against”, or “abstain” from voting with respect to, each nominee. Similarly, you may vote “for” or “against” or “abstain” from voting with respect to, the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 2) and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2013 (proposal 3).

How many votes are required to approve each proposal?

Election of any nominee as a director (proposal 1) and the approval of proposals 2 and 3 each require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, shares not present and broker non-votes will not have any effect on the voting outcome with respect to the election of directors or proposals 2 or 3. Shares present but not voted for any proposal (either because of an express abstention or because the vote is otherwise not cast) will have the same effect as a vote “against” a director nominee or the relevant proposal, as applicable.

How can I vote?

Stockholders at the close of business on April 8, 2013 may vote at the Annual Meeting in person or via proxy in the manner described herein. Stockholders who hold shares in “street name” through a broker, bank or other nominee will receive separate instructions from their broker, bank or other nominee, describing the procedure for voting their shares.

How do I vote in person at the Annual Meeting?

Stockholders who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Street-name holders who wish to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that is the record holder of their shares in order to cast a ballot at the meeting.

What does it mean to vote by proxy? Who represents my shares at the Annual Meeting?

A vote via proxy authorizes Frédéric R. Crépin (a member of our Board), Brian G. Kelly (our Co-Chairman) and Robert A. Kotick (our Chief Executive Officer), and each of them, with full power of substitution, to vote and otherwise represents all of the shares that you are entitled to vote at the Annual Meeting, in accordance with your instructions, with the same effect as if you were present at the meeting and voting such shares.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   7

Back to Contents

How do I vote by proxy?

Stockholders of record may vote by proxy in three ways:

•

Vote by Internet. Record holders can vote online prior to 4:00 p.m., Pacific Daylight Time, on June 5, 2013. Go to www.cstproxyvote.com, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Telephone. Record holders can vote by phone prior to 4:00 p.m., Pacific Daylight Time, on June 5, 2013. Call (866) 894-0537, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Mail. Record holders can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the postage-paid envelope provided. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

What if I vote by proxy but do not provide specific instructions by some or all of the items?

The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the 11 director nominees named in this proxy statement (proposal 1), FOR the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 2), and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2013 (proposal 3).

If I have voted by proxy, can I change my vote?

Any stockholder of record may revoke or change that stockholder’s proxy at any time before the proxy is voted at the Annual Meeting by (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405, (2) properly delivering a subsequently dated proxy, or (3) voting in person at the Annual Meeting.

What if I hold my shares through a broker?

If you are a street name stockholder, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. That nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   8

Back to Contents

Can my broker vote without my instructions?

If you do not give instructions to the broker, bank or other nominee, the broker will be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items, resulting in a “broker non-vote” with respect to those items (and, as such, those shares will not count as present or represented at the meeting for those items). The election of directors (proposal 1) and the advisory approval of our executive compensation (proposal 2) are each non-discretionary items. Only the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2013 (proposal 3) is a proposal with respect to which your broker or nominee has discretionary authority to vote your shares in the absence of any instructions from you.

What do I need to do if I want to attend the Annual Meeting?

You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date must be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

Will I have dissenters’ rights in connection with the business being considered?

Stockholders have no dissenters’ rights or rights of appraisal under Delaware law or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with the election of directors (proposal 1) or proposals 2 or 3.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   9

Back to Contents

PROPOSAL 1    ELECTION OF DIRECTORS

General

On July 9, 2008, a business combination (the “Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc. (“Vivendi Games”), a wholly owned subsidiary of VGAC, was consummated.

Pursuant to our Bylaws, our Board is comprised of 11 members, consisting of six directors selected by Vivendi and/or its controlled affiliates which own our Common Stock (the “Vivendi Directors”), two directors who are executive officers of the Company (the “Executive Directors”) and three directors who are independent under the NASDAQ Rules (the “Independent Directors”). Three subcommittees of our Nominating and Corporate Governance Committee select nominees for these three categories of directors, as follows:

•

the Vivendi Nominating Committee selects the Vivendi Director nominees—Philippe G. H. Capron, Frédéric R. Crépin, Jean-Yves Charlier, Jean-François Dubos, Lucian Grainge and Régis Turrini are the six Vivendi Director nominees for election at the Annual Meeting;

•

the Executive Nominating Committee selects the Executive Director nominees— Brian G. Kelly and Robert A. Kotick are the two Executive Director nominees for election at the Annual Meeting; and

•

the Independent Nominating Committee selects the Independent Director nominees, each of whom must be “independent” under the NASDAQ Rules—Robert Corti, Robert Morgado and Richard Sarnoff are the three Independent Director nominees for election at the Annual Meeting.

The process undertaken by our Nominating and Corporate Governance Committee (through the three subcommittees identified above) in selecting qualified director candidates is described below under “Corporate Governance Matters—Director Qualifications”.

Stockholders will elect 11 directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

Pursuant to our Bylaws and an investor agreement among Vivendi, VGAC, Vivendi Games and us, VGAC, which holds a majority of the outstanding shares of our Common Stock, has agreed to vote its shares in a manner that ensures that all of the nominees are elected. For more information about the composition of our Board, the nominating subcommittees, our Bylaws and the investor agreement, see “Corporate Governance Matters” and “Certain Relationships and Related Transactions” below.

Director Nominees

In order to have a knowledgeable Board comprised of individuals with distinguished records of leadership and success, the Nominating and Corporate Governance Committee has established criteria and assessed each director nominee’s capabilities to identify the contributions he can make to the Board. As a company with a global customer base in the entertainment software industry, we consider leadership abilities gained from senior roles as executive officers or board participation of large, global corporations in the entertainment field to be particularly relevant to the business of the Company and believe that our directors bring to the Board the practical wisdom and strong professional characteristics, judgment and leadership abilities to keep our Company performing competitively in the market. For the qualifications we require our directors (and director nominees) to have, see “Corporate Governance Matters—Board of Directors and Committees —Director Qualifications—Experience, Skills and other Characteristics” below.

The following are biographical summaries of our director nominees, which describe their noteworthy experience. Also described below are certain of the individual qualifications and skills of each of our directors that we believe contribute to the Board’s effectiveness and success. For information regarding each nominee’s current Board committee membership, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees” below.

Philippe G. H. Capron

Chief Financial Officer of Vivendi

Director since 2008

Age 54

Mr. Capron became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as chairman of our Board and the chairperson of our Compensation Committee. He has served as the chief financial officer and as a member of the management board of Vivendi, a global communications and entertainment company, since April 2007. He joined Vivendi as an executive vice president in January 2007. From 2006 until 2007, Mr. Capron served as the executive vice president of finance and as a member of the management board of the Arcelor Group, a steel manufacturer (now part of Arcelor Mittal), and, from 2002 until 2006, Mr. Capron was an executive vice president of Arcelor. Mr. Capron is a member of the supervisory boards of each of Canal+ Group, a film and television studio and distributor controlled by Vivendi, Canal+ France, a French premium subscription-based television channel controlled by Vivendi, Maroc Telecom, a Moroccan telecommunications provider and a subsidiary of Vivendi, and Group Virbac, a French veterinarian pharmaceutical company, and is a director of each of SFR, a French mobile phone company controlled by Vivendi, and GVT Holdings, a Brazilian telecommunications and Internet solutions provider controlled by Vivendi. In addition, he served on the board of directors of NBC Universal, a media and entertainment company in which Vivendi then had a minority investment, from 2008 until January 2011 and of Tinubu Square, a French provider of credit risk management solutions, from June 2001 until November 2011. Mr. Capron is a graduate of the École des Hautes Études Commerciales, the Institut d’Études Politiques de Paris and the École Nationale d’Administration.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   10

Back to Contents

Mr. Capron’s qualifications for election to our Board include his ability to provide the perspective of an active chief financial officer, drawing on his extensive experience in financial leadership roles at large international corporations with worldwide operations. He also brings to the Company strong leadership skills and knowledge of visual media, communications and entertainment markets, gained in part through his years of service on a variety of supervisory boards in these industries.

Jean-Yves Charlier

Senior Executive Vice President, Telecommunications of Vivendi

Director since 2012

Age 49

Mr. Charlier became a director of Activision Blizzard in October 2012. He has served as Vivendi’s senior executive vice president of telecommunications since September 2012. He served as the chief executive officer of Promethean, a global education company, from 2007 until July 2008. Previously, he was employed by the Fidelity International Group as the chief executive officer of Colt Telecom Group, a European telecommunications company, from 2004 until 2007. Prior to that, he was employed by the BT Group, a global communications services company, from 2002 until 2004, by the Equant Group, an international provider of communication infrastructure solutions, from 1996 until 2002, and by Wang International from 1987 until 1995. He was a member of Vivendi’s supervisory board, and chairman of its strategic committee from, April 2008 until September 2012. Mr. Charlier is a director of SFR and GVT Holdings. Mr. Charlier holds an M.B.A. degree in strategy and marketing from Wharton Business School.

Mr. Charlier’s qualifications for election to our Board include strong leadership skills, drawing upon his experience as the chief executive officer at large international corporations with worldwide operations. Mr. Charlier also brings to the Company his ability to contribute his perspective on our strategy within the broader markets in which we operate, developed in part through his experience on Vivendi’s strategic committee.

Robert J. Corti

Chairman of the Board of Avon Products Foundation

Director since 2003

Age 63

Mr. Corti has been a director of Activision Blizzard since December 2003 and serves as the chairperson of our Audit Committee. Mr. Corti has more than 25 years of experience at Avon Products, a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products’ tax department as a tax associate in 1976 and held positions of increasing responsibility in the company’s finance department throughout his tenure there, including serving as an executive vice president and the chief financial officer of Avon Products from 1998 until he retired from the chief financial officer role in November 2005 and as an executive vice president in March 2006. Mr. Corti has served on the board of directors of Bacardi Limited, a wine and spirits group, since June 2006. In addition, Mr. Corti has served as a member of the board of directors of Avon Products Foundation since 1998 and its chairman since 2006, as a senior vice president of Teach for America since July 2011 and as a member of the Manhattan Chapter of the Cystic Fibrosis Foundation since January 2012, where he serves as the vice president of the board. In addition, he was a director of ING Direct, then a U.S. subsidiary of the Dutch insurance conglomerate, the ING Groep, from January 2008 until January 2012. Mr. Corti holds a B.A. degree in accounting from Queens College and an M.B.A. degree in taxation from St. John’s University. Mr. Corti is also a certified public accountant.

Mr. Corti’s qualifications for election to our Board include his financial expertise, in particular his wealth of accounting and tax experience, gleaned in part from his long tenure in Avon’s finance department. Having served Avon for more than 25 years and worked his way up to increasingly senior roles within that organization, Mr. Corti offers the unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape of the last two and a half decades. From his tenure at Avon, Mr. Corti also brings experience in the consumer products industry. Mr. Corti qualifies as an audit committee financial expert (as defined in the applicable rules of the Securities and Exchange Commission (the “SEC”)) and is financially sophisticated within the meaning of the NASDAQ Rules.

Frédéric R. Crépin

Executive Vice President and General Counsel of Vivendi

Director since 2008

Age 43

Mr. Crépin became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as the chairperson of our Nominating and Corporate Governance Committee. He has served as an executive vice president and the general counsel of Vivendi and the secretary of Vivendi’s management and supervisory boards since July 2012 and served as a senior vice president and as the head of the legal department of Vivendi from August 2005 until July 2012. Mr. Crépin joined Vivendi’s office of the general counsel and legal department in July 2000. Prior to joining Vivendi, Mr. Crépin served as an associate at several law firms in both Paris and New York and is a member of both the Paris and the New York bars. Mr. Crépin is a member of the supervisory board of Canal+ France. He is a graduate of the Institut d’Études Politiques de Paris, holds an L.L.M. degree from New York University School of Law, a master’s degree in European business law from the Université Paris II Panthéon Assas and a master’s degree in employment and labor law from the Université Paris X Nanterre.

Mr. Crépin’s qualifications for election to our Board include his ability to offer the perspective of a practicing attorney and his experience as the head of Vivendi’s legal department, with responsibility for overseeing a diverse team of lawyers responsible for advising Vivendi on the wide range of legal issues that arise in the course of operating a large, international public company with significant interests in media, entertainment and communications. Drawing on this experience, Mr. Crépin brings to our Board a wealth of practical, problem-solving skills and extensive knowledge of the legal and regulatory frameworks in which large, international public companies operate.

Jean-François Dubos

Chairman of the Management Board of Vivendi

Director since 2012

Age 67

Mr. Dubos became a director of Activision Blizzard in October 2012. He has served as the chairman of Vivendi’s management board since June 2012. He joined Vivendi’s predecessor, Compagnie Générale des Eaux, in 1991, where he served as general counsel from 1994 until his appointment as chairman of Vivendi. From 1984 to 1991, Mr. Dubos was a member of the French Administrative Supreme Court, and from 1981 to 1984, he was the co-head of the cabinet of the French Ministry of Defense. Mr. Dubos is the chairman of the supervisory boards of both Canal+ Group and Canal+ France, the chairman of the board of GVT Holdings, a member of the supervisory board of Maroc Telecom and a director of SFR. In addition, he served on the board of directors of both Société des Eaux de Melun and CMESE, each a subsidiary of Veolia Environnement (formerly known as Vivendi Environnement), from 1996 until March 2013. Mr. Dubos holds an undergraduate degree in English and Spanish and a graduate degree in public international law and political science from the University of Paris.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   11

Back to Contents

Mr. Dubos’ qualifications for election to our Board include his experience overseeing a diverse team of lawyers responsible for advising Vivendi on the wide range of legal issues that arise in the course of operating a large, international public company with significant interests in media, entertainment and communications. He also brings to the Company strong leadership skills and knowledge of visual media and communications markets, gained in part through his years of service on a variety of supervisory boards in these industries.

Lucian Grainge

Chairman and Chief Executive Officer of Universal Music Group

Director since 2011

Age 53

Mr. Grainge has been a director of Activision Blizzard since March 2011. Mr. Grainge is currently the chairman and chief executive officer of Universal Music Group, a music company that is comprised of recorded music and music publishing businesses and is a subsidiary of Vivendi, positions he has held since March 2011 and January 2011, respectively. Prior to that, Mr. Grainge held positions of increasing responsibility within the Universal Music Group organization, including serving as the chairman and chief executive officer of Universal Music UK from 2001 until 2005 and as the chairman and chief executive officer of Universal Music Group International from 2005 until February 2010. In addition, Mr. Grainge served on Vivendi’s management board from April 2010 until June 2012.

Mr. Grainge’s qualifications for election to our Board include his ability to provide the perspective of an active chief executive officer of a large entertainment company with worldwide operations. He also brings to the Company strong leadership skills and extensive knowledge of the entertainment markets, each honed over the life of his service at Universal Music Group.

Brian G. Kelly

Co-Chairman of the Board of Activision Blizzard

Director since 1995

Age 50

Mr. Kelly has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of the Company since July 1995 and the co-chairman of our Board since October 1998. Mr. Kelly holds a B.A. degree in accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

Mr. Kelly’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization he possesses by virtue of his service as an executive of the Company from 1991 until the Combination and as a director for more than 16 years. During that time, he has demonstrated his superior leadership skills, his devotion to the Company and his commitment to helping to ensure our ongoing success.

Robert A. Kotick

President and Chief Executive Officer of Activision Blizzard

Director since 1991

Age 50

Mr. Kotick has been a director of Activision Blizzard since February 1991, following his purchase of a significant interest in the company, which was then on the verge of insolvency. Mr. Kotick was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer in connection with the Combination. Mr. Kotick is also a member of the board of directors of The Coca-Cola Company, a multinational beverage corporation, and the boards of trustees for The Center for Early Education and the Harvard Westlake School. He is also vice chairman of the board and chairman of the committee of trustees of the Los Angeles County Museum of Art. In addition, Mr. Kotick is the founder and co-chairman of the Call of Duty Endowment, a nonprofit, public benefit corporation that seeks to help organizations that provide job placement and training services for veterans. Additionally, he served on the board of directors of Yahoo!, Inc., an Internet content and service provider, from 2003 until 2008.

Mr. Kotick’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization, as well as the practical experience in a chief executive officer role, that he possesses by virtue of his two decades of service to the Company, including as our President, our Chief Executive Officer and chairman of our Board. Mr. Kotick also brings to the Company his perspective as a board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a wide range of challenges through changing economic and social times.

Robert J. Morgado

Chairman of Maroley Media Group

Director Since 1997

Age 70

Mr. Morgado has been a director of Activision Blizzard since February 1997. Mr. Morgado is chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the chairman and the chief executive officer of Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995. Mr. Morgado serves on the board of directors of the Maui Arts & Cultural Center. He is also a member of the board of managers of Nest Top, the controlling shareholder of Nest Family and Nest Learning Systems, a children’s entertainment company, and Kaanapali Kai, a real estate investment company, where he serves as its chairman. Mr. Morgado holds a B.A. degree in history and philosophy from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

Mr. Morgado’s qualifications for election to our Board include his extensive experience as a chief executive officer and a director at a variety of media and entertainment companies and his perspective as the creator and chairman of a media entertainment investment company. Mr. Morgado qualifies as financially literate within the meaning of the NASDAQ Rules.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   12

Back to Contents

Richard Sarnoff

Senior Advisor to Kohlberg Kravis Roberts & Co.

Director Since 2005

Age 54

Mr. Sarnoff has been a director of Activision Blizzard since August 2005. He has served as a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, since January 2011. Previously, he was employed by Bertelsmann AG, a diversified media and services company, where he served as the co-chairman of Bertelsmann, Inc. and the president of Bertelsmann Digital Media Investments from 2008 until January 2011. Prior to those roles, Mr. Sarnoff served as an executive vice president and the chief financial officer of Random House, Inc., a general trade book publisher and a subsidiary of Bertelsmann. Mr. Sarnoff also served as a member of the supervisory board of Bertelsmann AG from 2002 to 2008 and was a director of the Princeton Review, an educational preparation company, from 2000 to 2009, a director of Audible, Inc., a provider of spoken audio entertainment, information and educational programming, from 2001 to 2008, and a director of Amdocs, Inc., a provider of software and services to the telecommunications industry, from 2009 to 2011. During the period from 2005 to 2009, he was also the vice-chairman and, then, the chairman of the board of the American Association of Publishers. Mr. Sarnoff currently serves on the board of directors of Ipreo Holdings, LLC, an information services company owned by KKR, Weld North, LLC, an investment affiliate of KKR, and Chegg, Inc., an educational services company. Mr. Sarnoff holds a B.A. degree in art history from Princeton University and an M.B.A. degree from Harvard Business School.

Mr. Sarnoff’s qualifications for election to our Board include his experience serving as a chief financial officer and in a variety of other senior leadership roles both inside and outside of the media, entertainment and digital technology industries. He also brings to the Company strong leadership skills and business acumen, gained in part through his years of service on the boards of large, international public companies competing in diverse markets. Mr. Sarnoff qualifies as financially literate within the meaning of the NASDAQ Rules.

Régis Turrini

Senior Executive Vice President, M&A of Vivendi

Director Since 2009

Age 54

Mr. Turrini has been a director of Activision Blizzard since June 2009. He has served as the senior executive vice president of mergers and acquisitions of Vivendi since January 2013 and as the chairman of Wengo, a French voice-over-internet protocol (VoIP) service provider and a subsidiary of Vivendi, since March 2009. He also served as the senior executive vice president of strategy and development of Vivendi from January 2008 until January 2013, as the executive vice president of mergers and acquisitions of Vivendi from January 2003 until January 2008, and as the chairman and the chief executive officer of Vivendi Telecom International, an international telecommunications provider and a subsidiary of Vivendi, from January 2008 until December 2012. In addition, Mr. Turrini currently serves as a member of the supervisory board of both Maroc Telecom and Canal+ France, and is a director of GVT Holdings. Prior to joining Vivendi, Mr. Turrini served as a judge in the French administrative judicial system, was an associate at two law firms in Paris and was a managing partner of the investment bank Arjil & Company. He is a member of the Paris bar. He has degrees from the Institut d’Études Politiques de Paris and the École Nationale d’Administration.

Mr. Turrini’s qualifications for election to our Board include his ability to contribute his perspective on how we can grow and expand our business, as well as his perspective on our strategy within the broader markets in which we operate, developed in part through his experience as senior executive vice president of strategy and development and executive vice president of mergers and acquisitions of Vivendi, as noted above. Further, his experience as a chief executive officer and service as a board member of companies in the communications and entertainment industries demonstrates his strong leadership skills and knowledge of the entertainment industry.

Each of the nominees currently serves as a director of Activision Blizzard. Each has consented to be named in this proxy statement and has agreed to continue to serve as a director if elected at the Annual Meeting.

Required Vote and Board Recommendation

Each director is elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Pursuant to our Bylaws and an investor agreement among Vivendi, VGAC, Vivendi Games and us, VGAC, which holds a majority of the outstanding shares of our Common Stock, has agreed to vote its shares in a manner that ensures that all of the nominees are elected.

The Board recommends that you vote FOR the election of each nominee for director.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   13

Back to Contents

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2012, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted average exercise price of outstanding options, warrants and rights(2) ($)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders:
Activision, Inc. 2001 Incentive Plan, as amended (the “2001 Plan”)	371,850	8.89	—	(3)
Activision, Inc. 2003 Incentive Plan, as amended (the “2003 Plan”)	10,492,238	7.93	—	(3)
Activision, Inc. 2007 Incentive Plan (the “2007 Plan”)	13,280,027	14.67	—	(3)
Activision Blizzard, Inc. 2008 Incentive Plan, as amended (the “2008 Plan”)(4)	51,528,405	11.59	39,239,721	(5)
All stockholder approved plans	75,672,520	11.62	39,239,721
Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended (the “1999 Plan”)(6)	210,080	7.03	—	(3)
Activision, Inc. 2002 Incentive Plan, as amended (the “2002 Plan”)(7)	1,296,337	5.37	—	(3)
All non-stockholder approved plans	1,506,417	5.60	—
TOTAL	77,178,937	11.45	39,239,721

(1)

Reflects options to purchase shares of our Common Stock and, in the case of the 2007 Plan, 46,286 restricted share units, each reflecting the right to receive a share of our Common Stock, and, in the case of the 2008 Plan, 19,141,152 restricted share units and 6,244,253 performance shares, each reflecting the right to receive a share of our Common Stock.

(2)

As there is no exercise price for restricted share units or performance shares, the values in this column represent the weighted average exercise price of any outstanding options under the relevant plan.

(3)

Upon adoption of the 2008 Plan, pursuant to the terms thereof, we ceased making awards under each of the following plans (collectively referred to herein as the “Rolled Up Plans”), although each of the Rolled Up Plans remains in effect and continues to govern outstanding awards thereunder: the 2001 Plan; the 2003 Plan; the 2007 Plan; the 1999 Plan; and the 2002 Plan.

(4)

The 2008 Plan permits the granting of non-qualified stock options, incentive stock options (“ISO”s), stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units and any other equity-based awards to our and any of our subsidiaries’ directors, officers and other employees and consultants.

(5)

The number of shares reserved for issuance under the 2008 Plan may be increased from time-to-time by: (X) the number of shares relating to awards outstanding under any Rolled Up Plan that: (a) expire, or are forfeited, terminated or canceled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; and (Y) if the exercise price of any option outstanding under any Rolled Up Plan is, or the tax withholding requirements with respect to any award outstanding under any Rolled Up Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.

(6)

On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ directors, officers, key employees, consultants, representatives and other agents, but only non-qualified stock options have been granted thereunder. All options granted under the 1999 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(7)

On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ or affiliates’ officers (other than executive officers), employees, consultants and advisors, but only non-qualified stock options have been granted thereunder. All options granted under the 2002 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Plan expired on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   14

Back to Contents

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OFFICERS AND DIRECTORS

The following table sets forth information, as of April 1, 2013, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, (3) all current executive officers and directors as a group, and (4) each stockholder (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that we know to be the beneficial owner of more than 5% of our Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Beneficial Owner	Shares of Activision Blizzard Beneficially Owned
	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	—		—		—	—
Jean-Yves Charlier	—		—		—	—
Robert J. Corti	76,000	(3)	187,084	(4)	263,084		*
Frédéric R. Crépin	—		—		—	—
Jean-François Dubos	—		—		—	—
Dennis Durkin	47,147		—		47,147		*
Lucian Grainge	—		—		—	—
Brian Hodous	146,166		250,000	(5)	396,166		*
Brian G. Kelly	2,507,303	(6)	294,864	(7)	2,802,167		*
Robert A. Kotick	1,925,227	(8)	3,997,348	(9)	5,922,575		*
Robert J. Morgado	183,332		318,196	(10)	501,528		*
Michael Morhaime	108,415		1,087,237	(11)	1,195,652		*
Humam Sakhnini	55,280		314,000	(5)	369,280		*
Richard Sarnoff	74,000		267,084	(12)	341,084		*
Thomas Tippl(13)	567,392	(14)	2,464,862	(5)	3,032,254		*
Régis Turrini	—		—		—	—
All current directors and executive officers as a group (18 persons)	5,826,744	(15)	9,540,675	(16)	15,367,419	1.36%
VGAC(17)	683,643,890		—		683,643,890	61.21%

*

Less than 1%.

(1)

Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2013 (i.e., May 31, 2013) and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2013 (i.e., May 31, 2013).

(2)

The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2013 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,116,962,440, the total number of shares of our Common Stock outstanding on that date (including 86,250 restricted shares of our Common Stock, all of which were issued and outstanding but subject to forfeiture on that date) and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)

Consists of shares held jointly by Mr. Corti and his wife, Joann Corti, who share voting and investment power with respect to such shares.

(4)

Consists of (a) options to purchase 178,834 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(5)

Consists of options to purchase shares of our Common Stock.

(6)

Consists of (a) 350,754 shares held by Mr. Kelly, (b) 472,865 shares held by an irrevocable trust for the benefit of Mr. Kelly’s minor children, (c) 164,084 shares held by grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee, (d) 666,884 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership (which shares were received in connection with the March 31, 2013 vesting of restricted share units and the April 1, 2013 vesting of performance shares that were transferred to the trust by Mr. Kotick), (e) 843,116 shares held by the 45121I Trust, a trust for the benefit of Mr. Kotick’s minor children of which Mr. Kelly is trustee, as to which Mr. Kelly disclaims beneficial ownership, and (f) 9,600 shares held in UTMA accounts for the benefit of Mr. Kotick’s minor children of which Mr. Kelly is the custodian, as to which Mr. Kelly disclaims beneficial ownership.

(7)

Consists of (a) 262,998 options to purchase shares of our Common Stock held by Mr. Kelly, (b) 14,181 options to purchase shares of our Common Stock held in the 45121I Trust, a trust for the benefit of Mr. Kotick’s minor children of which Mr. Kelly is trustee, as to which Mr. Kelly disclaims beneficial ownership, and (c) 17,685 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(8)

Consists of (a) 843,829 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (b) 1,076,598 shares held in the 1011 Foundation, Inc. a charitable foundation of which Mr. Kotick is the President, as to which Mr. Kotick disclaims beneficial ownership and (c) 4,800 shares held in a UTMA account for the benefit of Mr. Kotick’s minor relative of which Mr. Kotick is the custodian, as to which Mr. Kotick disclaims beneficial ownership.

(9)

Consists of (a) 3,962,998 options to purchase shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, and (b) 34,350 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(10)

Consists of (a) options to purchase 309,946 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(11)

Consists of (a) 1,080,001 options to purchase shares of our Common Stock held by Mr. Morhaime and (b) 7,236 options to purchase shares of our Common Stock held by Mr. Morhaime’s wife, Amy Morhaime, who is employed by Blizzard Entertainment.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   15

Back to Contents

(12)

Consists of (a) options to purchase 258,834 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(13)

Consists of equity held by the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of such trust and share voting and investment power with respect thereto.

(14)

Includes 86,250 restricted shares of our Common Stock (56,250 of which have vesting tied to performance).

(15)

Includes shares of our Common Stock held indirectly by such individuals as described in certain footnotes above.

(16)

Includes (a) options to purchase 9,403,890 shares of our Common Stock and (b) 136,785 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(17)

VGAC is a wholly owned subsidiary of Vivendi. The address for both VGAC and Vivendi is 42, avenue de Friedland, 75380 Paris Cedex 08, France.

The following table sets forth information, as of April 1, 2013, with respect to the beneficial ownership of shares of Vivendi by (1) each of our named executive officers, (2) each director and each nominee for election as a director of Activision Blizzard, and (3) all current executive officers and directors of Activision Blizzard, as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Beneficial Owner	Shares of Vivendi Beneficially Owned
	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	71,433	(3)	729,545	(4)	800,978		*
Jean-Yves Charlier	7,491		—		7,491		*
Robert J. Corti	—		—		—	—
Frédéric R. Crépin	47,464	(5)	234,699	(6)	282,163		*
Jean-François Dubos	93,984	(7)	1,396,563	(8)	1,490,547		*
Dennis Durkin	—		—		—	—
Lucian Grainge	5,929	(9)	177,028	(10)	182,957		*
Brian Hodous	—		—		—	—
Brian G. Kelly	—		—		—	—
Robert A. Kotick	—		—		—	—
Robert J. Morgado	—		—		—	—
Michael Morhaime	—		—		—		*
Humam Sakhnini	—		—		—	—
Richard Sarnoff	—		—		—	—
Thomas Tippl	—		—		—	—
Régis Turrini	35,649	(11)	625,668	(12)	661,317		*
All current directors and executive officers as a group (18 persons)	261,950		3,266,853	(13)	3,528,803		*

*

Less than 1%.

(1)

Consists of (A) shares of Vivendi common stock that may be acquired upon (x) the exercise of stock options to purchase shares of Vivendi common stock that are exercisable on or within 60 days of April 1, 2013 (i.e., May 31, 2013) or (y) the vesting and settlement of restricted share units reflecting the right to receive shares of Vivendi common stock that vest within 60 days of April 1, 2013 (i.e., May 31, 2013), and (B) shares held in the Vivendi Group Savings Plan, which are restricted and may not be withdrawn from the plan except in limited circumstances as determined under French law. For purposes of this table, the number of shares (rounded to the nearest whole share) attributable to the Vivendi Group Savings Plan is equal to (i) the person’s outstanding balance under the plan as of March 28, 2013, divided by (ii) €16.115 per share, which was the closing price of Vivendi’s common stock as reported on the NYSE Euronext market on March 28, 2013.

(2)

The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2013 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,323,962,416, the total number of shares of record of Vivendi that were issued and outstanding on that date and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)

Includes (a) 14,342 shares that are owned but may not be sold or otherwise transferred until April 19, 2013 and (b) 14,336 shares that are owned but may not be sold or otherwise transferred until April 16, 2014.

(4)

Consists of (a) options to purchase 657,733 shares of Vivendi common stock, (b) 28,937 shares underlying performance-based restricted share units that may vest on April 15, 2013 (and will then be owned but may not be sold or otherwise transferred until April 16, 2015), and (c) 42,875 shares held in the Vivendi Group Savings Plan.

(5)

Includes (a) 2,511 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013 and (b) 2,868 shares that are owned but may not be sold or otherwise transferred until April 17, 2014.

(6)

Includes (a) 14,342 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013 and (b) 14,336 shares that are owned but may not be sold or otherwise transferred until April 17, 2014.

(7)

Consists of (a) options to purchase 1,333,433 shares of Vivendi common stock, (b) 28,937 shares underlying performance-based restricted share units that may vest on April 15, 2013 (and will then be owned but may not be sold or otherwise transferred until April 16, 2015), and (c) 34,193 shares held in the Vivendi Group Savings Plan.

(8)

Consists of (a) options to purchase 216,686 shares of Vivendi common stock, (b) 9,188 shares underlying performance-based restricted share units that may vest on April 15, 2013 (and will then be owned but may not be sold or otherwise transferred until April 16, 2015), and (c) 8,825 shares held in the Vivendi Group Savings Plan.

(9)

Includes 5,738 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013.

(10)

Consists of (a) options to purchase 168,879 shares of Vivendi common stock and (b) 8,149 performance-based restricted share units that vested on April 16, 2012 but will not settle until April 17, 2014.

(11)

Includes (a) 7,171 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013 and (b) 7,168 shares that are owned but may not be sold or otherwise transferred until April 17, 2014.

(12)

Consists of (a) options to purchase 586,704 shares of Vivendi common stock, (b) 14,779 shares underlying performance-based restricted share units that may vest on April 15, 2013 (and will then be owned but may not be sold or otherwise transferred until April 16, 2015), and (c) 24,185 shares held in the Vivendi Group Savings Plan.

(13)

Includes (a) options to purchase 2,963,435 shares of Vivendi common stock, (b) 193,340 shares underlying performance-based restricted share units, and (c) 110,078 shares held in the Vivendi Group Savings Plan.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   16

Back to Contents

CORPORATE GOVERNANCE MATTERS

Overview

Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well-informed about the issues, risks and opportunities facing the Company so that the Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of constantly improving our corporate governance practices and is committed to regularly reviewing specific elements of our corporate governance framework and making changes when the Board deems them in the best interests of the Company and stockholders.

Board of Directors and Committees

Controlled Company Exemption

Since the consummation of the Combination, Vivendi, through its subsidiary VGAC, has held more than 50% of the voting power for the election of our directors. Accordingly, we qualify as a “controlled company” under Rule 5615(c)(1) of the NASDAQ Rules. As a controlled company, under Rule 5615(c)(2) of the NASDAQ Rules, we are exempt from the requirements to have:

•

a majority of directors who qualify as “independent directors” pursuant to Rule 5605(a)(2) of the NASDAQ Rules;

•

the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors; and

•

our director nominees selected, or recommended for our Board’s selection, by either a majority of the independent directors or a nominating committee composed solely of independent directors.

Board Composition and Meetings

Our Board consists of 11 members. Pursuant to our Bylaws, provided that the percentage of outstanding shares of our Common Stock owned by Vivendi together with its controlled affiliates (“Vivendi’s voting interest”) does not fall and remain below 50% for a period of 90 consecutive days, our Board will include:

•

six Vivendi Directors (i.e., directors selected by Vivendi and/or its controlled affiliates which own our Common Stock);

•

two Executive Directors (i.e., directors who are executive officers of the Company); and

•

three Independent Directors (i.e., directors who are independent under the NASDAQ Rules).

Vivendi Directors, Executive Directors and Independent Directors are selected in the manner described under “—Special Nominating Subcommittees” below.

If Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then our Board will include a number of Vivendi Directors proportional to Vivendi’s voting interest. If, at any time while our securities are listed on NASDAQ or any other U.S. stock exchange, applicable law or listing rules require that at least a majority of our Board be “independent” as defined by the law or listing rules, then (1) the size of our Board will be increased to add the number of additional directors required to satisfy the law or listing rules and (2) those vacancies will be filled by individuals nominated by the Vivendi Directors and appointed by the affirmative vote of a majority of the directors then in office.

Vivendi Directors—Throughout 2012, Philippe G. H. Capron, Frédéric R. Crépin, Lucian Grainge and Régis Turrini served as Vivendi Directors. From January 1, 2012 until June 29, 2012, Jean-Bernard Lévy served as a Vivendi Director. On June 29, 2012, in connection with his resignation as the Chairman of the Management Board and Chief Executive Officer of Vivendi, Mr. Lévy resigned from our Board and, on August 21, 2012, Boyd Muir was appointed to our Board in his stead. From January 1, 2012 until October 9, 2012, Stéphane Roussel served as a Vivendi Director. On October 9, 2012, following his appointment as the Chairman and Chief Executive officer of SFR, Mr. Roussel resigned from our Board and, on October 12, 2012, Jean-François Dubos was appointed to our Board in his stead. On October 18, 2012, Mr. Muir resigned from our Board and, on October 22, 2012, Jean-Yves Charlier was appointed to our Board in his stead.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   17

Back to Contents

Executive Directors—During 2012, the Executive Directors were Brian G. Kelly and Robert A. Kotick.

Independent Directors—During 2012, the Independent Directors were Robert J. Corti, Robert J. Morgado and Richard Sarnoff. In making its determination regarding director independence, the Board of Directors reviews and discusses all relevant information regarding each director’s relationships, transactions or arrangements, as required by the independence guidelines of the NASDAQ Rules, including current and prior relationships that each director or any of his family members has with the Company, our executive management and our independent accounting firm. To assist the Board in making these determinations, each director is required to complete a questionnaire on an annual basis. Based on the information provided by each director concerning his background, employment and affiliations, our Board affirmatively determined that each of Messrs. Corti, Morgado and Sarnoff is an independent director under the NASDAQ standards. Accordingly, the Board believes there are no such relationships or activities between the Company and our directors that require further review by the Board or that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, as none of these directors has a direct or indirect material relationship with the Company.

In accordance with our Corporate Governance Principles and Policies, a copy of which can be accessed on our website at http://investor.activision.com/documents.cfm, the Board must meet at least quarterly and in conjunction with the annual meeting of our stockholders. Our Board met six times during 2012, including at least once per quarter and in conjunction with the 2012 annual meeting. Each person who served on our Board during 2012 attended at least 75% of the aggregate of (1) the total number of meetings held by our Board during the period for which he was a director and (2) the total number of meetings held by each committee on which he served during the period in which he so served during the year.

Our Corporate Governance Principles and Policies also require that the Independent Directors meet in executive session outside of the presence of management at least four times per year. Those directors met in executive session five times during 2012.

All directors are expected to attend the Annual Meeting. All persons serving as directors at the time attended the 2012 annual meeting of stockholders, with the exception of Mr. Sarnoff.

Board Committees

Our Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which operates under a written charter approved by our Board. In addition, there is a subcommittee of the Compensation Committee—the Section 16 Subcommittee (see “—Compensation Subcommittee for the Approval of Certain Awards” below). In accordance with our Bylaws, there are also three subcommittees composed of members of the Nominating and Corporate Governance Committee—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee (see “—Special Nominating Subcommittees” below). In addition, from time to time, our Board may form special, ad hoc committees to which the Board delegates authority to administer certain of its duties.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   18

Back to Contents

The following table shows the membership of the Board’s standing committees and the subcommittees of those committees during 2012:

Name	Audit Committee	Compensation Committee		Nominating and Corporate Governance Committee
Philippe G. H. Capron			(a)		(2)(3)(a)
Jean-Yves Charlier
Robert J. Corti			(1)
Frédéric R. Crépin					(2)(3)
Jean-François Dubos			(b)
Lucian Grainge					(2)
Brian G. Kelly
Robert A. Kotick
Jean-Bernard Lévy			(a)		(2)(3)(a)
Robert J. Morgado			(1)		(3)(4)
Boyd Muir
Stéphane Roussel			(b)
Richard Sarnoff					(3)(4)
Régis Turrini

Chairperson

(1)

Member of the Section 16 Subcommittee.

(2)

Member of the Vivendi Nominating Committee.

(3)

Member of the Executive Nominating Committee.

(4)

Member of the Independent Nominating Committee.

(a)

Mr. Capron was appointed as a member, and chairperson, of the Compensation Committee, as a member of the Nominating and Corporate Governance Committee, and as a member, and chairperson, of both the Vivendi Nominating Committee and the Executive Nominating Committee following Mr. Lévy’s resignation from the Board.

(b)

Mr. Dubos was appointed as a member of the Compensation Committee in Mr. Roussel’s stead.

Audit Committee

You can access the written charter that describes the Audit Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

With respect to membership on the Audit Committee, the charter currently provides that the committee must have at least three members and that:

•

all Audit Committee members must be determined by the Board to be independent directors under the NASDAQ Rules and otherwise satisfy the NASDAQ Rules with respect to audit committee membership;

•

no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee;

•

all Audit Committee members must understand fundamental financial statements;

•

at least one Audit Committee member must be designated by the Board as an “audit committee financial expert” as defined in the applicable rules of the SEC; and

•

no Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member.

Further, the NASDAQ Rules require that at least one Audit Committee member meets the financial sophistication requirements set forth in those rules.

Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Audit Committee is an independent director under the NASDAQ Rules and that each otherwise satisfies the NASDAQ requirements for audit committee membership (including that each meets the independence criteria set forth in Exchange Act Rule 10A-3 and is able to read and understand fundamental financial statements). Our Board has also determined that Mr. Corti is an audit committee financial expert as defined in the applicable rules of the SEC and that he is financially sophisticated within the meaning of the NASDAQ Rules.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Activision Blizzard and our subsidiaries and the audits of our financial statements and internal control over financial reporting. The Audit Committee’s responsibilities include:

•

selecting, evaluating and overseeing our independent registered public accounting firm, including determining that firm’s compensation and evaluating that firm’s independence;

•

overseeing our annual audit and quarterly reviews;

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   19

Back to Contents

•

overseeing our financial reporting process and internal controls, including:

–

reviewing and discussing with the independent auditors the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether our financial statements should be included in our Annual Report on Form 10-K; and

–

discussing with management our process for assessing and managing our exposure to risk;

•

overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

•

overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions.

Our independent registered public accounting firm reports directly to the Audit Committee.

Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. See “Audit-Related Matters—Pre-Approval Policies and Procedures” below for further detail. The Audit Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate.

In accordance with our Corporate Governance Principles and Policies, the Audit Committee must meet at least quarterly. The Audit Committee met seven times during 2012, including at least once quarterly.

Compensation Committee

You can access the written charter that describes the Compensation Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

With respect to membership on the Compensation Committee, the charter currently provides that the committee must have at least three members, at least two of whom must be:

•

“non-employee directors” as defined in Rule 16b-3 under the Exchange Act;

•

“outside directors” as defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Internal Revenue Code”); and

•

determined by the Board to be independent directors under the NASDAQ Rules.

Additionally, in accordance with our Bylaws, provided that Vivendi’s voting interest does not fall and remain below 50% for a period of 90 consecutive days, the Compensation Committee must include at least one Independent Director and have a majority of Vivendi Directors and the chairperson of the committee must be a Vivendi Director. If Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Compensation Committee will include at least a number of Vivendi Directors proportional to Vivendi’s voting interest.

Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Compensation Committee is an outside director as defined under Section 162(m). Our Board also determined that each of Messrs. Corti and Morgado is a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director under the NASDAQ Rules. None of Messrs. Capron, Lévy, Crépin, Dubos or Roussel has been determined by the Board to be a non-employee director as defined in Rule 16b-3 under the Exchange Act or an independent director under the NASDAQ Rules.

The Compensation Committee discharges our Board’s responsibilities relating to compensation paid to our directors and executive officers and evaluates and makes recommendations to our Board regarding compensation under our equity incentive plans and other compensation policies, programs, agreements and arrangements. Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Scope of Authority of the Compensation Committee” and “—Compensation Risk Management” below for a description of such responsibilities. The Compensation Committee is also responsible for:

•

reviewing and discussing with management the compensation-related disclosures included in the proxy statement and annual report; and

•

overseeing any proposals we submit to our stockholders on matters relating to executive compensation, including advisory votes on compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans.

The Compensation Committee may delegate its authority and duties to subcommittees, individual committee members or management, as it deems appropriate, in accordance with applicable laws, rules and regulations, provided that no subcommittee may consist of fewer than two members. Please see “—Compensation Subcommittee for the Approval of Certain Awards” below for a description of the subcommittee currently maintained by the Compensation Committee. As further described in “Executive Compensation—Compensation Discussion and Analysis”, the Compensation Committee consults with management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in establishing our executive compensation program.

The Compensation Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to compensation and benefits for our directors and our executives and other employees.

In accordance with our Corporate Governance Principles and Policies, the Compensation Committee must meet at least twice annually. The Compensation Committee met 11 times during 2012.

For additional information regarding the Compensation Committee, including its use of consultants, see “Executive Compensation—Compensation Discussion and Analysis” below.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   20

Back to Contents

Compensation Subcommittee for the Approval of Certain Awards

In order to exempt the grant of equity awards to individuals subject to Section 16 of the Exchange Act (and transactions related to such awards, such as the exercise of stock options) from certain provisions of Section 16, the grant must be approved by our entire Board or a committee composed solely of non-employee directors within the meaning of Section 16. The Section 16 Subcommittee, which is required to consist of at least two non-employee directors, was established in February 2009 and most recently re-designated in March 2013, and has consisted of Messrs. Corti and Morgado since its inception. The Section 16 Subcommittee’s duties consist of reviewing and approving all proposed grants of equity awards to individuals subject to Section 16, but it does not have the authority to act without the prior recommendation of the entire Compensation Committee.

Nominating and Corporate Governance Committee

You can access the written charter that describes the Nominating and Corporate Governance Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

The charter currently provides that the Nominating and Corporate Governance Committee must consist of at least three directors.

Furthermore, in accordance with our Bylaws, provided that Vivendi’s voting interest does not fall and remain below 50% for a period of 90 consecutive days, the Nominating and Corporate Governance Committee will include at least one Independent Director and have a majority of Vivendi Directors and the chairperson of the committee will be a Vivendi Director. If Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Nominating and Corporate Governance Committee will include at least a number of Vivendi Directors proportional to Vivendi’s voting interest.

Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each of Messrs. Morgado and Sarnoff is an independent director under the NASDAQ Rules. None of Messrs. Capron, Crépin, Grainge or Lévy has been determined by the Board to be an independent director under the NASDAQ Rules.

In accordance with our Bylaws, we maintain three subcommittees of the Nominating and Corporate Governance Committee (the “Special Nominating Subcommittees”) whose primary function is to nominate Board candidates in accordance with our Bylaws. Please see “—Special Nominating Subcommittees” below.

The Nominating and Corporate Governance Committee’s other responsibilities (which may be discharged with the assistance of the Special Nominating Subcommittees) include:

•

periodically evaluating the size of our Board and recommending to the Board any appropriate increase or decrease;

•

making recommendations to our Board regarding the size and composition of each standing committee of the Board;

•

reviewing our Certificate of Incorporation and Bylaws as they relate to corporate governance matters and recommending changes to our Board;

•

overseeing the evaluation of our Board and its committees; and

•

determining the appropriate engagement with shareholder groups and proxy advisory firms on our submissions to our stockholders (which, in the case of matters relating to executive compensation, will be done in conjunction with the Compensation Committee).

In accordance with our Corporate Governance Principles and Policies, our Nominating and Corporate Governance Committee is also responsible for evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and consideration at, any meeting of our stockholders.

The Nominating and Corporate Governance Committee’s charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee must meet at least twice annually. The Nominating and Corporate Governance Committee met two times during 2012.

Special Nominating Subcommittees

Pursuant to our Bylaws, our Board maintains the following Special Nominating Subcommittees of the Nominating and Corporate Governance Committee:

•

the Vivendi Nominating Committee, which includes only Vivendi Directors;

•

the Executive Nominating Committee, which includes two Vivendi Directors and two Independent Directors; and

•

the Independent Nominating Committee, which includes only Independent Directors.

The Vivendi Nominating Committee, Executive Nominating Committee and Independent Nominating Committee nominate the Vivendi Director nominees, the Executive Director nominees and the Independent Director nominees, respectively.

The Nominating and Corporate Governance Committee will consider Independent Director candidates submitted by stockholders, as described below under “—Stockholder Recommendation of Directors”. In addition, stockholders may nominate Independent Directors in accordance with procedures set forth in our Bylaws, as described below under “Director Nominations and Other Stockholder Proposals for 2014 Annual Meeting; Communicating with the Board”.

The Nominating and Corporate Governance Committee considers the qualifications of potential director nominees as described below under “—Director Qualifications”. Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, the committee, through the Special Nominating Subcommittees, identifies and evaluates potential candidates. The Special Nominating Subcommittees may consider candidates suggested by its members, other directors, senior management and stockholders and may, at the Company’s expense, retain search firms, consultants and other advisors to identify, screen and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

Pursuant to our Bylaws, the Vivendi Nominating Committee and the Independent Nominating Committee will be maintained as long as Vivendi’s voting interest does not fall and remain below 10% for a period of 90 consecutive days and the Executive Nominating Committee will be maintained as long as Vivendi’s voting interest does not fall and remain below 50% for a period of 90 consecutive days.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   21

Back to Contents

Pursuant to the investor agreement among Vivendi, VGAC, Vivendi Games and us, provided that Vivendi’s voting interest does not fall and remain below 10% for a period of 90 consecutive days, Vivendi and its affiliates will vote their shares of our Common Stock in favor of the election of director nominees designated by each of the Independent Nominating Committee and the Executive Nominating Committee and against all proposals to remove Independent Directors or Executive Directors except for circumstances in which the proposed removal is based on malfeasance. For more information about the investor agreement, see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships and Transactions with Vivendi and its Affiliates—Investor Agreement” below.

Director Qualifications

Experience, Skills and Other Characteristics

As described above under “—Special Nominating Subcommittees”, pursuant to our Bylaws, we have three Special Nominating Subcommittees—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee—that are responsible for selecting our director nominees. In accordance with our Corporate Governance Principles and Policies, all director nominees, whether Vivendi Director nominees, Executive Director nominees or Independent Director nominees, and whether or not they are incumbent directors, should have the appropriate experience, skills and other characteristics required of Board members, assessed in the context of the perceived needs of the Board at the time.

In accordance with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee and its Special Nominating Subcommittees, in their selection of director candidates, consider the following attributes, among others: experience, knowledge, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and independence. These committees evaluate each director nominee’s experience, skills and other characteristics to ensure that they are consistent with the interests of our stockholders and complementary with the existing Board’s composition and needs. In doing so, they consider whether the nominee has experience or skills in the areas of entertainment, international operations, strategic planning, corporate governance, accounting and finance, law or other areas that are relevant to the Company’s activities and Board’s effectiveness. They also take diversity into account, seeking to ensure a representation of diverse perspectives and experience, although the Company’s nominating procedures and policies do not prescribe specific standards for diversity.

Additionally, in accordance with its charter, the Nominating and Corporate Governance Committee annually oversees evaluations of the Board, the Board’s committees and individual directors that assess the experience, skills, qualifications, diversity and contributions of each individual director, each standing committee of the Board and of the Board as a whole.

Other Directorates

Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company and in no case can any director serve on the boards of more than four other publicly held companies.

Offer of Resignation Upon Change in Professional Role

Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if a Vivendi Director or an Independent Director retires, changes employment or otherwise has a significant change in his professional role or responsibilities that may reasonably be seen as affecting his ability to serve, he must offer to resign from our Board. Similarly, unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or he has an agreement with us to the contrary, if an Executive Director retires, resigns or otherwise has a significant change in his professional role or responsibilities, he must offer his resignation from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee determines that the director continues to contribute significantly to us, his membership on our Board may continue.

Vacancies on our Board

Pursuant to our Bylaws, any vacancy on our Board will be filled by the affirmative vote of a majority of the remaining directors then in office, provided that, until Vivendi’s voting interest falls and remains below 10% for a period of 90 consecutive days:

•

a vacancy created by the resignation, death or removal of a Vivendi Director may only be filled by the affirmative vote of a majority of the Vivendi Nominating Committee; and

•

a vacancy created by the resignation, death or removal of an Independent Director may only be filled by the affirmative vote of a majority of the Independent Nominating Committee.

In addition, until Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days, a vacancy created by the resignation, death or removal of an Executive Director may only be filled through the unanimous vote of the Executive Nominating Committee.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   22

Back to Contents

Stockholder Recommendation of Directors

Stockholders may submit candidates for election as directors in accordance with our Bylaws, as described under “Director Nominations and Other Stockholder Proposals for 2014 Annual Meeting; Communicating with the Board” below.

In addition, in accordance with our Corporate Governance Principles and Policies, our stockholders may nominate persons to serve as Independent Directors. The Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such nomination which is submitted to us in writing and includes the following information:

•

the name, address, phone number and email address of the stockholder and evidence of the stockholder’s ownership of our Common Stock, including the number of shares beneficially owned by such person and the length of time of ownership;

•

the name of the director candidate, the candidate’s address, phone number and email address, the candidate’s resume or a list of his or her qualifications to be a director of Activision Blizzard and the candidate’s consent to be named a director if nominated; and

•

a description of any arrangements or understandings between the stockholder and the director candidate and any other persons (including those persons’ names), pursuant to which the recommendation is made.

Prior to October 2012, we also had a procedure to identify potential stockholder nominees to serve as directors pursuant to which the Nominating and Corporate Governance Committee solicited, on an annual basis, recommendations for candidates for nomination from stockholders of record that had held more than 1% of our Common Stock for at least nine months at the time of the solicitation. As no stockholders submitted candidates in response to our solicitations during the three years in which the procedure was in place and in light of the other avenues our stockholders have to submit nominees to us, at less cost to the Company, we terminated the procedure.

Board Leadership Structure

Our Board of Directors is led by the Chairman of the Board, with the assistance of the Co-Chairman. Neither role is occupied by the person serving as our Chief Executive Officer. The Board feels that this division is appropriate because it believes that our Chief Executive Officer’s responsibility is the day-to-day management of the Company, while the primary responsibility of our Board is to oversee the Chief Executive Officer’s performance of his function. Having different individuals serve as the Chairman and Co-Chairman, on the one hand, and the Chief Executive Officer, on the other, allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. If our Board were to select our Chief Executive Officer or another employee to serve as Chairman, the Independent Directors would, in accordance with our Corporate Governance Principles and Policies, consider the appointment of a lead director.

The Board’s Role in Risk Oversight

It is the responsibility of the Company’s senior management to develop and implement the Company’s financial, operating and strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. The Board is responsible for understanding and overseeing those plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks.

Our Board’s risk management oversight process includes a comprehensive annual review of the Company’s financial, operating and strategic plans. Additionally, the Board annually reviews the conclusions and recommendations of our management with respect to the current and future potential strategic enterprise-level risks facing the Company and the strategies our management uses, and proposes to use, to mitigate such risks. In addition, our management team communicates regularly with the Board about these matters. The Board also has overall responsibility for leadership succession for the Company’s most senior officers and reviews succession plans each year.

In addition, the Board has delegated certain risk management oversight responsibilities to its standing committees, each of which reports regularly to the full Board. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process. It also regularly receives reports regarding the Company’s most significant internal controls, compliance risks and potential legal and regulatory risks, along with management’s plans for managing and mitigating those risks and processes for maintaining an environment with strong internal controls. Representatives from the Company’s independent auditor attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our chief audit executive and representatives of the Company’s independent auditor individually meet in private session with the Audit Committee to raise any concerns they might have with the Company’s risk management practices. While the Board’s primary oversight of risk is via the Audit Committee, the other standing Board committees have oversight of risks within their respective areas of responsibility and expertise. The Compensation Committee oversees risks that may be created by our compensation programs, which includes an annual review of the Company’s incentive plans to determine if they encourage excessive risk (see “—Compensation Risk Management” below). The Nominating and Corporate Governance Committee oversees the risks associated with the Company’s overall governance and the succession planning for the Board. Each member of the Board is kept abreast of the Board committees’ risk oversight and other activities via reports of the committee chairpersons to the full Board.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   23

Back to Contents

Compensation Risk Management

The Compensation Committee, together with legal counsel and members of our human resources team, reviews the Company’s incentive compensation plans annually to determine if they encourage employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company. During 2012 and, again, in 2013, this review consisted of an analysis of all of our incentive compensation programs for our executives and other employees, including eligibility, performance measures, payment targets and maximum payments, performance measurement, payment timing and governance (including the applicable approval process). The review also included policies we have in place to mitigate compensation-related risk, such as our “clawback policy” and prohibitions on speculative trading in our Common Stock by our employees.

The incentive compensation plans in which our employees participate are designed to encourage achievement of high levels of performance against challenging targets that are tied to achievement of the overall corporate strategy, while mitigating potential risks. The following factors help mitigate risk:

•

performance measures are designed to focus executive performance on long-term stockholder value creation and do not encourage taking short-term risks at the expense of long-term results, balancing between financial, operational and qualitative targets and short- and long-term time horizons for achievement;

•

although bonuses under our Corporate Annual Incentive Plan (“CAIP”) are based on the achievement of annual target goals: (1) they represent just one element of our executives’ total compensation, (2) payments in respect of financial performance measures are capped at 125% (for 2012) and 150% (for 2013) to 200% of target, depending on the specific metric, and payments in respect of individual performance measures are capped at 120% of target, and (3) the Compensation Committee has discretion under the plan to reduce or eliminate payments based on individual performance;

•

long-term incentive awards, which are typically in the form of equity-based awards and which represent a significant portion of the compensation paid to our executives, are subject to a multi-year vesting schedule, aligning the recipients’ interests with those of our shareholders;

•

our clawback policy, pursuant to which performance-based compensation may be recovered in the event of an earnings restatement, if the amounts paid were in excess of what would have been paid had the restated numbers been used to determine payments; and

•

incentive awards generally require at least two levels of approval (including, in the case of any award to one of our executive officers, Compensation Committee approval and, for any executive other than the chief executive officer, the CEO’s approval), and all equity awards to any employee require Compensation Committee approval.

Further, should a named executive officer breach his employment agreement with the Company, including his post-termination obligations, our equity grants contain recapture provisions. Also, “shorting” our securities, engaging in “puts”, “calls” or other hedging transactions involving our securities, or using margin accounts with our securities, are prohibited.

Political Contributions

Pursuant to our Code of Conduct, our assets, facilities and resources may not be used for political purposes except in accordance with applicable law and after approval by our Chief Legal Officer, Chief Compliance Officer or one of the Company’s General Counsels.

Trade associations of which the Company is a member may take a stance on legislative matters or engage in lobbying on specific issues.

Code of Conduct

We have a code of ethics, our Code of Conduct, which applies to all of our directors and employees worldwide, including our Chairman, Co-Chairman, Chief Executive Officer and Chief Financial Officer. We also have a Chief Compliance Officer, who administers our ethics and compliance program. You can access a copy of our Code of Conduct on our website at http://investor.activision.com/documents.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our Chairman, Co-Chairman, Chief Executive Officer or Chief Financial Officer, and any other related information, on our website at http://investor.activision.com/documents.cfm.

Additional Corporate Governance Documentation

In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Conduct on our website at http://investor.activision.com/documents.cfm, you can also find our Certificate of Incorporation, Bylaws, Policy for the Reporting of Questionable Accounting, Internal Accounting Control, Financial Reporting or Other Auditing Matters, Reporting and Non-Retaliation Policy and Vendor Code of Conduct.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   24

Back to Contents

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers other than Mr. Kotick, for whom a biographical summary is set forth under “Proposal 1—Election of Directors” above.

Dennis Durkin

Chief Financial Officer of Activision Blizzard

Age 42

Dennis Durkin became our Chief Financial Officer in March 2012. Prior to joining the Company, Mr. Durkin held a number of positions of increasing responsibility at Microsoft Corporation, a computing hardware and software manufacturer, most recently serving as the corporate vice president and chief operating and financial officer of Microsoft Corporation’s interactive entertainment business, which includes the Xbox console business. Prior to joining Microsoft Corporation’s interactive entertainment business in 2006, Mr. Durkin worked on Microsoft Corporation’s corporate development and strategy team, including two years where he was based in London, England driving pan-European activity. Before joining Microsoft Corporation, Mr. Durkin was a financial analyst at Alex. Brown and Company. Mr. Durkin holds a B.A. degree in government from Dartmouth College and an M.B.A. degree from Harvard University.

Eric Hirshberg

Chief Executive Officer of Activision Publishing, Inc.

Age 44

Eric Hirshberg became the Chief Executive Officer of Activision Publishing, Inc. (“Activision Publishing”), a subsidiary of Activision Blizzard which, along with Blizzard Entertainment, Inc. (“Blizzard Entertainment”), is one of our two principal operating units, in September 2010. Prior to joining us, Mr. Hirshberg served in positions of increasing responsibility with Deutsch LA, a marketing and advertising agency, most recently serving as its co-chief executive officer and its chief creative officer. Prior to working at Deutsch LA, Mr. Hirshberg worked at Fattal & Collins, a marketing and advertising agency. Mr. Hirshberg holds a B.F.A. degree from the University of California at Los Angeles.

Brian Hodous

Chief Customer Officer of Activision Blizzard

Age 49

Brian Hodous became our Chief Customer Officer in July 2008 in connection with the Combination and was the Chief Customer Officer of Activision Publishing from the time he joined the Company in November 2006 until the consummation of the Combination. Prior to joining the Company, Mr. Hodous was employed by Cadbury Schweppes, an international confectionery and beverage company, where he was the group director and the executive vice president of global sales from 1999 to 2006. Prior to working at Cadbury Schweppes, Mr. Hodous served in various sales and senior management positions of increasing responsibility with Wyeth Pharmaceuticals, a pharmaceutical company, Pillsbury, a food products company, Drackett Products, a homecare products producer, and GlaxoSmithKline, a pharmaceutical manufacturer. Mr. Hodous holds a B.A. degree in marketing and management from Marquette University.

Michael Morhaime

President and Chief Executive Officer of Blizzard Entertainment, Inc.

Age 45

Michael Morhaime became Chief Executive Officer of Blizzard Entertainment and an executive officer of Activision Blizzard in July 2008 in connection with the Combination. In February 1991, Mr. Morhaime co-founded Blizzard Entertainment, now a subsidiary and, along with Activision Publishing, one of our two principal operating units, and transitioned to the role of the company’s President in April 1998. Mr. Morhaime served on the executive committee of Vivendi Games from January 1999, when Blizzard Entertainment became a subsidiary of Vivendi Games, until the consummation of the Combination. Mr. Morhaime holds a B.S. degree in electrical engineering from the University of California at Los Angeles.

Humam Sakhnini

Chief Strategy and Talent Officer of Activision Blizzard

Age 44

Humam Sakhnini became our Chief Strategy and Talent Officer in February 2012. Prior to that, he served as our Executive Vice President of Corporate Strategy and Business Development from July 2009 until February 2012. Prior to joining the Company, Mr. Sakhnini was a partner with McKinsey & Company, a global management consulting firm, in its global media and entertainment practice. Prior to McKinsey & Company, Mr. Sakhnini founded and co-led ISGroup, a financial technology firm that provided technology solutions to mutual funds and hedge funds. Prior to that, Mr. Sakhnini held a number of positions at BMO Nesbitt Burns, Canada’s largest investment bank and brokerage firm, and the Ministry of Finance in Canada, where he worked on a variety of fiscal and monetary policies. Mr. Sakhnini holds a B.A. degree in economics from the University of Western Ontario, an M.A. degree in economics from Queen’s University at Kingston, and an M.B.A. degree from Yale University School of Management.

Thomas Tippl

Chief Operating Officer of Activision Blizzard

Age 46

Thomas Tippl became our Chief Operating Officer in March 2010. Prior to that, he served as our Chief Corporate Officer from March 2009 until March 2010. In addition, Mr. Tippl served as our Chief Financial Officer from July 2008 until February 2012. Mr. Tippl joined the Company as the Chief Financial Officer of Activision Publishing in October 2005. Prior to joining the Company, Mr. Tippl served as the head of investor relations and shareholder services at The Procter & Gamble Company, a manufacturer of consumer goods products, from 2004 to 2005. Mr. Tippl also served as the finance director of Procter & Gamble’s Baby Care, Europe division and as a member of the board of directors of the joint venture between Procter & Gamble and Fater in Italy from 2001 to 2003. Mr. Tippl co-founded Procter & Gamble’s Equity Venture Fund in 1999 and also served as the associate director of acquisitions and divestitures for Procter & Gamble from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for Procter & Gamble in Europe, China and Japan. Mr. Tippl holds a master’s degree in economics and social sciences from the Vienna University of Economics and Business Administration.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   25

Back to Contents

Chris B. Walther

Chief Legal Officer of Activision Blizzard

Age 46

Chris Walther became our Chief Legal Officer in November 2009 and served as our Secretary from February 2010 until February 2011. Prior to joining us, Mr. Walther held a number of positions of increasing responsibility within the legal department of The Procter & Gamble Company from 1992 to 2009, including serving as the general counsel for Central and Eastern Europe, Middle East and Africa, general counsel for Northeast Asia and, most recently, as general counsel for Western Europe. Mr. Walther also led Procter & Gamble’s corporate and securities and mergers and acquisitions practices. Before joining Procter & Gamble, Mr. Walther served as a law clerk for Senior Judge Harry W. Wellford of the United States Sixth Circuit Court of Appeals. Mr. Walther holds a B.A. degree in history and Spanish from Centre College and a J.D. degree from the University of Kentucky College of Law.

None of our executive officers are related to any other of our executive officers or our directors and each executive officer holds office at the discretion of our Board and subject to the terms of that executive officer’s employment agreement.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   26

Back to Contents

PROPOSAL 2    ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

General

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as a “say on pay”) on the compensation of the executive officers named in the “Summary Compensation Table” below (collectively, the “named executive officers”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Please see “Executive Compensation” below for the “Compensation Discussion and Analysis” and the accompanying compensation tables and related narrative discussion relating to compensation paid to our named executive officers, including detail about how our executive compensation policies and practices operate and are designed to achieve our compensation objectives.

Our Compensation Committee and Board believe that the compensation policies and practices articulated in the “Compensation Discussion and Analysis” are effective in enabling us to achieve our financial, operational and strategic goals and that the compensation paid to our named executive officers has allowed us to attract and retain the key managerial talent responsible for our recent and long-term success.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 2. While our Board and its Compensation Committee believe that the views of the Company’s stockholders are of utmost importance and will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them. The Board ultimately has a duty to act in what it believes to be the best interests of the Company and all of its stockholders.

The Board recommends that you vote FOR the approval of the Company’s executive compensation, as disclosed in this proxy statement.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   27

Back to Contents

EXECUTIVE COMPENSATION

The following discussion and tables set forth information with regard to compensation for services rendered by the named executive officers included in the “Summary Compensation Table” below (i.e., our named executive officers) in all capacities to us and our subsidiaries during 2012.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions, through:

•

describing the business environment in which we operate and the resulting requirements for talent;

•

summarizing our compensation philosophy and objectives;

•

outlining our decision-making approach related to executive compensation; and

•

describing the elements and rationale behind our compensation programs and awards for 2012, as well as additional enhancements for 2013.

Overview

The Compensation Committee oversees Activision Blizzard’s compensation plans and policies, approves compensation for our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation philosophy and programs during 2012, as well as compensation-related actions taken during the year for our named executive officers:

•

Robert A. Kotick, our President and Chief Executive Officer;

•

Dennis Durkin, our Chief Financial Officer;

•

Thomas Tippl, our Chief Operating Officer;

•

Brian Hodous, our Chief Customer Officer;

•

Michael Morhaime, the President and Chief Executive Officer of Blizzard Entertainment, one of our two principal operating units; and

•

Humam Sakhnini, our Chief Strategy and Talent Officer.

Financial Highlights

2012 was another record year for the Company:

•

We generated record GAAP revenues of $4.86 billion and non-GAAP(1) revenues of $4.99 billion.

•

We delivered record GAAP and non-GAAP(1) net revenues from digital channels(2) accounting for 32% of our total net non-GAAP(1) revenues.

•

Our GAAP operating margin was a record 30% and our non-GAAP(1) operating margin was a record 34%.

•

We delivered record GAAP and non-GAAP(1) earnings per diluted share of $1.01 and $1.18, respectively.

•

We generated operating cash flow(1) of over $1.3 billion.

(1) For additional information on the calculation and reconciliation of GAAP measures to non-GAAP measures, see Appendix A attached to this proxy statement.

(2) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products and wireless devices.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   28

Back to Contents

Select 3-Year Financial Performance

Business Highlights

•

In North America and Europe combined, including toys and accessories, Activision Publishing was the #1 console and handheld publisher for the calendar year with the #1 and #3 best-selling franchises—Call of Duty and Skylanders.(3)

•

Activision Blizzard reported record digital revenues for the calendar year and was the #1 third-party interactive entertainment Western digital publisher.(4)

•

For the calendar year, in aggregate across all platforms in the U.S. and Europe, Activision Publishing’s Call of Duty: Black Ops II was the #1 best-selling title in dollars and Call of Duty: Modern Warfare 3 was the #9 best-selling title in dollars.(5)

•

In both North America and Europe, including toys and accessories, Skylanders Giants was the #1 best-selling kids’ title in dollars for the fourth quarter.(3) Additionally, for the calendar year, in North America and Europe combined, including toys and accessories, Skylanders Giants was the #5 best-selling game in dollars, and Skylanders Spyro’s Adventure was the #4 best-selling game in dollars.(3)

•

For the calendar year, Blizzard Entertainment had two top-10 PC games in North America and Europe. Diablo III was the #1 best-selling PC game at retail, breaking PC-game sales records with more than 12 million copies sold worldwide through December 31, 2012, and World of Warcraft: Mists of Pandaria was the #3 best-selling PC game at retail.(3)

(3) According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates (4) According to Activision Blizzard internal estimates (5) According to The NPD Group and GfK Chart-Track

Exceptional Performance Results In Significant Pay

Our performance is a direct result of actions taken by our top leadership prior to and during 2012, including continued investment in our established franchises, like Call of Duty and World of Warcraft, selectively introducing new concepts, like Skylanders, and managing our costs prudently.

The following illustrates the directional relationship between the Company’s 2012 performance, as measured by two key financial metrics, and the 2012 CAIP payments awarded to our executive officers, as compared to the range of potential payments:

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   29

Back to Contents

Executive Compensation Program Summary

Our compensation philosophy is to incentivize executives to drive corporate financial performance by basing a significant portion of their compensation on achieving Company and individual goals. Our executive compensation program, designed to be consistent with our philosophy, has three primary components: (1) base salary; (2) annual cash incentives; and (3) long-term stock awards, including stock options and performance- and time-based vesting restricted share units. Please see “—Elements of Our Executive Compensation Program for 2012” below. Highlights of our executive compensation program for 2012 are as follows:

•

Base Salary. With the exception of Mr. Sakhnini, whose base salary was increased in connection with his promotion to Chief Strategy and Talent Officer, base salary levels for our named executive officers were increased by 3.5% to 5.0% during 2012, reflecting individual performance and the Compensation Committee’s assessment of the competitive market. Please see “—Elements of Our Executive Compensation Program for 2012—Salary” below.

•

Annual Cash Incentives. Annual cash incentives under our Corporate Annual Incentive Plan (i.e., the CAIP) paid to our named executive officers for the year ranged between 98% and 112% of target as a result of performance measured against the goals established by the Compensation Committee. For each of our named executive officers, 60% of his target opportunity under the CAIP was weighted based on financial measures (specifically, operating income, earnings per share and/or free cash flow) and 40% of his target opportunity was based on individual measures that the Compensation Committee believed supported the overall Company strategy and the officer’s business unit objectives for the year. Please see “—Elements of Our Executive Compensation Program for 2012— Corporate Annual Incentive Plan” below. In addition to the CAIP, and in accordance with his employment agreement, Mr. Morhaime also participates in the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan. Please see “—Elements of Our Executive Compensation Program for 2012—Other Annual Incentive Plans and Bonus Programs or Awards for 2012” below.

•

Long-Term Incentive Awards. By providing one-time, “upfront” equity grants with target values based upon the length of the term of the executive’s employment agreement, we intend to secure long-term commitments from our executives in support of our multi-year business growth strategy. In determining the estimated grant value of these equity grants, values are typically targeted such that, when combined with base salary and annual cash incentives, annualized total compensation approximates the 75th percentile when compared to our peer group and other applicable benchmarks. Please see “—Elements of Our Executive Compensation Program for 2012— Long-Term Incentives” and “—Decision-Making Approach to Executive Compensation—Use of Compensation Surveys and Peer Company Data” below. Consistent with those principles, each of Messrs. Kotick, Durkin, Hodous and Sakhnini received long-term stock awards during 2012 in conjunction with his new or amended employment agreement. In accordance with his existing employment agreement, Mr. Morhaime also received equity awards as part of our annual equity award process. Please see “—Employment Agreements” below.

•

Additional Items. In addition to the above items, executive officers are eligible to receive discretionary awards and other perquisites throughout the year. The Compensation Committee awarded both Messrs. Tippl and Sakhnini a special performance bonus to acknowledge their significant contributions to the Company for 2012. Please see “—Summary Compensation Table” below for a description of the perquisites and other compensation our named executive officers received for 2012.

Chief Executive Officer’s Employment Agreement

In light of the Company’s strong business and financial performance highlighted above and Mr. Kotick’s performance over the past two decades, in March 2012 we extended his employment as our President and Chief Executive Officer through at least June 30, 2016.

For more than the past 20 years, Mr. Kotick has had a strong track record of successfully leading the Company and delivering value to stockholders. He is one of the longest serving chief executives in the interactive entertainment industry and continues to bring a wealth of knowledge and experience to the Company. Under Mr. Kotick’s leadership, we have become the largest third-party interactive entertainment publisher in the world, having launched some of the best known and most successful video game franchises of the past two decades. In fact, during Mr. Kotick’s tenure as CEO, we have overseen six $1 billion franchises and released some of the most critically acclaimed and commercially successful games of all time. We also became the first third-party interactive entertainment publisher to pay a cash dividend in 2010, which we have increased each year since.

As noted below, we determine executive compensation, in part, by referencing competitive benchmarks of peer group companies and other relevant third-party sources. Please see “—Decision-Making Approach to Executive Compensation—Use of Compensation Surveys and Peer Company Data” below. Our compensation philosophy generally positions target total compensation at the 75th percentile of our peer group. Please see “—Compensation Philosophy and Objectives” below. Mr. Kotick’s agreement provides for target compensation roughly consistent with the 75th percentile of our peer group. The amount actually earned by Mr. Kotick will vary (and may fall below or exceed that percentile) depending on the extent to which the performance conditions established to earn the awards are actually met or exceeded and the value of our Common Stock when the awards vest.

The terms of the agreement are designed to be consistent with the Company’s executive compensation philosophy, including aligning Mr. Kotick’s interests with those of our stockholders, as the majority of his total potential compensation is in the form of performance-conditioned equity. Please see “—Compensation Philosophy and Objectives” below. As explained more fully below, Mr. Kotick has been granted restricted share units and performance shares, both of which are at risk if our performance is insufficient to achieve certain short- and long-term objectives which correspond to our overall strategy. Moreover, the value of Mr. Kotick’s equity will naturally increase or decrease with the value of our Common Stock. The overall value of those equity awards is intended to incentivize and recognize performance throughout the term of the contract, and as such, a significant portion will vest contingent on financial performance over a five-year period assessed by four overlapping two-year performance periods. Under the agreement, elements of Mr. Kotick’s compensation are designed to minimize excessive risk taking (e.g., multi-year future performance periods and multi-year vesting) and elements of his compensation will be subject to various policies, procedures and plans which are designed to discourage such risks (e.g., our clawback policy). In addition, a substantial percentage of his compensation is tied to our performance, measured by free cash flow, diluted earnings per share and other measures of operating performance. For more information see “—Employment Agreements—Robert A. Kotick” below.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   30

Back to Contents

Compensation Best Practices

We continue to implement and maintain best practices in our executive compensation programs and policies. These practices include:

•

Performance-Based Vesting—We generally include performance-based vesting conditions for a portion of the equity awards granted to our senior officers.

•

Multi-Year Vesting of Equity Awards—We grant equity awards to our executive officers that vest over multiple years.

•

Two-Tier Approval for Incentive Awards—We generally require two levels of approval for incentive awards (i.e., management and our Compensation Committee).

•

Balanced Incentive Goals—Our short-term incentives generally include both financial and qualitative targets.

•

No Guaranteed Incentive Bonuses—The Compensation Committee exercises discretion in determining final award payments under the CAIP, and no bonuses are paid if a minimum financial objective is not achieved.

•

Stock Ownership Guidelines—We have stock ownership guidelines for our executive officers.

•

Formal Risk Management Programs—We maintain strong internal controls, governance and review structures, as well as formal risk-management programs.

•

No Hedging of Company Stock—We prohibit our employees from directly or indirectly “shorting” our securities, engaging in “put” or “call” or other “hedging” transactions involving our stock or establishing or using a margin account with a broker-dealer to trade our securities.

•

Clawback Policy on Variable Pay—We may “claw back” performance-based compensation (including both annual and long-term incentive awards) paid to executives in the event of an earnings restatement.

•

Independent Consultant Reporting Directly to Compensation Committee—The Compensation Committee engages the services of an independent executive compensation consultant that has no other relationship with the Company or its management.

•

No Option Repricing—The 2008 Plan prohibits the repricing of “underwater” equity awards.

•

Peer Group Review—The Compensation Committee monitors our peer group to ensure it continues to reflect an appropriate mix of industry segments in which we compete, or plan to compete, for key talent.

Business Environment and Associated Talent Requirements

We operate in the entertainment software industry, which sits at the convergence of the entertainment and leisure, technology and consumer packaged goods sectors. Our industry features a number of characteristics, including:

•

a dependence on “hit titles,” which constitute a disproportionate level of revenues and profits relative to other games sold;

•

rising costs of development, partially due to increasingly complex technological requirements;

•

an increasing importance on building and growing key franchises with sustained game quality; and

•

a global consumer base who wants entertainment content delivered through an increasingly varied range of distribution channels, including digital.

We believe our success in this fast-changing business environment requires executive talent with the following characteristics:

•

significant global experience managing complex brands and franchises;

•

an in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

•

an aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly changing, high-risk environment.

Finding top executives with these characteristics requires recruitment of executives from a variety of industries, including larger and more mature industries, as well as entertainment and leisure, technology and consumer packaged goods companies.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   31

Back to Contents

Compensation Philosophy and Objectives

To respond to these requirements for top executive talent, the Compensation Committee has established the following philosophy and objectives for the compensation of our executive officers:

What We Do

Use Employment Agreements to Attract and Retain Key Executive Talent —Employment agreements are an important element of attracting and retaining executive talent and should generally provide for a commitment of at least three years.

Offer Competitive Total Compensation—Compensation should reflect the competitive talent market from which we recruit. For executives, total direct compensation is targeted at approximately the 75th percentile of the applicable market data, including our peer group, to attract, retain and motivate the highest caliber talent, as well as to reward outstanding performance. Please see “—Decision-Making Approach to Executive Compensation—Use of Compensation Surveys and Peer Company Data” below for a description of our peer group. Amounts actually realized may result in actual earned compensation that is above or below the 75th percentile, depending upon achievement of underlying performance conditions and, for equity awards, the price of our Common Stock at the time of award vesting.

Create Clearly Defined Short- and Long- Term Goals Aligned with Our Strategy—Performance goals, both short- and long- term, should be clearly defined to provide clear alignment between our business strategy, financial results and incentive payments.

Focus on Pay for Performance—Annual and long-term incentive awards should be linked to financial performance of the Company, incentivizing executives to drive corporate performance.

Align Compensation with Stockholder Interests—A substantial portion of the compensation opportunity should be variable, linked to performance that is intended to increase stockholder value, and be payable in stock, so that executive compensation is aligned with the interests of stockholders.

Recognize Exceptional Company and Individual Performance—Our Compensation Committee should retain the discretion to award discretionary one-time awards to executives for recognition of exceptional Company and individual performance.

Use Publicly Available Data in Computing Compensation—Only publicly reported and readily ascertainable metrics should be utilized in the assessment of short- and long-term performance goals, to ensure a fair and accurate assessment of those goals.

Use an Independent Compensation Consultant—Our Compensation Committee should receive advice and analysis regarding executive compensation from a consultant that is independent and performs no other work for the Company.

What We Don’t Do
Frequently Replace Management Team—Entering employment agreements with our executive officers encourages long-term and invested relationships between them and the Company.

Put Our Executives Before Our Shareholders—Executive compensation that is variably linked to the performance of the Company helps to align the goals and interests of executive officers and shareholders.

Incentivize Excessive Risk Taking—Performance goals linked to our executive compensation do not encourage or incentivize excessive risk taking or risk exposure.
Use Arbitrary Performance Metrics—We do not use arbitrary or unreliable measurements of performance in assessing performance-based executive compensation.
Make Biased Compensation Decisions—Reviewing our executive and director compensation plans with an independent consultant introduces an unbiased and professional perspective on executive compensation.

As noted above, we believe that having employment agreements with our named executive officers is critical in enabling us to attract and retain talent in a highly competitive industry and, as such, we have entered into an employment agreement with each of them. The employment agreements specify base salary, any minimum annual salary increase, annual incentive targets and long-term incentive awards, and include provisions regarding the consequences of termination of employment and restrictive covenants, including non-competition and non-solicitation provisions. The terms of each of these agreements have been approved by the Compensation Committee, which utilized its judgment to determine the appropriate amount and form of compensation necessary to recruit, retain and motivate the executive, based in part upon the negotiations with the executive. Please see “—Employment Agreements” below for further information about these agreements.

Our named executive officers each receive an equity grant in connection with their hire and with any contract renewal or promotion. The annualized value of each such equity grant is, when combined with base salary and target annual incentives, intended to provide a total compensation package that generally targets the 75th percentile versus our peer group and any applicable survey data. These equity grants generally vest ratably over the contract term or upon attainment of specified performance objectives, which we believe provides our executives with a more significant equity position up front, enhancing retention and allowing the executives to benefit from any stock price appreciation throughout their tenure. Our named executive officers do not generally receive annual grants of equity, although Mr. Morhaime’s employment agreement provides for annual equity grants, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination. Please see “—Employment Agreements” below for further information about these equity awards.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   32

Back to Contents

Decision-Making Approach to Compensation for Executive Officers

While decisions regarding compensation for our executive officers are generally at the sole discretion of our Compensation Committee, the committee regularly reviews materials and advice provided by our management and external compensation consultants.

Scope of Authority of the Compensation Committee

The Compensation Committee’s responsibilities include:

•

reviewing and approving our compensation philosophy and all compensation programs applicable to executive officers who are subject to Section 16 of the Exchange Act and employees whose targeted annual cash compensation exceeds $2 million per year;

•

establishing and evaluating the Company’s long-term strategy for employee compensation;

•

reviewing and approving our Chief Executive Officer’s corporate goals, evaluating his or her performance and determining his or her compensation;

•

annually reviewing the compensation payable to our Board of Directors;

•

administering our long-term incentive and equity incentive plans, including:

–

participating in the establishment of equity grant guidelines and overall pool size; and

–

approving all equity awards;

•

reviewing and approving executive officer employment and severance agreements; and

•

reviewing our potential risk related to compensation programs and policies.

In accordance with our Bylaws, which require a majority of the Compensation Committee’s members to be Vivendi Directors, the committee is currently comprised of two Independent Directors and three Vivendi Directors. In addition, the chairperson of the committee is a Vivendi Director. For additional information regarding the Compensation Committee, see “Corporate Governance Matters—Board of Directors and Committees—Compensation Committee” above.

Role of Executive Officers in Compensation Decisions

While the Compensation Committee has the ultimate authority to determine our compensation philosophy, it regularly consults with our senior management, both with respect to our business strategies and operational goals and plans and with respect to specific compensation decisions. As such, topics of discussion between management and the Compensation Committee typically include, but are not limited to, recommendations on effective types of incentive rewards and the individual performance of our executives. For 2012, the Compensation Committee consulted with our named executive officers, as well our Chief Legal Officer, Mr. Walther, and our Chief Compliance Officer and Corporate Secretary, Jeffrey Brown, in formulating compensation programs and plans.

Role of Compensation Consultants in Compensation Decisions

Pursuant to the Compensation Committee’s charter, the Compensation Committee may engage compensation consultants to help formulate director and executive compensation, and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such consultant is at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any executive officer. The Compensation Committee has retained Frederic W. Cook & Co. Inc. (“Cook”) since 2009 for advice on the appropriateness and competitiveness of our executive and director compensation programs. The Committee has assessed whether any potential conflicts of interest exist with Cook, using the following factors: other services, if any, Cook provides us; the significance of the fees paid by us as a percentage of Cook’s total revenue; Cook’s policies and procedures designed to prevent conflicts of interest; any business or personal relationships between Cook professionals engaged to advise our Compensation Committee and the members of our Compensation Committee; ownership of any Company stock Cook professionals engaged to advise the Company; and any business or personal relationships between Cook professionals engaged to advise our Compensation Committee and our executive officers. Based on the evaluation of these factors, including information received from Cook addressing these factors, the Committee concluded that Cook’s service to the Committee does not raise any conflicts of interest.

The Cook consultant reports directly to the Compensation Committee and regularly attends Compensation Committee meetings. In addition, the Cook consultant frequently meets, and consults, with the members of the Compensation Committee, both individually and as a group, outside of formal committee meetings and without the participation of management. Further, at the direction of the Compensation Committee, Cook interacts with management from time-to-time in order to obtain information Cook deems necessary for it to form its recommendations to the Compensation Committee. Cook’s work includes presenting third-party data and providing advice and expertise on such issues as director and executive compensation trends, pay programs and pay levels and other emerging “best practices” relating to such compensation. Cook also analyzes materials provided by management to the Compensation Committee to ensure that they are consistent with the Company’s director and executive compensation philosophies. The Compensation Committee considers Cook’s analyses, along with information and analyses provided by management and its own judgment and experience, in deciding on director and executive compensation matters.

From time-to-time, our management team also engages consultants for advice relating to executive compensation and benefits programs and policies. During 2012, management utilized Exequity LLP for information analyses and advice on compensation matters, and Exequity reported to, and received direction from, members of our senior management.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   33

Back to Contents

Factors Considered in Making Compensation Decisions

In general, our senior management and the Compensation Committee evaluate a variety of factors when making compensation decisions for our executive officers, including:

•

the executive’s skill set, experience, historical performance and expected future value to the Company;

•

the anticipated impact of an executive’s departure if he or she were to leave the Company;

•

as a reference for internal pay equity, the level of total compensation for our other senior executives; and

•

to provide a general market reference, compensation data from our peer group and published surveys.

The Compensation Committee uses the information provided by management and the outside advisors described above to be better informed about Activision Blizzard and the market practices of similar companies. Compensation plans and policies are put into practice through individual employment agreements with each of our named executive officers, which are approved by the Compensation Committee prior to the underlying hire or renewal. The Compensation Committee generally targets total direct compensation for our executive officers at the 75th percentile of the peer group and relevant survey data, believing that doing so best enables us to attract, retain and motivate the highest caliber talent. The terms of the employment agreement with each of our named executive officers reflect that philosophy, as well as the independent judgment of the Compensation Committee as to the amount and form of compensation necessary to recruit, retain and motivate that individual given the highly competitive market for executive talent in which we compete.

Use of Compensation Surveys and Peer Company Data

In reviewing the compensation of our executive officers, we annually consult third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and other similar business-related factors in order to discern broader compensation trends in the market. During 2012, the surveys we referenced included ones published by Croner, Radford and Towers Watson.

In addition, we utilized compensation data obtained from SEC filings made by companies among our peer group, discussed in more detail below, including compensation elements of the named executive officers of those companies, company-wide equity usage rates and potential dilution from employee stock awards and option grants.

The surveys and peer group data help us understand the industries in which we compete for talent, including, but not limited to, gaming, entertainment and leisure, technology and consumer products sectors.

Benchmarking our executive compensation programs and policies against the unique video and computer gaming industry is challenging given the limited number of direct competitors, particularly those which are publicly traded, U.S.-based publishers with respect to which there is information available regarding their executive compensation programs and policies. Additionally, we frequently compete for executive talent among other industries. Therefore, the Compensation Committee has selected a 17-company peer group from across the four industry segments we believe best represent our business model and potential executive talent pool:

•

Gaming—Our core business, the video and computer gaming industry is a niche market for which we directly compete for consumer market share and talent;

•

Entertainment and Leisure—Generally multi-national in nature, the entertainment and leisure industry is one for which we compete for talent and increasingly compete for consumer market share through digital content delivery;

•

Technology—Generally multi-national in nature, the technology industry is one for which we compete for talent share; and

•

Consumer Packaged Goods—Generally multi-national in nature, the consumer packaged goods industry is one for which we have increasingly competed for consumer market share.

Our peer group represents a diversified yet targeted collection of companies which, like us, operate both in the United States and internationally. In general, our peer group consists of companies with similar levels of annual revenue, but it includes some companies whose revenue levels we have surpassed in recent years and some we strive to surpass in the future. GAAP revenue, in billions, as reported by each such company for its most recently ended fiscal year as of March 2013 is shown below:

Gaming	Entertainment and Leisure	Technology	Consumer Packaged Goods
Electronic Arts, Inc. ($4.1)	CBS Corporation ($14.1)	Adobe Systems, Inc. ($4.4)	The Clorox Company ($5.5)
Take-Two Interactive Software, Inc. ($0.8)	Discovery Communications, Inc. ($4.5)	CA, Inc. ($4.8)
Zynga, Inc. ($1.3)	Hasbro, Inc. ($4.1)	eBay, Inc. ($14.1)
	Mattel, Inc. ($6.4)	Intuit, Inc. ($4.2)
	Netflix, Inc. ($3.6)	Salesforce.com, Inc. ($3.1)
	Viacom, Inc. ($13.9)	Symantec Corporation ($6.7)
Yahoo! Inc. ($5.0)
Segment Average: $2.1	Segment Average: $7.8	Segment Average: $6.0	Segment Average: $5.5

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   34

Back to Contents

Our 2012 GAAP revenues of $4.9 billion approximate the 58th percentile among these peer group companies.

Our management and Compensation Committee continue to monitor our peer group as our business model and potential talent pool evolves, to ensure the companies to which we reference continue to reflect an appropriate mix of industry segments in which we compete, or plan to compete, for key talent. The most recent change to the peer group was during March 2012, in which the decision was made to include Zynga, Inc. following its initial public offering in December 2011. Prior to that, the peer group we had utilized since December 2008 was revised in November 2011 to decrease the focus on consumer packaged goods companies and increase the focus on technology and entertainment and leisure companies.

While the peer group provides the Compensation Committee with an important general frame of reference, the Compensation Committee, as it determines appropriate, may consider the compensation practices of other companies with which we compete directly for executive talent. Furthermore, we evaluate broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element.

Use of Non-GAAP Financial Measures

The performance of our executive officers is measured by reference to non-GAAP financial measures (and, as such, all performance metrics cited in this proxy statement are non-GAAP). Internally, management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as in planning and forecasting. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the Company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.

For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, see Appendix A attached to this proxy statement.

2012 Advisory Vote to Approve the Company’s Executive Compensation

At our 2012 annual meeting of stockholders, approximately 84% of the stockholders who voted on the compensation of our executive officers named in the “Summary Compensation Table” in the proxy statement for that meeting approved that compensation. These results represent substantial support for the named executive officers’ compensation. We attribute this support to the best practices we maintain in our executive compensation programs and policies, including those described under “—Overview—Compensation Best Practices”. Although our annual say-on-pay stockholder vote is advisory, rather than binding, the Compensation Committee values this constructive feedback from our stockholders. The Company considered the outcome of the 2012 vote when making compensation decisions for our executive officers, and will continue to consider that vote and the outcome of future advisory votes, as well as other feedback received from our stockholders throughout the year, when making such decisions in the future. Further, our largest stockholder, Vivendi, appoints the majority of the directors who serve on our Compensation Committee.

Elements of Our Executive Compensation Program for 2012

An overview of the elements of our executive compensation program and their purpose is summarized below. Not all of these elements are applicable to all named executive officers.

Compensation Element	Purpose
Salary	Compensate for day-to-day responsibilities.
Annual bonus—Corporate Annual Incentive Plan	Drive annual corporate and business unit financial results as well as individual contributions toward strategic initiatives.
Long-term incentives (stock options and restricted share awards)	Create alignment with stockholders, drive long-term stockholder value and promote employee retention.
Health and welfare benefits; perquisites	Provide modest supplemental benefits to attract key talent.
Retirement payments/benefits	Provide modest supplemental post-retirement benefits to attract key talent.
Change of control and termination of employment payments/benefits	Ensure balanced assessment of, and contribution to, merger and acquisition activity and fair treatment in the event of termination.

Collectively, salary compensation and annual bonuses are generally referred to as “cash compensation”, while cash compensation plus the annualized value of long-term incentive awards are generally referred to as “total direct compensation”.

In addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Bonus Plan and a Blizzard profit-sharing program under the 2008 Plan (the “Morhaime Profit Sharing Plan”), each of which are described in more detail below. The Blizzard Bonus Plan provides Mr. Morhaime with an annual discretionary payment and the Morhaime Profit Sharing Plan provides Mr. Morhaime with a share of Blizzard Entertainment’s operating profit, and each thereby provide him with a meaningful incentive to continue to drive the profitability of the Blizzard Entertainment operating unit. Further, to reward exceptional performance or to recognize unique individual circumstances, our Compensation Committee may award special performance bonuses to one or more of our executive officers and, as described in more detail below, did so to Messrs. Tippl and Sakhnini for 2012.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   35

Back to Contents

Salary

As noted above, each of our named executive officers is party to an employment agreement with us or one of our subsidiaries which specifies, among other things, such executive’s initial salary and any guaranteed minimum annual salary increase. Aside from any guaranteed minimum requirements, salary increases are generally only provided to executive officers upon:

•

hire or entry into a new or revised employment agreement with the Company or one if its subsidiaries, or

•

in connection with our annual review of executive base salaries, where increases are determined based on performance during the previous fiscal year, with reference to competitive market data and salaries of our other executives for internal pay equity purposes.

As it does each year, in March 2012, the Compensation Committee reviewed a competitive target compensation assessment for each executive officer using our peer group and survey data to evaluate the competitiveness of our executive compensation program and to evaluate potential refinements for 2013. For information about our peer group, see “—Use of Compensation Surveys and Peer Company Data” above. After considering each executive’s performance for 2012 and the level of total target compensation for each of our senior executives vis-à-vis the market data, the Compensation Committee established 2013 annual base salary rates for our named executive officers. The table below reflects the salaries approved for 2013, along with the salaries for 2012 and any increases to which the executives are entitled under their contracts:

Name	Salary on 1/1/2012	Salary as Adjusted During 2012		Salary Approved for 2013(1)		Percentage Increase for 2013(1)	Contractual Entitlement
Robert A. Kotick	$2,000,000	—		$2,100,000 (eff. 1/1/13)	(2)	5.0	Minimum of avg. increase of executive team (excluding promotion increases and contract guarantees)
Dennis Durkin	—	$650,000 (eff. 3/1/12)	(3)	$682,500		5.0	Not less than 5% per year (prorated for partial years)
Thomas Tippl	$892,500	$937,125 (eff. 2/15/12)	(4)	$983,981 (eff. 2/15/13)	(4)	5.0	Minimum of avg. increase of executive team (excluding promotion increases and contract guarantees)
Brian Hodous	$610,000	$634,400 (eff. 3/4/12)	(5)	$660,000		4.0	None
Michael Morhaime	$802,095	$830,168 (eff. 3/4/12)	(5)	$863,375		4.0	None
Humam Sakhnini	$515,000	$600,000 (eff. 2/1/12)	(6)	$630,000	(6)	5.0	None

(1)

Except as noted for Messrs. Kotick and Tippl, the increases to base salary for all other named executive officers for 2013 were each effective on March 3, 2013, following our annual review of executive base salaries. At its discretion, the Compensation Committee may elect to further adjust the salaries of our named executive officers.

(2)

In accordance with his employment agreement, Mr. Kotick’s annual base salary increases are retroactively effective to January 1st of each year, following our annual review of executive base salaries.

(3)

Mr. Durkin’s date of hire was March 1, 2012.

(4)

In accordance with his employment agreement, Mr. Tippl’s annual base salary increases are retroactively effective to February 15th of each year, following our annual review of executive base salaries.

(5)

The increases to the base salaries for Messrs. Hodous and Morhaime were effective on March 4, 2012, following our annual review of executive base salaries.

(6)

Mr. Sakhnini was promoted to Chief Strategy and Talent Officer as of February 1, 2012.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   36

Back to Contents

Corporate Annual Incentive Plan ( i.e., the CAIP)

2012 Incentive Opportunities. For 2012, the Compensation Committee established the following minimum, target and maximum payment opportunities for our each of our named executive officers under the CAIP. In setting the target levels, the Compensation Committee considered any requirements set forth in the applicable employment agreements, competitive market data, our desired pay mix and the compensation levels of our other senior executives. If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer was eligible to receive a payment equal to his target payment, although the Compensation Committee retained the discretion to reduce award payments. While payments under the CAIP are based upon actual performance and earnings for the year, for 2012 they could have ranged as follows:

Name	2012 Corporate Annual Incentive Plan Payout Opportunity (% of Salary)
	Minimum	Target(1)		Maximum(2)
Robert A. Kotick	0%	200%		306%
Dennis Durkin	0%	100%		153%
Thomas Tippl	0%	120%		184%
Brian Hodous	0%	75%		115%
Michael Morhaime	0%	27	%(3)	43%
Humam Sakhnini	0%	74	%(4)	113%

(1)

To qualify the payments to our executives under the CAIP for 2012 for tax deductibility, while retaining flexibility to make downward adjustments to reflect actual performance against individual targets, the awards were structured so that, if our 2012 operating income was at least 75% of the target operating income for the year set forth in the annual operating plan approved by our Board, the bonus to be paid to each executive would be the stated maximum, subject to the Compensation Committee’s use of negative discretion. The Compensation Committee, when approving the 2012 CAIP opportunities, expressed an intent to use its ability to exercise negative discretion with respect to the amount, if any, of the bonuses ultimately paid to our named executive officers under the CAIP for 2012, including to reduce or eliminate all such bonuses if our 2012 operating income was not 85% or more of the target operating income for the year set forth in the annual operating plan approved by our Board.

(2)

The maximum percentages of salary vary for each executive based on the target opportunity as a percent of salary, mix of measures, weightings and maximum payment with respect to each measure. Maximum payment as a percent of target for each measure is shown in the tables below.

(3)

In accordance with his employment agreement, Mr. Morhaime’s target CAIP opportunity is 27% of his salary. In addition to being eligible for a CAIP bonus, Mr. Morhaime is also eligible to participate in the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan, both of which are discussed in more detail below (see “—Other Annual Incentive Plans and Bonus Programs or Awards for 2012” below).

(4)

Mr. Sakhnini’s 2012 CAIP payment opportunity represents the weighted target prior to, and after, his promotion to Chief Strategy and Talent Officer on February 1, 2012.

2012 Performance Goals. Our Compensation Committee established the financial and individual performance goals based on the annual operating plan approved by our Board for 2012. For our named executive officers, 60% of their target opportunity under the CAIP for 2012 was weighted on measures of profitability and free cash flow. We believe that profitability and free cash flow are robust indicators of our overall performance, capturing fluctuations in sales as well as operating costs, and, as such, provide incentives to our executives to achieve goals that contribute to increasing stockholder value. Other measures we considered but excluded when initially designing the CAIP included revenue, excluded because it does not capture operating costs, and total shareholder return (“TSR”), excluded because it is already a focus of our long-term incentive plan. Forty percent of the target opportunity for each named executive officer under the CAIP for 2012 was based on individual measures that supported our overall strategy and the officer’s business unit’s objectives for the year, such as successful product launches, controlling costs and strategic hiring decision, as well as, consistent with the approach employed by Vivendi, good corporate citizenship. These performance goals were reviewed and approved by the Compensation Committee based on each named executive officer’s responsibilities and oversight. We believe that the specific goals chosen required significant profitability, demanded superior performance from our management team and were selected to drive accountability for Activision Blizzard and/or applicable business units for each executive. A description and the weighting of each goal for each of our named executive officers for 2012 are shown herein (see “—Resulting 2012 Payments” above).

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   37

Back to Contents

Achievement of 2012 Financial Goals. The achievement of the financial performance goals relevant to the bonuses of our named executive officers under the CAIP for 2012 are set forth below:

Non-GAAP Financial Performance Measures(1) (dollars in millions, except share-based amounts)	Performance Goals and Actual Results
	Goal(2)	Actual Results	Achievement
Activision Blizzard Operating Income	$1,397	$1,698	122%
Activision Blizzard Diluted Earnings Per Share(3)	$0.90	$1.18	131%
Activision Blizzard Free Cash Flow(4)	$734	$1,341	183	(5)%
Activision Blizzard Adjusted Operating Income (excluding Blizzard Asia-Pacific)(6)	$1,289	$1,542	120%
Blizzard Entertainment Adjusted Operating Income(7)	$546	$714	131%

(1)

The corporate performance measures used in the CAIP are non-GAAP financial measures. An explanation of how these measures were calculated is provided in the following footnotes. Non-GAAP operating income measures exclude, as applicable: the impact of the change in deferred net revenues and related cost of sales with respect to certain of our online-enabled games; expenses related to stock-based payments; expenses related to restructuring; the amortization of intangibles and impairment of intangible assets and goodwill; and the tax benefits adjustments associated with any of the aforementioned items. For additional information on the reconciliation of GAAP measures to non-GAAP measures, see Appendix A attached to this proxy.

(2)

For purpose of determining CAIP performance, financial goals exclude the impact of any extraordinary transaction (i.e., non-recurring corporate transaction or legal expense matter which results in expenses exceeding $10 million for the year).

(3)

Activision Blizzard diluted earnings per share is calculated by dividing non-GAAP net income by weighted average diluted shares.

(4)

Activision Blizzard free cash flow is an internal measure calculated by subtracting year-over-year cash changes related to working capital (excluding certain one-time items for the period) and capital expenditures from the Company’s non-GAAP net income.

(5)

For purposes of determining payments under the CAIP for 2012 in respect of the free cash flow measure, the maximum payment that could be achieved was 125% of target.

(6)

Given the nature of his roles and responsibilities within the organization, Mr. Hodous’s performance is measured based on our non-GAAP operating income excluding amounts derived from Blizzard Entertainment’s business in certain parts of the Asia-Pacific region.

(7)

Blizzard Entertainment adjusted operating income represents an internal measure calculated by adding back to the Blizzard Entertainment operating income (as disclosed in Note 13 in our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2012 filed with the SEC on February 27, 2013 (our “2012 10-K”)) certain corporate costs allocated to the Blizzard Entertainment segment.

Resulting 2012 Payments. For 2012, the threshold level of 85% of target Activision Blizzard operating income required to fund the CAIP was attained and, as such, our named executive officers were each eligible for a bonus based on his performance. The following table shows the weighting, expressed as a percentage, assigned to each the performance measures underlying each named executive officer’s bonus opportunity under the CAIP for 2012 and the maximum and actual payment as a percentage of the target.

Name/Measure	Weight	Maximum Payment (As Percentage of Target)	Actual Payment (As Percentage of Target)
Robert A. Kotick
Activision Blizzard Diluted Earnings Per Share	40%	200%	131%
Activision Blizzard Free Cash Flow	20	125	125
Drive Margin Expansion	30	120	73
Institutionalize the Call of Duty Endowment and Support Charitable Initiatives	10	120	120
TOTAL	100%	153%	111%
Dennis Durkin
Activision Blizzard Diluted Earnings Per Share	40%	200%	131%
Activision Blizzard Free Cash Flow	20	125	125
Drive Margin Expansion	30	120	73
Institutionalize the Call of Duty Endowment and Support Charitable Initiatives	10	120	120
TOTAL	100%	153%	111%
Thomas Tippl
Activision Blizzard Diluted Earnings Per Share	40%	200%	131%
Activision Blizzard Free Cash Flow	20	125	125
Drive Margin Expansion	30	120	73
Institutionalize the Call of Duty Endowment and Support Charitable Initiatives	10	120	120
TOTAL	100%	153%	111%
Brian Hodous
Activision Blizzard Adjusted Operating Income (excluding Blizzard Asia-Pacific)	40%	200%	120%
Activision Blizzard Free Cash Flow	20	125	125
Drive Margin Expansion	30	120	73
Organizational Development, Institutionalize the Call of Duty Endowment and Support Charitable Initiatives	10	120	120
TOTAL	100%	153%	107%

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   38

Back to Contents

Name/Measure	Weight	Maximum Payment (As Percentage of Target)	Actual Payment (As Percentage of Target)
Michael Morhaime
Blizzard Entertainment Adjusted Operating Income	50%	200%	131%
Activision Blizzard Free Cash Flow	10	125	125
Drive Margin Expansion	10	120	100
Growth in Big Franchises	10	120	0
Deliver Cost Savings and Organizational Development	10	120	120
Support Charitable Initiatives	10	120	120
TOTAL	100%	160%	112%
Humam Sakhnini
Activision Blizzard Operating Income	40%	200%	122%
Activision Blizzard Free Cash Flow	20	125	125
Organizational Development	10	120	120
Development of Talent Management Organization	10	120	0
Strategic Initiatives and Business Development	10	120	0
Institutionalize the Call of Duty Endowment and Support Charitable Initiatives	10	120	120
TOTAL	100%	153%	98%

All CAIP payments were based on actual eligible earnings and the achievement of specified Company and individual performance measures and the weighting thereof.

Name	Target Payment ($ value)		Actual Payment (as % of target)	Actual Payment ($ value)
Robert A. Kotick	$3,996,869		111%	$4,454,291
Dennis Durkin	$530,000	(1)	111%	$590,653
Thomas Tippl	$1,117,959		111%	$1,245,900
Brian Hodous	$472,633		107%	$505,005
Michael Morhaime	$222,688		112%	$249,278
Humam Sakhnini	$439,666		98%	$429,216
(1) Mr. Durkin’s target payment is based on the eligible earnings he received during 2012 following his March 1, 2012 date of hire.

Other Annual Incentive Plans and Bonus Programs or Awards for 2012

Special Performance Bonuses. The Compensation Committee awarded a special performance bonus to Mr. Tippl in recognition of his significant contributions to the Company during the year, including his critical role in enabling the Company to exceed its financial goals for 2012. One-third of Mr. Tippl’s bonus was paid in March 2013, while the remaining two-thirds will be paid in two equal installments in June 2014 and 2015, generally subject in each case to Mr. Tippl’s continued employment through the relevant date. Mr. Sakhnini also received a special performance bonus in March 2013 for his exemplary performance during 2012.

Blizzard Bonus Plan and Morhaime Profit Sharing Plan. In addition to the CAIP discussed above, in accordance with his employment agreement, Mr. Morhaime received payments for 2012 under the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan. Under the Blizzard Bonus Plan, a Blizzard Entertainment program that predates the Combination, Mr. Morhaime is eligible to receive an end-of-year bonus, the target amount of which is 37% of his base salary, the minimum of which is 18.5% of his base salary and the actual amount of which is otherwise based on a subjective determination by the Compensation Committee.

The Morhaime Profit Sharing Plan is comparable to the Blizzard Profit Sharing Plan, a program that, like the Blizzard Bonus Plan, predates the Combination and provides employees of Blizzard Entertainment with the opportunity to share in the earnings generated by Blizzard Entertainment. In order to maximize the deductibility of those payments as performance-based compensation under Section 162(m), rather than participating directly in the Blizzard Profit Sharing Plan, Mr. Morhaime’s opportunity to receive profit sharing payments is under the 2008 Plan (and is, therefore, known as the “Morhaime Profit Sharing Plan” instead). The Compensation Committee made the decision to retain a profit sharing component in Mr. Morhaime’s compensation following the Combination due to Mr. Morhaime’s position, as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the gaming industry, contractual obligations and our desire to incent and reward his contribution to Blizzard Entertainment and Activision Blizzard profits. Under the Morhaime Profit Sharing Plan, Mr. Morhaime is entitled to up to 6% of the “profit sharing pool” established pursuant to the Blizzard Entertainment Profit Sharing Plan. However, the Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage. For 2012, Mr. Morhaime received the maximum payment for which he was eligible under the Morhaime Profit Sharing Plan.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   39

Back to Contents

Long-Term Incentives

Our long-term incentive program is intended to drive long-term value creation, create alignment with stockholders’ interests and to encourage retention of key executives. The program consists of stock options, restricted stock and restricted share units (together with restricted stock, referred to as “restricted share awards”). We grant time-based vesting stock options and both time- and performance-based vesting restricted share awards. Stock options provide value only in the event of stock price appreciation from the time of grant, consistent with stockholder objectives. Restricted share awards provide an ownership interest in the Company, further aligning the interests of our executives with those of stockholders. Restricted share awards also serve as a retention vehicle, since these grants generally vest in whole or in part based on continued employment. We believe a combination of stock options and restricted share awards promotes long-term value creation critical to driving TSR and appropriately balances the objectives of the long-term incentive program. In granting equity to executive officers, we currently typically target delivering a defined value through a mix of approximately one-third stock options, one-third service-vesting restricted share units and one-third performance-vesting restricted share units.

As discussed above (see “—Business Environment and Associated Talent Requirements—Compensation Philosophy and Objectives” above), we believe that entering into employment agreements with our executives is an important element to attract and retain top talent and the employment agreements with our executives typically include a minimum commitment of three years. When we make a long-term incentive grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. By providing one-time “upfront” grants, with target values that are based upon the length of the term of the agreement, rather than annual recurring awards, we intend to secure long-term commitments from our executives in support of our multi-year business growth strategy. In determining the estimated grant value of upfront long-term incentive grants to executive officers, we target values such that, when combined with base salary and target annual incentives, annualized total compensation generally targets the 75th percentile when compared to our peer companies and/or applicable survey data. We may also provide supplemental long-term incentive grants to our executive officers during the term of their employment agreement, if there are circumstances that warrant doing so. Under our equity incentive plan, we cannot grant anyone, including our executive officers, options to purchase more than four million shares of our Common Stock in a single year. We are further currently restricted from granting anyone restricted share awards with respect to more than three million shares in a single year or from granting anyone more than six million performance shares in a single year.

During 2012, we provided long-term incentive awards to Messrs. Kotick, Durkin, Hodous, Morhaime and Sakhnini. Each received equity awards in conjunction with his new or amended employment agreement other than Mr. Morhaime, who received an annual equity award in accordance with his existing employment agreement. Please see “—Employment Agreements” below.

The Compensation Committee believes that, in general, equity incentive awards made in connection with a new employment agreement with an executive officer should include an award with performance-based vesting. Consistent with that philosophy, certain restricted share awards granted during or prior to 2012 to Messrs. Kotick, Durkin, Tippl, Hodous and Sakhnini have been made with vesting that is contingent on the achievement of specified profitability-focused performance objectives. The Committee chooses performance objectives that it believes relate to measures of overall Company performance on which our executives have direct impact. For the outstanding performance awards to Mr. Kotick, vesting is based on our earnings per share, free cash flow and relative TSR. For Messrs. Durkin and Tippl, vesting is based on our diluted earnings per share. For Messrs. Hodous and Sakhnini, vesting is based on our adjusted operating income. Please see “—Employment Agreements” below for further details about each award. Based on Company performance during 2012, performance-vested awards to our named executive officers vested as follows:

•

Mr. Kotick: 808,766 restricted share units vested, based on our 2011 and 2012 diluted earnings per share and free cash flow and our relative TSR for the period from July 1, 2011 through December 31, 2012;

•

Mr. Durkin: 90,000 restricted share units vested, based on our 2012 diluted earnings per share;

•

Mr. Tippl: restrictions lapsed with respect to 56,250 restricted shares, based on 2012 diluted earnings per share;

•

Mr. Hodous: 20,00 restricted share units vested, based on our 2012 operating income; and

•

Mr. Sakhnini: 25,000 restricted share units vested, based on our 2012 operating income.

Further, the restricted shares granted to Mr. Kotick in 2007 with vesting based on our absolute TSR were forfeited as of December 31, 2012, as the underlying objectives were not met.

All equity awards, including those made to executive officers in connection with new or renewed employment agreements, are approved by our Compensation Committee and, where appropriate, the Section 16 Subcommittee. The effective date of the grant is generally the third trading day following approval, if approval is obtained during an open trading window within the meaning of our insider trading and pre-clearance policies. In the event that the Compensation Committee approves a grant when the trading window is not open because, for example, we are in a regularly scheduled quarter-end blackout period, the effective date of the grant is ordinarily delayed until the trading window is next scheduled to be open. Stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock as reported on Nasdaq.com on the effective date of the grant. The equity awards will generally cease to vest upon the termination of the holder’s employment, and stock options will generally remain exercisable for thirty days after the termination date. Further, restricted share awards, including those made to executive officers, are generally entitled to dividends or dividend equivalents, as the case may be, if and when we pay dividends on our Common Stock, even while such awards are restricted, although Mr. Kotick will only receive dividend equivalents with respect to this performance shares if and when those performance shares vest.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   40

Back to Contents

Health and Welfare Benefits

Our named executive officers are eligible to participate in our medical, vision and dental insurance programs. With the exception of Mr. Morhaime, our named executed officers are offered the same terms as the larger employee population. Pursuant to his employment agreement, Mr. Morhaime is entitled to health and welfare benefits that are, in the aggregate, on terms and conditions no less favorable than those made available to him prior to the Combination. As such, we cover the full cost of Mr. Morhaime’s health/medical insurance and the plan in which he participates pays for the full amount of covered medical expenses. Please see the “Summary Compensation Table” below for further details.

Perquisites

We provide limited perquisites to our named executive officers, although our named executive officers are eligible to participate in a number of broad based benefits programs that are available to all of our employees (e.g., they are entitled to relocation assistance). Further, our named executive officers may receive Company-paid life and disability insurance and/or participate in insurance programs only available to our senior employees. In addition, were Mr. Morhaime to receive short-term disability insurance benefits, we would provide him with the difference between the amount he receives under the insurance and his base salary.

Retirement Arrangements

We offer a 401(k) plan to all employees in the United States, including our named executive officers, and we match a certain percentage of each employee’s contributions to our 401(k) plan (which, for Mr. Morhaime is, consistent with the benefits to which he was entitled prior to the Combination, a higher percentage than our other named executive officers). Please see the “Summary Compensation Table” below for further details.

We do not maintain other retirement benefit plans for our employees, including our named executive officers, such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plan. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers’ long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

Employment and Change-of-Control Arrangements

To attract and retain talented executives, we provide severance benefits under certain conditions, which are negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, Mr. Kotick has been provided certain change-of-control protection. The Compensation Committee believes these arrangements will incentivize the relevant individuals to maintain objectivity in the context of, and contribute to, a potential change-of-control transaction. These benefits for each of our named executive officers are described under “—Potential Payments upon Termination or Change of Control” below.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   41

Back to Contents

Stock Ownership Guidelines

In order to align the interests of our management with those of our stockholders, we believe that each of our executive officers should maintain a meaningful ownership stake in the Company. Accordingly, effective March 1, 2012, the Compensation Committee established stock ownership guidelines for our senior officers. After a competitive assessment conducted with Cook’s assistance, the Committee adopted guidelines providing that our chief executive officer should beneficially own shares of our Common Stock with a value equal to at least three times his or her then-current annual base salary and that each other executive officer should beneficially own shares of our Common Stock with a value equal to at least his or her then-current annual base salary. Our executive officers are expected to accumulate the required stock within five years (so that anyone who is an executive officer of the Company as of the date on which these guidelines were adopted has five years from the adoption date and anyone who subsequently becomes an executive officer of the Company has five years from the date on which he or she becomes an executive). Further, if an executive officer does not satisfy these guidelines within the five year period, until he or she satisfies the guidelines, he or she will be required to hold 50% of the net shares received in connection with a grant of unrestricted shares, upon exercise of stock options or upon the vesting of restricted share awards received, provided such shares received are under equity awards made after the adoption of the ownership guidelines and that such awards are specifically subject to the ownership guidelines.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payments, the Compensation Committee considers the potential impact of Section 162(m). Section 162(m) generally prevents a publicly held corporation from taking a tax deduction when compensation paid to a covered employee (generally, the chief executive officer and any of the corporation’s three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

•

the compensation is payable solely on account of the attainment of pre-established objective performance goals;

•

a committee of two or more outside directors determines such performance goals;

•

our stockholders approve the material terms of the compensation; and

•

the committee certifies that the employee has met the performance goals.

The tax deductibility of compensation paid to other executives is not subject to these limitations.

We generally attempt to preserve the deductibility of elements of our performance-based incentives. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract, retain and motivate the best executive talent, even though such elements may not be fully deductible under Section 162(m).

During 2012, the base salaries for each of our covered employees, with the exception of Mr. Kotick, were less than $1.0 million. Therefore, we may deduct the full amount of the salary paid to each of those employees and $1.0 million of the amount paid to Mr. Kotick. Further, payments under the CAIP and the Morhaime Profit Sharing Plan, each described above, are structured to be performance based incentives within the meaning of the 2008 Plan and, therefore, deductible up to the $10 million limit under the 2008 Plan on the payment of such awards to any one person for a single year. For further detail on the CAIP structure, see “—Elements of Our Executive Compensation Program for 2012—Corporate Annual Incentive Plan—2012 Incentive Opportunities”, and for further detail on the MPSP structure, see “—Elements of Our Executive Compensation Program for 2012—Other Annual Incentive Plans and Bonus Programs or Awards for 2012” above. Section 162(m) prevents us from deducting the discretionary bonus paid to Mr. Sakhnini for 2012. It also prevents us from deducting the incremental amount by which the sum of Mr. Morhaime’s base salary and payment under the Blizzard Bonus Plan for 2012 exceeds $1.0 million.

Section 409A of the Internal Revenue Code

To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

Accounting Considerations

The Compensation Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   42

Back to Contents

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation—Compensation Discussion and Analysis” above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2012.

Members of the Compensation Committee

Philippe Capron (Chairperson), Robert J. Corti, Frédéric R. Crépin,

Jean-François Dubos and Robert J. Morgado

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   43

Back to Contents

Summary Compensation Table

The table below presents compensation information for each of our named executive officers earned during the periods indicated.

As previously discussed, we believe that entering into multi-year employment agreements with our executives is important to attracting and retaining top talent. When we make a long-term equity grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. The target value of any such equity grant is based upon the length of the term of the agreement and such grants are typically the only equity grants made to our executive officers (i.e., other than Mr. Morhaime, who receives annual grants of equity in accordance with his employment agreement, our executive officers do not generally receive annual grants of equity). As the amounts shown in the Stock Awards and Option Awards columns in the table below include the value of any one-time, “upfront” awards made in connection with the entry into, renewal of or amendment of an employment agreement, the equity-based compensation and, as such, the total compensation shown for each executive may differ significantly from year-to-year, depending on whether he entered into an employment agreement (or amendment thereof), and therefore received an equity incentive award, in a given year. Please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Long-Term Incentives” above for further information about our equity granting practices.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)
Robert A. Kotick President and Chief Executive Officer	2012	2,006,127	2,500,000	55,915,738	(5)	—	4,454,291	66,150	(6)	64,942,306
	2011	1,057,350	4,471,325	—		—	2,773,047	26,918		8,328,640
	2010	1,009,673	—	1,900,800		—	2,207,825	479,012		5,597,310
Dennis Durkin(7) Chief Financial Officer	2012	545,000	1,250,000	9,384,000	(8)	1,469,396	590,653	236,059		13,475,108
Thomas Tippl Chief Operating Officer and former Chief Financial Officer(9)	2012	935,237	1,000,000	—		—	1,245,900	20,830	(6)	3,201,967
	2011	887,433	3,000,000	—		—	1,189,524	10,335		5,087,292
	2010	834,747	1,000,000	6,439,950	(8)	2,360,400	1,051,197	39,002		11,725,296
Brian Hodous Chief Customer Officer	2012	632,617	—	1,066,000	(8)	194,000	505,005	25,110	(6)	2,422,732
	2011	606,885	—	1,036,450	(8)	234,600	529,131	10,752		2,417,818
	2010	590,591	—	77,220		—	484,794	21,497		1,174,102
Michael Morhaime President and Chief Executive Officer, Blizzard Entertainment	2012	828,502	307,162	746,200		803,333	6,326,871	56,366	(6)	9,068,434
	2011	795,484	296,775	908,600		1,114,000	4,296,170	47,128		7,458,157
	2010	749,665	381,950	5,583,600		2,473,817	7,331,214	23,908		16,544,154
Humam Sakhnini(10) Chief Strategy and Talent Officer	2012	595,115	100,000	1,759,500	(8)	360,049	429,216	13,747	(6)	3,257,627

(1)

The amount paid to Mr. Kotick for 2012 represents a signing bonus paid to him as inducement to enter into his current employment agreement with us (the “Kotick Employment Agreement”) (see “—Employment Agreements—Robert A. Kotick” below). The amount paid to Mr. Kotick for 2011 consists of a $4,000,000 special performance award he received in recognition of his significant contributions to the Company during the year, including his critical role in enabling the Company to exceed its financial goals for 2011, and a $471,325 lump sum payment in respect of a salary increase which was retroactively effective to July 1, 2011. The amount paid to Mr. Durkin for 2012 represents a signing bonus paid to him as inducement to enter into his employment agreement with us (the “Durkin Employment Agreement”) (see “—Employment Agreements—Dennis Durkin” below). The amount paid to Mr. Tippl for 2012 represents one-third of a special performance award he received in recognition of his significant contributions to the Company’s financial performance for the year, the remaining two-thirds of which will be paid in two equal installments on June 15, 2014 and June 15, 2015, generally subject in each case to his continued employment through the relevant date. The amount paid to Mr. Tippl for 2011 represents a special performance award he received in recognition of his significant contributions to the Company during the year, including service as both our Chief Operating Officer and interim Chief Financial Officer throughout the year, and his critical role in enabling the Company to exceed its financial goals for 2011, one-half of which was deemed earned as of the payment date and one-half of which will be deemed earned as of March 14, 2015, provided his employment is not terminated by us for cause or by him without good reason prior to that date (see “—Employment Agreements—Thomas Tippl—Bonus Agreement” below). The amount paid to Mr. Tippl for 2010 represents a special performance award he received for his ability to simultaneously fill multiple leadership roles during a time of significant organizational transition, as well as his critical role in enabling the Company to exceed its own financial goals and outperform the industry by a wide margin during 2010. The amounts paid to Mr. Morhaime for 2012, 2011 and 2010 consists of a bonus paid to him pursuant to the Blizzard Bonus Plan (see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Other Annual Incentive Plans and Bonus Programs or Awards for 2012” above). The amount paid to Mr. Sakhnini for 2012 represents a special performance award he received for his exemplary performance during the year.

(2)

The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in the period (in each case, computed in accordance with ASC Topic 718, other than as discussed in footnotes (5) and (8) below). As such, in a year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

Assumptions and key variables used in the calculation of the grant date fair values:

•

for 2012, are discussed in footnote 18 to our audited financial statements included in our 2012 10-K;

•

for 2011, are discussed in footnote 18 and to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012;

•

for 2010, are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011.

(3)

For 2012 and 2011, the amounts in this column for the named executive officers represent cash incentives paid under the CAIP and, for Mr. Morhaime, amounts paid to him pursuant to the Morhaime Profit Sharing Plan. For Mr. Morhaime, the amount in this column for 2010 also reflects the portion of his payment under the CAIP in excess of the amount which was guaranteed under his employment agreement prior to it being amended in November 2009 (which guaranteed portion is reported herein as a bonus). For a discussion of non-equity incentive plans, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Corporate Annual Incentive Plan” and “—Other Annual Incentive Plan and Bonus Programs or Awards for 2012” above.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   44

Back to Contents

(4)

Dividends paid in respect of restricted shares and/or dividend equivalents paid in respect of restricted share units, as applicable, held by our named executive officers have been and continue to be reflected in the grant date fair value of such awards, as reported in the Stock Awards column. As such, while such amounts were included in the “All Other Compensation” reported for Messrs. Kotick and Tippl for 2010 (and continue to be included therein for consistency with our prior presentation of such compensation), we have not included any such amounts in the compensation reported for 2011 or 2012 and do not intend to do so in the future.

(5)

The amount for Mr. Kotick includes an award of performance shares subject to performance conditions, valued at $30,235,603 based on the closing market price of our Common Stock on the date of grant and our assessment on that date of the probable outcome of the performance conditions, which are described in “—Grants of Plan-Based Awards for 2012” below. If the highest level of performance conditions is ultimately achieved, the grant date stock award value in respect of those performance shares would be $46,250,004. The grant date value of the portion of the performance shares subject to vesting conditions based on TSR is computed in accordance with ASC Topic 718 using a “Monte Carlo” valuation methodology, which incorporates into the valuation the possibility of the achievement of the market condition, and provided that the requisite service is provided, we are required to recognize the total grant date fair value of market-based restricted stock rights as compensation expense, even if the market condition is not ultimately achieved. The grant date value of the portion of the performance shares subject to non-market conditions for which the metrics were not established at the time of grant (i.e., the shares for which performance is measured by reference to the Company’s diluted earnings per share and the Company’s free cash flow over the period from 2014-2015) is calculated by multiplying (a) the number of shares underlying that portion of the award, assuming a target level of performance under the performance conditions to be established for that performance period, by (b) the closing price of our Common Stock on the grant date of the performance shares.

(6)

The “all other compensation” for 2012 consists of the following:

Name	Company 401(k) plan “matching” contributions	Life, disability or medical insurance premiums	Perquisites, gifts and awards		Taxable income reimbursement		Total
Robert A. Kotick	$3,400	$48,936	$7,798	(a)	$6,016	(b)	$66,150
Dennis Durkin	$3,000	$5,092	$124,166	(c)	$103,801	(d)	$236,059
Thomas Tippl	$3,400	$6,982	$5,950	(e)	$4,498	(f)	$20,830
Brian Hodous	$3,400	$7,399	$8,150	(g)	$6,161	(h)	$25,110
Michael Morhaime	$10,200	$45,240	$—		$926	(i)	$56,366
Humam Sakhnini	$3,400	$6,239	$2,750	(j)	$1,358	(k)	$13,747

(a)

This amount represents the value of Mr. Kotick’s personal use of a Company-owned vehicle and reimbursement for interest and penalties Mr. Kotick incurred in connection with the amendment of a prior year’s tax filing required because of a Company error.

(b)

This amount represents a reimbursement for taxes Mr. Kotick incurred on the compensation referenced in footnote (a).

(c)

This amount represents $114,166 of expenses incurred in connection with Mr. Durkin’s and his family’s relocation to the Los Angeles area and the reimbursement of legal fees incurred by Mr. Durkin in connection with the negotiation of the Durkin Employment Agreement.

(d)

This amount represents a reimbursement for taxes Mr. Durkin incurred on the compensation referenced in footnote (c).

(e)

This amount represents tickets for sporting events provided by the Company as a reward for Mr. Tippl’s performance.

(f)

This amount represents a reimbursement for taxes Mr. Tippl incurred on the compensation referenced in footnote (e).

(g)

This amount represents tickets for sporting events provided by the Company as a reward for Mr. Hodous’s performance.

(h)

This amount represents a reimbursement for taxes Mr. Hodous incurred on the compensation referenced in footnote (g).

(i)

The amount represents a reimbursement for taxes Mr. Morhaime incurred on merchandise he received from Blizzard Entertainment. (The value of the merchandise is not included as it was provided as part of a broad-based program for employees of Blizzard Entertainment.)

(j)

This amount represents a ticket for a sporting event provided by the Company as a reward for Mr. Sakhnini’s performance.

(k)

This amount represents a reimbursement for taxes Mr. Sakhnini incurred on the compensation referenced in footnote (j).

(7)

Mr. Durkin’s date of hire was March 1, 2012.

(8)

The amount includes the estimated value of a performance-based restricted stock award on the grant date determined by the Compensation Committee in connection with the entry, renewal or amendment of an employment agreement, calculated by multiplying (a) the number of shares underlying the award, assuming the highest level of performance under the performance conditions to be established each year during the term of the award, by (b) the closing price of our Common Stock on such grant date.

(9)

Mr. Tippl was our Chief Financial Officer and Chief Operating Officer through February 2012. Since February 2012 he has served as our Chief Operating Officer.

(10)

Mr. Sakhnini became an executive officer on February 1, 2012 in connection with his promotion from Executive Vice President of Corporate Strategy and Business Development to Chief Strategy and Talent Officer.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   45

Back to Contents

Grants of Plan-Based Awards for 2012

The table below provides information regarding the grants of plan-based awards made to each of our named executive officers during 2012:

Name	Grant Type		Grant Date		Approval Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
							Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Robert A. Kotick	CAIP	(2)	3/1/2012				0	4,000,000	6,100,000
	2008 Plan		3/15/2012	(3)						0	2,061,006	(4)	4,122,012	(4)						30,235,603	(5)
	2008 Plan		3/15/2012	(3)						0	2,061,006	(6)	—							25,680,135
Dennis Durkin	CAIP	(2)	3/1/2012				0	543,151	831,021
	2008 Plan		3/6/2012	(3)	3/1/2012	(7)				0	450,000	(8)	—							5,278,500	(9)
	2008 Plan		3/6/2012		3/1/2012	(7)									350,000	(10)				4,105,500
	2008 Plan		3/6/2012		3/1/2012	(7)											300,000	(11)	11.73	1,469,396
Thomas Tippl	CAIP	(2)	3/1/2012				0	1,118,124	1,710,730
Brian Hodous	CAIP	(2)	3/1/2012				0	472,689	723,529
	2008 Plan		11/9/2012	(3)	10/30/2012	(12)				0	50,000	(13)	—							533,000	(9)
	2008 Plan		11/9/2012		10/30/2012	(12)									50,000	(14)				533,000
	2008 Plan		11/9/2012		10/30/2012	(12)											50,000	(15)	10.66	194,000
Michael Morhaime	CAIP	(2)	3/1/2012				0	222,857	356,571
	MPSP	(16)					0	4,105,152	—
	2008 Plan		11/9/2012		10/30/2012	(12)									70,000	(17)				746,200
	2008 Plan		11/9/2012		10/30/2012	(12)											200,000	(18)	10.66	803,333
Humam Sakhnini	CAIP	(2)	3/1/2012				0	439,747	672,367
	2008 Plan		3/6/2012		3/1/2012	(7)				0	75,000	(19)	—							879,750	(9)
	2008 Plan		3/6/2012	(3)	3/1/2012	(7)									75,000	(20)				879,750
	2008 Plan		3/6/2012		3/1/2012	(7)											75,000	(21)	11.73	360,049

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   46

Back to Contents

(1)

Other than as discussed in footnotes (5) and (9) below, the grant date fair value of the stock and option awards is computed in accordance with ASC Topic 718. Please see footnote (2) to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the grant date fair values. All options granted have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

(2)

Each of our named executive officers had an opportunity to earn a bonus for his 2012 performance pursuant to the CAIP. None were entitled to a minimum amount thereunder (and, other than in the Compensation Committee’s discretion, none would have received any bonus thereunder if the Company’s operating income had not met or exceeded 85% of the target operating income for the year set forth in the annual operating plan approved by our Board). The target and maximum bonus under the CAIP for each named executive officer were based on his base salary rate in effect at the time the opportunity was approved by our Compensation Committee. The actual payments under the CAIP are based upon the named executive officer’s actual earnings for the year. Target amounts assume 100% financial and individual performance, while maximum amounts assume financial performance ranging from 125% to 200% of target, depending on the metric, and individual qualitative performance at 120% of target. For more information about the CAIP, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Corporate Annual Incentive Plan” above.

(3)

The date shown represents the effective date of the equity awards as determined by the Compensation Committee in connection with the approval of those awards (rather than the date utilized to calculate the expense for financial statement reporting purposes).

(4)

This represents performance shares, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Kotick in connection with his entering into the Kotick Employment Agreement. Seventy percent of the performance shares are subject to vesting conditions based upon our operating performance in overlapping two-year periods (i.e., 2011-2012, 2012-2013, 2013-2014 and 2014-2015). With respect to 65% of those shares, our operating performance will be measured by reference to the Company’s diluted earnings per share over the relevant two-year period and, with respect to 35% of those shares, our operating performance will be measured by reference to the Company’s free cash flow over the relevant two-year period. If actual performance is below 75% of target, no shares subject to the operating performance criteria will be earned. For each measure, if actual performance is 75% of target, 75% of the target shares subject to the relevant operating performance criteria will be earned; if actual performance is 100% of target, 100% of the target shares subject to the operating performance criteria will be earned; if actual performance is 125% of target or above, all of the shares (i.e., 200% of the target shares) subject to the operating performance criteria will be earned. If actual performance falls between two thresholds, the number of shares subject to the operating performance criteria that will be earned will be determined using straight-line interpolation. The remaining 30% of the performance shares also vest in overlapping two-year periods, other than the performance period for 2011-2012, which was measured from July 1, 2011 through December 31, 2012, based on our compound annual TSR between the average closing price of our Common Stock during the 30 days immediately preceding the commencement of the applicable performance period and the average closing price of our Common Stock during the 30 days immediately preceding the end of the applicable performance period, as compared to the TSR of the NASDAQ Composite measured over the same 30-day periods in each of the relevant performance periods and calculated in an analogous manner. For each performance period, if our TSR is 20 percentage points or more below the TSR of the NASDAQ Composite, no shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points below the TSR of the NASDAQ Composite, 50% of the target shares subject to the TSR performance criteria will be earned; if our TSR equals the TSR of the NASDAQ Composite, all of the target shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points more than the TSR of the NASDAQ Composite, 150% of the target shares subject to the TSR performance criteria will be earned; and if our TSR is 20 percentage points more than the TSR of the NASDAQ Composite, all (200% of the target) of the performance shares subject to the TSR performance criteria will be earned. If actual performance falls between two thresholds, the number of shares subject to the TSR performance criteria that will be earned will be determined using straight-line interpolation. In addition, to the extent that not all of the shares are earned, those missed shares may vest at the end of subsequent performance periods based on relative achievement of TSR measures, where the beginning average price of our Common Stock is measured by reference to the 30-day period beginning 30 days prior to the commencement of the performance period with respect to which such shares were missed. Further, the vesting of the performance shares for the performance period for 2011-2012 was contingent upon the Company’s “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) being greater than or equal to $500,000,000. If dividends are declared on our Common Stock, if and when the performance shares vest, Mr. Kotick will receive a dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the performance shares been issued and outstanding Common Stock as of the record date for such dividend.

(5)

The award of performance shares subject to performance conditions is valued based on the closing market price of our Common Stock on the date of grant and our assessment on that date of the probable outcome of the performance conditions. As such, the grant date fair value shown above is comprised of: $10,297,820 for shares subject to market-based TSR conditions; $13,548,240 for shares with vesting based on earnings per share; and $6,389,543 for shares related to free cash flow. The grant date fair value of the portion of the performance shares subject to market-based conditions is computed in accordance with ASC Topic 718 using a “Monte Carlo” valuation methodology, which incorporates into the valuation the possibility of the achievement of the market condition. The grant date value of the portion of the performance shares subject to non-market conditions for which the metrics were established at the time of grant (i.e., for the 2011-2012, 2012-2013 and 2013-2014 performance periods) is computed in accordance with ASC Topic 718. The grant date value of the portion of the performance shares subject to non-market conditions for which the metrics were not established at the time of grant (i.e., for the 2014-2015 performance period) is calculated by multiplying (a) the number of shares underlying that portion of the award, assuming the highest level of performance under the performance conditions to be established for that performance period, by (b) the closing price of our Common Stock on the grant date of the performance shares. Based upon this same methodology and assuming an assessment of the maximum outcome of the performance conditions, the grant date fair value would be $46,250,004, comprised of: $10,297,820 for shares subject to market-based TSR conditions (consistent with the probable assessment, as shares subject to TSR conditions are expensed at a fixed amount, regardless of the performance ultimately achieved); $23,368,917 for shares with vesting based on diluted earnings per share; and $12,583,267 for shares with vesting based on free cash flow.

(6)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Kotick in connection with his entering into the Kotick Employment Agreement. As the Company’s “gross profit” for 2012 was greater than or equal to $500,000,000, on March 15, 2013 the restricted share units vested with respect to one-third of the award (representing the twenty month-long vesting tranches between August 1, 2011 and March 1, 2013) and thereafter one-sixtieth of the award vested or will vest on the first day of each month, with the exception of the final tranche, which will vest on the expiration date of the Kotick Employment Agreement. If dividends are declared on our Common Stock, Mr. Kotick will receive a dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(7)

In accordance with our equity granting procedures, the effective date of these equity awards is the third trading day following Compensation Committee approval.

(8)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Durkin in connection with his entering into the Durkin Employment Agreement. One-fifth of these restricted share units vested or will vest on each of March 14, 2013, 2014, 2015, 2016 and 2017, in each case if the Compensation Committee determines that the earnings per share objective for the Company set forth in our annual operating plan for the prior year has been met or exceeded, subject to Mr. Durkin’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Durkin will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(9)

The estimated grant date fair value is calculated by multiplying (a) the number of shares underlying the award, assuming the highest level of performance under the performance conditions to be established each year during the term of the award by (b) the closing price of our Common Stock on such grant date.

(10)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Durkin in connection with his entering into the Durkin Employment Agreement. One-fourth of these restricted share units will vest on each of March 14, 2014, 2015, 2016 and 2017, subject to Mr. Durkin’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Durkin will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(11)

These options to purchase our Common Stock were granted to Mr. Durkin in connection with his entering into the Durkin Employment Agreement. One-fourth of these options will vest on each of March 14, 2014, 2015, 2016 and 2017, subject to Mr. Durkin’s continued employment through such date.

(12)

These equity awards were approved during a “trading blackout” as referenced in our insider trading and pre-clearance policies, so, in accordance with our equity granting procedures, the effective date of the awards is the first trading day after that trading blackout period was no longer in effect.

(13)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Hodous in connection with the extension of the term of his employment with us until March 31, 2015. One-half of these restricted share units will vest on March 30, 2015 if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2013 has been met or exceeded and the remaining one-half will vest on that date if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2014 has been met or exceeded, subject to Mr. Hodous’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Hodous will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(14)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Hodous in connection with the extension of the term of his employment with us until March 31, 2015. These restricted share units will vest in their entirety on March 30, 2015, subject to Mr. Hodous’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Hodous will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(15)

These options to purchase shares of our Common Stock were granted to Mr. Hodous in connection with the extension of the term of his employment with us until March 31, 2015. These options will vest in their entirety on March 30, 2015, subject to Mr. Hodous’s continued employment through such date.

(16)

Pursuant to his employment agreement with us (the “Morhaime Employment Agreement”), Mr. Morhaime participates in the Morhaime Profit Sharing Plan (see “—Employment Agreements—Michael Morhaime” below). In accordance therewith, Mr. Morhaime is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard Entertainment’s earnings for that year. While Mr. Morhaime is entitled to an amount equal to up to 6% of the pool, because the amount of the pool cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Morhaime received under the Morhaime Profit Sharing Plan with respect to 2011. Further, while Mr. Morhaime is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Other Annual Incentive Plan and Bonus Programs or Awards for 2012” above.

(17)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these restricted share units will vest on each of November 8, 2013, 2014 and 2015, subject to Mr. Morhaime’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Morhaime will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(18)

These options to purchase our Common Stock were granted to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these options will vest on each of November 8, 2013, 2014 and 2015, subject to Mr. Morhaime’s continued employment through such date.

(19)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Sakhnini in connection with his entering into the Sakhnini Employment Agreement. One-third of these restricted share units vested or will vest on each of March 30, 2013, 2014 and 2015, in each case if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for the prior year has been met or exceeded, subject to Mr. Sakhnini’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Sakhnini will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(20)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Sakhnini in connection with his entering into the Sakhnini Employment Agreement. One-third of these restricted share units vested or will vest on each of March 30, 2013, 2014 and 2015, subject to Mr. Sakhnini’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Sakhnini will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(21)

These options to purchase our Common Stock were granted to Mr. Sakhnini in connection with his entering into the Sakhnini Employment Agreement. One-third of these options will vested or will vest on each of March 30, 2013, 2014 and 2015, subject to Mr. Sakhnini’s continued employment through such date.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   47

Back to Contents

Outstanding Equity Awards at December 31, 2012

The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2012:

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Robert A. Kotick										2,061,006	(3)(4)	21,887,884	(5)
										2,061,006	(3)(6)	21,887,884
	14,181	(3)(7)	—		3.87	4/29/2014
	262,998	(3)	—		9.57	6/15/2017
	3,700,000	(3)	—		13.29	12/1/2017
Dennis Durkin										450,000	(3)(8)	4,779,000
							350,000	(3)(9)	3,717,000
	—	(3)	300,000	(10)	11.73	3/6/2022
Thomas Tippl(11)										112,500	(12)(13)	1,194,750
							60,000	(3)(14)	637,200
							175,000	(3)(15)	1,858,500
	1,031,112	(3)	—		7.61	10/3/2015
	80,000	(12)	—		6.81	4/21/2016
	720,000	(3)	480,000	(16)	11.50	5/11/2019
	262,500	(3)	262,500	(17)	10.89	5/10/2020
Brian Hodous										40,000	(3)(18)	424,800
										50,000	(3)(19)	531,000
							55,000	(3)(20)	584,100
							50,000	(3)(21)	531,000
	200,000	(3)	—		12.46	8/7/2019
	—	(3)	50,000	(22)	10.91	3/7/2021
	—	(3)	50,000	(23)	10.66	11/9/2022
Michael Morhaime							266,666	(12)(24)	2,831,993
							23,333	(12)(25)	247,796
							46,666	(12)(26)	495,593
							70,000	(12)(27)	743,400
	530,000	(12)	70,000	(28)	15.04	7/9/2018
	200,000	(12)	—		11.54	11/9/2019
	133,334	(12)	66,666	(29)	11.88	11/8/2020
	100,000	(12)	200,000	(30)	11.88	11/8/2020
	66,667	(12)	133,333	(31)	12.98	11/10/2021
	—	(12)	200,000	(32)	10.66	11/9/2022
Humam Sakhnini										75,000	(3)(33)	796,500
							75,000	(3)(34)	796,500
	289,000	(3)	—		12.46	8/7/2019
	—	(3)	75,000	(35)	11.73	3/6/2022

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   48

Back to Contents

(1)

All exercisable options are currently vested.

(2)

Calculated using the NASDAQ Official Closing Price of $10.62 per share of our Common Stock on December 31, 2012, the last trading day in 2012.

(3)

The impact of the termination of the executive’s employment on this equity award is addressed in the executive’s employment agreement. Please see “—Potential Payments upon Termination or Change of Control” below.

(4)

The number of performance shares reflected in the table is the target amount; the maximum number of performance shares subject to the award is 4,122,012. These performance shares vest in accordance with the Kotick Employment Agreements. Please see “—Employment Agreements—Robert A. Kotick” below. (On March 31, 2013, 808,766 of the performance shares vested.)

(5)

If the highest level of performance is assumed, the market value of the unvested performance shares, calculated in the manner described in footnote (2), would be $43,775,767.

(6)

If, and only if, the Company’s “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) is greater than or equal to $500 million, on March 15, 2013 the restricted share units will vest with respect to one-third of the award (representing the twenty month-long vesting tranches between August 1, 2011 and March 1, 2013) and thereafter one-sixtieth of the award will vest on the first day of each month, with the exception of the final tranche, which will vest on June 30, 2016. (The performance metric was satisfied and, on March 15, 2013, 687,006 of these restricted share units vested and, on April 1, 2013, 34,350 of these restricted share units vested.)

(7)

As a result of Mr. Kotick’s transfer by gift, these options are held by the 45121I Trust, a trust for the benefit of Mr. Kotick’s minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(8)

One-fifth of these restricted share units vest on each of March 14, 2013, 2014, 2015, 2016 and 2017, in each case if the Compensation Committee determines that the earnings per share objective for the Company set forth in our annual operating plan for the prior year has been met or exceeded. (The performance metric related to 2012 was satisfied and, on March 14, 2013, 90,000 of these restricted share units vested.)

(9)

One-fourth of these restricted share units vest on each of March 14, 2014, 2015, 2016 and 2017.

(10)

One-fourth of these options vest on each of March 14, 2014, 2015, 2016 and 2017.

(11)

As a result of Mr. Tippl’s transfer by gift, all of his outstanding equity awards are held in the name of the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of the trust and share voting and investment power with respect to those securities.

(12)

The impact of the termination of the executive’s employment on this equity award is not addressed in the executive’s employment agreement and, instead, is consistent with our standard form of award agreement. Please see “—Potential Payments upon Termination or Change of Control” below.

(13)

Restrictions lapse with respect to these restricted shares with vesting tied to performance in accordance with Mr. Tippl’s employment agreement with us. Please see “—Employment Agreements—Thomas Tippl” below. (The performance metric related to 2012 was satisfied and, on February 15, 2013, 56,250 of these restricted shares vested.)

(14)

Restrictions lapse with respect to one-half of these restricted shares on each of February 15, 2013 and 2014. (In accordance with that vesting schedule, the restrictions with respect to 30,000 of these shares lapsed on February 15, 2013.)

(15)

One-half of these restricted share units vest on each of February 15, 2013 and 2014. (In accordance with that vesting schedule, 87,500 of these restricted share units vested on February 15, 2013.)

(16)

One-half of these options vest on each of February 15, 2013 and 2014. (In accordance with that vesting schedule, options to purchase 240,000 shares vested on February 15, 2013.)

(17)

One-half of these options vest on each of February 15, 2013 and 2014. (In accordance with that vesting schedule, 131,250 options vested on February 15, 2013.)

(18)

One-half of these restricted share units with vesting tied to performance vest on March 15, 2013 if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2011 has been met or exceeded and the remaining one-half vest on that date if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2012 has been met or exceeded. (The performance metric related to 2011 and 2012 were satisfied and, on March 15, 2013, these restricted share units vested.)

(19)

One-half of these restricted share units with vesting tied to performance vest on March 15, 2015 if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2013 has been met or exceeded and the remaining one-half vest on that date if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2014 has been met or exceeded.

(20)

These restricted share units vest on March 31, 2013. (As such, the restricted share units were fully vested as of March 31, 2013.)

(21)

These restricted share units vest on March 30, 2015.

(22)

These options vest on March 31, 2013. (As such, the options were fully vested as of March 31, 2013.)

(23)

These options vest on March 30, 2015.

(24)

One-fourth of these restricted share units vest on each of December 31, 2013, 2014, 2015 and 2016.

(25)

These restricted share units vest on November 7, 2013.

(26)

One-half of these restricted share units vest on each of November 9, 2013 and 2014.

(27)

One-third of these restricted share units vest on each of November 8, 2013, 2014 and 2015.

(28)

Options with respect to one-sixtieth of the underlying grant (which was for options to purchase 600,000 shares) vest on the ninth day of each month in the five years following the date of grant, commencing with August 9, 2008. (In accordance with that vesting schedule, options to purchase 10,000 shares vested on each of January 9, 2013, February 9, 2013, March 9, 2013 and April 9, 2013.)

(29)

These options vest on November 7, 2013.

(30)

One-fourth of these options vest on each of December 31, 2013, 2014, 2015 and 2016.

(31)

One-half of these options will vest on each of November 9, 2013 and 2014.

(32)

One-third of these options will vest on each of November 8, 2013, 2014 and 2015.

(33)

One-third of these restricted share units vest on each of March 30, 2013, 2014, 2015, in each case if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for the prior year has been met or exceeded. (The performance metric related to 2012 was satisfied and, on March 30, 2013, 25,000 of these restricted share units vested.)

(34)

One-third of these restricted share units vest on each of March 30, 2013, 2014 and 2015. (In accordance with that vesting schedule, options to purchase 25,000 shares vested on March 30, 2013.)

(35)

One-third of these options vest on each of March 30, 2013, 2014 and 2015. (In accordance with that vesting schedule, options to purchase 25,000 shares vested on March 30, 2013.)

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   49

Back to Contents

Option Exercises and Stock Vested for 2012

The table below sets forth details with respect to the options exercised by, and the restricted shares and restricted share units that vested for, our named executive officers in 2012:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Robert A. Kotick	547,410	(3)	4,731,620	—		—
Dennis Durkin	—		—	—		—
Thomas Tippl	—		—	173,750	(4)	2,154,500
Brian Hodous	240,000		1,062,336	30,000		360,900
Michael Morhaime	—		—	113,334		1,216,440
Humam Sakhnini	—		—	42,000		496,230

(1)

As each of these transactions involved a same-day sale, the “Value Realized on Exercise” is computed by multiplying the number of shares exercised by the difference between sale price of the shares and the exercise price of the underlying options.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the closing price of our Common Stock as quoted on the NASDAQ National Market on the vesting date (or if that date is not a trading date, the immediately preceding trading date).

(3)

These shares were held at the time of exercise of the underlying award by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick’s minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(4)

These stock awards were held by the Thomas and Laura Tippl Family Trust at the time of vesting.

Employment Agreements

As previously discussed, we believe that entering into multi-year employment agreements with our executives is important to attracting and retaining the executive talent necessary to lead us. The following is a summary of the material terms regarding compensation set forth in the employment agreement we have entered into with each of our named executive officers. Certain provisions regarding payments and benefits upon termination or a change of control, which are described under “—Potential Payments upon Termination or Change of Control” below, are not included in the following summary.

Robert A. Kotick

Robert A. Kotick is party to an employment agreement with us, dated as of March 15, 2012 (i.e., the Kotick Employment Agreement), pursuant to which he serves as our President and Chief Executive Officer. Mr. Kotick’s term of employment under the Kotick Employment Agreement began on March 15, 2012 and continues through June 30, 2016.

Pursuant to the Kotick Employment Agreement, Mr. Kotick’s annual base salary was increased to $2,000,000, retroactive to July 1, 2011. In respect of the period between July 1, 2011 and the effective date of the Kotick Employment Agreement, Mr. Kotick received two lump-sum cash payments. The first payment of $471,325 was in respect of 2011 and the second payment of $190,590 was in respect of 2012, and each represented the difference between (i) the base salary to which he was entitled for the relevant period pursuant to the Kotick Employment Agreement and (ii) the base salary which he received for that period pursuant to the Amended and Restated Employment Agreement between he and the Company, dated as of December 1, 2007, amended on July 8, 2008 and terminated on March 15, 2012. Beginning in 2013, Mr. Kotick’s annual base salary was and will be increased as of January 1st of each year during the term in an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s promotion or other significant modification in duties). For more information about Mr. Kotick’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Salary” above.

Mr. Kotick is also entitled to receive an annual bonus under the CAIP, with a target amount of 200% of his base salary. The actual amount of any bonus Mr. Kotick may receive under the CAIP is determined by the Compensation Committee based on his achievement of mutually agreed objectives, his overall performance and the Company’s financial performance. The form of any such bonus is determined by the Compensation Committee at its sole discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Corporate Annual Incentive Plan” above. In addition, Mr. Kotick received a one-time cash signing bonus payment of $2,500,000 in connection with his entering into the Kotick Employment Agreement. Further, the Compensation Committee, at its sole discretion, may award Mr. Kotick a performance bonus at any time in an amount and form determined by the Compensation Committee. Mr. Kotick is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a supplemental term life insurance policy in the amount of $18 million for the benefit of his estate until March 14, 2022.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   50

Back to Contents

As an inducement to enter into the Kotick Employment Agreement, Mr. Kotick received a grant of 2,061,006 restricted share units, the number of which was based on a fair market value on the date of grant approximately equal to $25,000,000. As the Company’s “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) was greater than or equal to $500,000,000, on March 15, 2013 the restricted share units vested with respect to one-third of the award (representing the twenty month-long vesting tranches between August 1, 2011 and March 1, 2013) and thereafter one-sixtieth of the award vested and will vest, as the case may be, on the first day of each month, with the exception of the final tranche, which will vest on the expiration date of the Kotick Employment Agreement.

As further inducement to enter into the Kotick Employment Agreement, Mr. Kotick received a grant of 4,122,012 performance shares, each representing the right to receive one share of our Common Stock, the number of which assumes maximum performance and was based on a fair market value on the date of grant approximately equal to $50,000,000; target performance would result in a release of 2,061,006 shares. Seventy percent of the performance shares are subject to vesting conditions based upon our operating performance in overlapping two-year periods (i.e., 2011-2012, 2012-2013, 2013-2014 and 2014-2015). With respect to 65% of those shares, our operating performance will be measured by reference to the Company’s diluted earnings per share over the relevant two-year period and, with respect to 35% of those shares, our operating performance will be measured by reference to the Company’s free cash flow over the relevant two-year period. If actual performance is below 75% of target, no shares subject to the operating performance criteria will be earned. For each measure, if actual performance is 75% of target, 75% of the target shares subject to the relevant operating performance criteria will be earned; if actual performance is 100% of target, 100% of the target shares subject to the operating performance criteria will be earned; if actual performance is 125% of target or above, all of the shares (i.e., 200% of the target shares) subject to the operating performance criteria will be earned. If actual performance falls between two thresholds, the number of shares subject to the operating performance criteria that will be earned will be determined using straight-line interpolation. The remaining 30% of the performance shares also vest in overlapping two-year periods, other than the performance period for 2011-2012, which was measured from July 1, 2011 through December 31, 2012, based on our compound annual TSR between the average closing price of our Common Stock during the 30 days immediately preceding the commencement of the applicable performance period and the average closing price of our Common Stock during the 30 days immediately preceding the end of the applicable performance period, as compared to the TSR of the NASDAQ Composite measured over the same 30-day periods in such performance period and calculated in an analogous manner. For each performance period, if our TSR is 20 percentage points or more below the TSR of the NASDAQ Composite, no shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points below the TSR of the NASDAQ Composite, 50% of the target shares subject to the TSR performance criteria will be earned; if our TSR equals the TSR of the NASDAQ Composite, all of the target shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points more than the TSR of the NASDAQ Composite, 150% of the target shares subject to the TSR performance criteria will be earned; and if our TSR is 20 percentage points more than the TSR of the NASDAQ Composite, all (200% of the target) of the performance shares subject to the TSR performance criteria will be earned. If actual performance falls between two thresholds, the number of shares subject to the TSR performance criteria that will be earned will be determined using straight-line interpolation. In addition, to the extent that not all of the shares are earned, those missed shares may vest at the end of subsequent performance periods based on relative achievement of TSR measures, where the beginning average price of our Common Stock is measured by reference to the 30-day period beginning 30 days prior to the commencement of the performance period with respect to which such shares were missed. Further, the vesting of the performance shares for the performance period for 2011-2012 was also contingent upon the Company’s “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) being greater than or equal to $500,000,000. Please see “—Grants of Plan-Based Awards for 2012” above for further information.

Pursuant to the Kotick Employment Agreement, if there is a change of control (as defined in the Kotick Employment Agreement) during the term of his employment under the Kotick Employment Agreement or Mr. Kotick is terminated without cause (as defined in the Kotick Employment Agreement) during the six months prior to a change of control, Mr. Kotick will be entitled to a cash bonus payable upon such change of control in an amount of at least $30,000,000, which may be increased up to $45,000,000 at the good faith discretion of the Compensation Committee.

Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then-employed by us or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). In addition, Mr. Kotick is prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

Dennis Durkin

Dennis Durkin is party to an employment agreement with us, dated as of February 29, 2012, (i.e., Durkin Employment Agreement), pursuant to which he serves as our Chief Financial Officer. Mr. Durkin’s term of employment under the Durkin Employment Agreement began on March 1, 2012 and continues through March 15, 2017.

Pursuant to the Durkin Employment Agreement, Mr. Durkin’s annual base salary was $650,000 as of March 1, 2012 and was and will be increased by at least 5% annually. For more information about Mr. Durkin’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Salary” above.

Mr. Durkin is also eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Corporate Annual Incentive Plan” above. Mr. Durkin is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   51

Back to Contents

As an inducement to enter into the employment agreement, Mr. Durkin was (1) paid a signing bonus of $1,250,000, (2) granted an option to purchase 300,000 shares of our Common Stock, which will vest in four equal installments on each of March 14, 2014, 2015, 2016 and 2017, (3) granted 350,000 restricted share units, which will vest in four equal installments on each of March 14, 2014, 2015, 2016 and 2017, and (4) granted 450,000 restricted share units with vesting tied to performance, (A) one-fifth of which vested on March 14, 2013, following the Compensation Committee’s determination that the earnings per share objective for the Company set forth in our annual operating plan for 2012 had been met or exceeded, and (B) one-fifth of which will vest on each of March 14, 2014, 2015, 2016 and 2017, in each case, if the Compensation Committee determines that the earnings per share objective for the Company set forth in our annual operating plan for the prior year has been met or exceeded.

If Mr. Durkin’s employment is terminated without cause between January 1, 2013 and January 1, 2014, then one-eighth of the restricted share units with vesting would vest on his termination date and if he is so terminated between January 1, 2014 and March 14, 2014, then one-fourth of those restricted share units would vest on his termination date. In addition, if Mr. Durkin’s employment is terminated without cause between January 1, 2013 and March 13, 2013 and the Compensation Committee determines that the performance metric for 2012 has been met or exceeded, one-fifth of the restricted share units with vesting tied to performance will vest on the later of that determination and his termination date. Similarly, if Mr. Durkin’s employment is terminated without cause between January 1, 2014 and March 13, 2014 and the Compensation Committee determines that the performance metric for 2013 has been met or exceeded, one-fifth of the restricted share units with vesting tied to performance will vest on the later of that determination and his termination date.

Pursuant to the Durkin Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Durkin is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Durkin is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Durkin is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Durkin Employment Agreement. In addition, Mr. Durkin is prohibited from competing with us during the term of his employment under the Durkin Employment Agreement.

Thomas Tippl

Employment Agreement

Thomas Tippl is party to an employment agreement with us, dated as of September 9, 2005, amended as of December 15, 2008, April 15, 2009 and March 23, 2010, and assigned to us by Activision Publishing on April 15, 2009 (as so amended and assigned, the “Tippl Employment Agreement”), pursuant to which he served as the Chief Financial Officer of Activision Publishing until the consummation of the Combination, as our Chief Financial Officer from the consummation of the Combination until February 2009, as our Chief Corporate Officer and Chief Financial Officer from February 2009 until March 2010 and, since March 2010 serves as our Chief Operating Officer (as well as continuing to serve as our Chief Financial Officer until a replacement was hired in March 2012). Mr. Tippl’s term of employment under the Tippl Employment Agreement began on October 1, 2005 and continues through April 15, 2014.

Pursuant to the Tippl Employment Agreement, Mr. Tippl’s annual base salary was $850,000 as of March 23, 2010 and was and will be increased as of February 15th of each year by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s significant promotion or modification in duties). For more information about Mr. Tippl’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Salary” above.

Pursuant to the Tippl Employment Agreement, Mr. Tippl is also eligible for an annual bonus under the CAIP, with a target amount of 120% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Corporate Annual Incentive Plan” above. Mr. Tippl is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

As an inducement to enter into the Tippl Employment Agreement in 2005, Mr. Tippl was (1) paid a signing bonus of $100,000 and (2) granted an option to purchase 1,600,000 shares of our Common Stock, (A) one-third of which vested in five annual installments beginning on October 3, 2006, (B) (i) one-ninth of which vested on May 15, 2007, following the Compensation Committee’s determination that the operating income objective for the Company set forth in our annual operating plan for fiscal 2006 had been met or exceeded, (ii) one-ninth of which vested on May 15, 2008, following the Compensation Committee’s determination that the operating income objective for the Company set forth in our annual operating plan for fiscal 2007 had been met or exceeded, and (iii) one-ninth of which vested on May 11, 2009, following the Compensation Committee’s determination that the operating income objective for the Company set forth in our annual operating plan for fiscal 2008 had been met or exceeded, and (C) one-third of which vested on October 3, 2010. In addition, in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined the Company, Mr. Tippl was granted 193,424 restricted shares of our Common Stock, which vested in three equal installments on each of October 3, 2008, 2009 and 2010. As an inducement to enter into the February 2009 amendment to the Tippl Employment Agreement pursuant to which he was promoted from Chief Financial Officer to Chief Corporate Officer and Chief Financial Officer and the term of his employment was extended until April 2014, Mr. Tippl was granted (1) an option to purchase 1,200,000 shares of our Common Stock, which vested or will vest, as the case may be, in five equal installments on each of February 15, 2010, 2011, 2012, 2013 and 2014, (2) 150,000 restricted shares, which vested or will vest, as the case may be, in five equal installments on each of February 15, 2010, 2011, 2012, 2013 and 2014, and (3) 80,000 restricted shares of our Common Stock, which vested on February 15, 2010 (upon our attainment of a diluted earnings per share target of in excess of $0.68). As an inducement to enter into the March 2010 amendment to the Tippl Employment Agreement pursuant to which he was promoted to Chief Operating Officer and continued to serve as our Chief Financial Officer until a replacement was hired (thereby simultaneously filling multiple leadership roles during a time of significant organizational transition), Mr. Tippl was granted (1) an option to purchase 525,000 shares, which vested or will vest, as the case may be, in four equal installments on each of February 15, 2011, 2012, 2013 and 2014 and (2) 350,000 restricted share units, each representing the right to receive one share of the Company’s Common Stock, which vested or will vest, as the case may be, in four equal installments on each of February 15, 2011, 2012, 2013 and 2014. Mr. Tippl was also granted 225,000 restricted shares of our Common Stock, (A) one-fourth of which vested on each of February 15, 2011, 2012, 2013, following the Compensation Committee’s determination that the earnings per share objective for the Company set forth in our annual operating plan for the prior year had been met or exceeded and (B) one-fourth of which will vest on February 15, 2014 if the Compensation Committee determines that the earnings per share objective for the Company set forth in our annual operating plan for 2013 has been met or exceeded (or, if we fail to meet that objective but “over-deliver” in a subsequent year by an amount at least sufficient to make up for the shortfall, February 15th of the year following that subsequent year).

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   52

Back to Contents

Pursuant to the Tippl Employment Agreement, until the second anniversary of the termination of his employment, Mr. Tippl is restricted from soliciting the employment of anyone who was employed by us or our affiliates during the term of his employment and from inducing any of our business partners to alter its relationship with us. Mr. Tippl is also generally not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Tippl Employment Agreement. In addition, Mr. Tippl is prohibited from competing with us during the term of his employment under the Tippl Employment Agreement.

Bonus Agreement

In recognition of his significant contributions to the Company during 2011, including service as both our Chief Operating Officer and interim Chief Financial Officer throughout the year and his critical role in enabling the Company to exceed its financial goals for the year, we awarded Mr. Tippl a one-time, discretionary bonus of $3 million, which was paid on March 15, 2012.

Pursuant to the agreement, dated as of March 12, 2012, between Mr. Tippl and us, half of that bonus (i.e., $1.5 million) was deemed earned as of the date paid and the remaining $1.5 million will be deemed earned as of March 14, 2015. If Mr. Tippl’s employment is terminated prior to March 14, 2015 by the Company for cause or by him without good reason, in each case within the meaning of the Tippl Employment Agreement (see “—Potential Payments upon Termination or Change of Control” below), he has agreed to repay to us 50% of the net bonus paid to him on March 15, 2012 (i.e., half of the amount paid to him after all applicable taxes and withholdings), within 120 days of the termination of his employment.

Brian Hodous

Brian Hodous is party to an employment agreement with us, dated as of July 31, 2009, amended as of August 1, 2011, assigned to us by Activision Publishing as of January 1, 2012 and amended as of September 18, 2012, and (the “Hodous Employment Agreement”), pursuant to which he serves as our Chief Customer Officer. Mr. Hodous’s term of employment under the Hodous Employment Agreement began on August 1, 2009 and continues through March 31, 2015.

Pursuant to the Hodous Employment Agreement, Mr. Hodous’s annual base salary was $660,000 as of March 3, 2013 and was and will be reviewed periodically. For more information about Mr. Hodous’s base salary, see “—Compensation Discussion and Analysis—Elements of Compensation Program for 2012—Salary” above.

Mr. Hodous is also eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Compensation Program for 2012—Corporate Annual Incentive Plan” above. Mr. Hodous is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

As an inducement to enter into the employment agreement, Mr. Hodous was (1) paid a renewal bonus of $48,000, (2) granted an option to purchase 200,000 shares of our Common Stock (A) 75,000 of which vested on July 31, 2010, (B) 75,000 of which vested on July 31, 2011 and (C) the remaining 50,000 of which vested on July 13, 2012 (although it would have vested on July 31, 2011 if the Compensation Committee had determined that the combined operating income objective for Activision Publishing’s and Blizzard Entertainment’s retail business set forth in our annual operating plan for 2010 had been met or exceeded), and (3) granted 60,000 restricted share units, (A) one-half of which vested on July 31, 2011, and (B) one-half of which vested on July 31, 2012 (although it would have vested on July 31, 2011 if the Compensation Committee had determined that the combined operating income objective for Activision Publishing’s and Blizzard Entertainment’s retail business set forth in our annual operating plan for 2009 had been met or exceeded). As an inducement to enter into the August 2011 amendment to the Hodous Employment Agreement, pursuant to which the term of his employment was extended until March 2013, Mr. Hodous was granted (1) an option to purchase 50,000 shares of our Common Stock, which vested on March 31, 2013, (2) 55,000 restricted share units, which vested on March 31, 2013, and (3) 40,000 restricted share units with vesting tied to performance, which vested on March 31, 2013, as the Compensation Committee determined that the operating income objective for the Company set forth in our annual operating plan for 2011 had been met or exceeded and that the operating income objective for the Company set forth in our annual operating plan for 2012 had been met or exceeded. As an inducement to enter into the September 2012 amendment to the Hodous Employment Agreement, pursuant to which the term of his employment was extended until March 2015, Mr. Hodous was granted (1) an option to purchase 50,000 shares of our Common Stock, which will vest on March 30, 2015, (2) 50,000 restricted share units, which will vest on March 30, 2015, and (3) 50,000 restricted share units with vesting tied to performance, one-half of which will vest on March 30, 2015 if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan 2013 has been met or exceeded, and one-half of which will vest on that date if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2014 has been met or exceeded.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   53

Back to Contents

Pursuant to the Hodous Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Hodous is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Hodous is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Hodous is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Hodous Employment Agreement. In addition, Mr. Hodous is prohibited from competing with us during the term of his employment under the Hodous Employment Agreement.

Michael Morhaime

Michael Morhaime is party to an employment agreement with us, dated as of December 1, 2007 and amended as of December 15, 2008, March 31, 2009, November 4, 2009 and October 16, 2010 (i.e., the Morhaime Employment Agreement), pursuant to which he serves as the President and Chief Executive Officer of Blizzard Entertainment. Mr. Morhaime’s term of employment under the Morhaime Employment Agreement began on July 9, 2008 and continues through December 31, 2016.

Pursuant to the Morhaime Employment Agreement, Mr. Morhaime’s annual base salary was $763,900 as of August 31, 2010 and was and will be reviewed annually. It may be increased at our discretion and any higher base salary paid to Mr. Morhaime will then be deemed to be the annual rate for purposes of the Morhaime Employment Agreement. For more information about Mr. Morhaime’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Salary” above.

Mr. Morhaime is also eligible for an annual bonus under the CAIP with a target amount of 27% of his base salary, 10% of which will be based on the Company’s financial performance and 90% of which will be based on his performance and Blizzard Entertainment’s financial performance. The actual amount of any such bonus paid to him is determined at the Company’s discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Corporate Annual Incentive Plan” above.

Mr. Morhaime is also eligible for additional annual performance-based cash compensation based upon Blizzard Entertainment’s earnings under the Morhaime Profit Sharing Plan. Specifically, Mr. Morhaime is entitled to an amount equal to up to 6% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan. (The Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage). Prior to October 2010, Mr. Morhaime was entitled to an amount equal to up to 5% of that pool. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Other Annual Incentive Plans and Bonus Programs or Awards for 2012” above.

Mr. Morhaime is also eligible for an annual bonus under the Blizzard Bonus Plan. The target amount of such bonus is 37% of his base salary, but is otherwise at our Chief Executive Officer’s discretion. For more information about the Blizzard Bonus Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2012—Other Annual Incentive Plans and Bonus Programs or Awards for 2012” above.

Mr. Morhaime is also entitled to participate in all benefit plans generally available to Blizzard Entertainment’s senior executive officers (provided that in any case his benefits are in the aggregate at least as favorable to him as those provided to him by Blizzard Entertainment as of October 15, 2007). Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of the Morhaime Employment Agreement.

As an inducement to enter into the Morhaime Employment Agreement, upon the consummation of the Combination, Mr. Morhaime was granted an option to purchase 600,000 shares of our Common Stock, which vested or will vest, as the case may be, in 60 equal installments on the 9th day of each month in the five years following the date of grant, commencing with August 9, 2008. As an inducement to enter into the October 2010 amendment to the Morhaime Employment Agreement, pursuant to which, among other things, the term of his employment was extended until December 2016, Mr. Morhaime was granted (1) an option to purchase 300,000 shares of our Common Stock, one-sixth of which vested or will vest, as the case may be, on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016, and (2) 400,000 restricted share units, one-sixth of which vested or will vest, as the case may be, on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016. In addition, the Morhaime Employment Agreement provides that we will recommend to the Compensation Committee that Mr. Morhaime be granted an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units once per year during the term of the agreement to the extent awards are being made to our other senior executives during that year. Accordingly, the Compensation Committee, upon our recommendation, granted Mr. Morhaime: (1) in November 2010, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of each of which vested or will vest, as the case may be, on each of November 7, 2011, 2012 and 2013; (2) in November 2011, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of each of which will vest on each of November 8, 2013, 2014 and 2015; and (3) in November 2012, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of each of which will vest on each of November 8, 2013, 2014 and 2015. Pursuant to the Morhaime Employment Agreement, while he is our employee and during any period following the termination of his employment in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), Mr. Morhaime is restricted from soliciting the employment of anyone then-employed by us or Blizzard Entertainment and from inducing any of our business partners or Blizzard Entertainment’s business partners to terminate its relationship with us or them. In addition, Mr. Morhaime is prohibited from competing with us while he is our employee. Further, during any period in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), he must make himself reasonably available to us to provide any information or other assistance we may reasonably request with respect to matters relating to Blizzard Entertainment’s business about which he has knowledge as a result of his employment. For information about the severance Mr. Morhaime may receive, see “—Potential Payments upon Termination or Change of Control” below.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   54

Back to Contents

Humam Sakhnini

Humam Sakhnini is party to an employment agreement with us, dated as of January 9, 2012 (i.e., the Sakhnini Employment Agreement), pursuant to which he serves as our Chief Strategy and Talent Officer. Mr. Sakhnini’s term of employment under the Sakhnini Employment Agreement began on February 1, 2012 and continues through March 31, 2015. Prior being promoted on February 1, 2012, Mr. Sakhnini served as our Executive Vice President of Corporate Strategy and Business Development.

Pursuant to the Sakhnini Employment Agreement, Mr. Sakhnini’s annual base salary was $600,000 as of February 1, 2012 and was and will be reviewed periodically. For more information about Mr. Sakhnini’s base salary, see “—Compensation Discussion and Analysis—Elements of Compensation Program for 2012—Salary” above.

Mr. Sakhnini is also eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Compensation Program for 2012—Corporate Annual Incentive Plan” above. Mr. Sakhnini is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

As an inducement to enter into the employment agreement, Mr. Sakhnini was granted (1) an option to purchase 75,000 shares of our Common Stock, which vested or will vest, as the case may be, in three equal installments on each of March 30, 2013, 2014 and 2015, (2) 75,000 restricted share units, which vested or will vest, as the case may be, in three equal installments on each of March 30, 2013, 2014 and 2015, and (3) 75,000 restricted share units with vesting tied to performance, (A) one-third of which vested on March 30, 2013, following the Compensation Committee’s determination that the operating income objective for the Company set forth in our annual operating plan for 2012 had been met or exceeded, and (B) one-third of which will vest on each of March 30, 2014 and 2015, in each case, if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for the prior year has been met or exceeded.

Pursuant to the Sakhnini Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Sakhnini is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Sakhnini is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Sakhnini is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Sakhnini Employment Agreement. In addition, Mr. Sakhnini is prohibited from competing with us during the term of his employment under the Sakhnini Employment Agreement.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   55

Back to Contents

Potential Payments upon Termination or Change of Control

The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control. The calculations assume that each of these events occurred on December 31, 2012.

Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Change of Control Without Termination(5) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Robert A. Kotick
Bonus severance	2,773,047	2,773,047	—	4,454,291	—	2,773,047
Severance payment	—	2,000,000	—	11,993,738	—	17,990,607
Benefits continuation(6)	37,016	421,636	401,497	421,636	—	421,636
Value of accelerated equity awards(7)	29,017,812	29,017,812	6,201,613	29,017,812	37,493,942	56,828,247
Excise tax gross-up	—	—	—	—	0	0
TOTAL	31,827,875	34,212,495	6,603,110	45,887,477	37,493,942	78,013,537
Dennis Durkin
Bonus severance	590,653	590,653	—	590,653	—	590,653
Lump-sum payment	1,300,000	—	—	—	—	—
Salary continuation	—	2,730,000	—	2,730,000	—	2,730,000
Benefits continuation(6)	10,070	15,586	—	15,586	—	15,586
TOTAL	1,900,723	3,336,239	0	3,336,239	0	3,336,239
Thomas Tippl
Bonus severance	1,245,900	1,245,900	—	1,245,900	—	1,245,900
Lump-sum payment	2,662,298	2,662,298	—	—	—	—
Salary continuation	—	—	—	1,204,141	—	1,204,141
Benefits continuation(6)	14,731	22,931	—	—	—	—
Value of continued vesting of equity awards(7)	0	0	0	681,465	0	681,465
TOTAL	3,922,929	3,931,129	0	3,131,506	0	3,131,506
Brian Hodous
Bonus severance	505,005	505,005	—	505,005	—	505,005
Lump-sum payment	1,903,200	1,903,200	—	—	—	—
Salary continuation	—	—	—	1,423,489	—	1,423,489
Value of accelerated equity awards(7)	1,115,100	1,115,100	—	1,115,100	—	1,115,100
TOTAL	3,523,305	3,523,305	0	3,043,594	0	3,043,594
Michael Morhaime
Bonus severance	6,634,033	6,634,033	—	6,634,033	—	6,634,033
Lump-sum payment	—	—	—	15,163,773	—	15,163,773
TOTAL	6,634,033	6,634,033	0	21,797,806	0	21,797,806
Humam Sakhnini
Bonus severance	429,216	429,216	—	429,216	—	429,216
Lump-sum payment	1,200,000	—	—	—	—	—
Salary continuation	—	1,346,301	—	1,346,301	—	1,346,301
TOTAL	1,629,216	1,775,517	0	1,775,517	0	1,775,517

Footnotes for this table can be found on the pages immediately following (pages 57-64).

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   56

Back to Contents

(1)   Bonus Payments upon Termination

In the event of a termination of employment by us without cause or by the employee for good reason, or in the event of a termination of employment due to death or disability, (or in the event of a termination of Mr. Kotick’s employment for any of the aforementioned reasons during the 12-month period following a change of control), on December 31, 2012, each of our named executive officers would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2012), as well as a pro rata bonus for the year in which the termination occurred as follows:

(a) Mr. Kotick would have received:

•

in the event of his termination due to death or disability or in the event of the termination of his employment by us without cause or by him for good reason during the 12-month period following a change of control, and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death), a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365; or

•

in the event of the termination of his employment by us without cause or by him for good reason other than such a termination during the 12-month period following a change of control and subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365.

(b) Messrs. Durkin, Hodous and Sakhnini would have each received, to the extent the bonus was earned and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•

a lump-sum payment equal to the annual bonus for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12.

(c) Mr. Tippl would have received, to the extent the bonus was earned:

•

a lump-sum payment equal to a pro rata portion of the annual bonus for the fiscal year in which the termination occurred.

(d) Mr. Morhaime would have received, to the extent the bonus was earned:

•

a lump-sum payment equal to any amounts he would have received under the CAIP, Morhaime Profit Sharing Plan and Blizzard Bonus Plan for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days prior to and including his termination date in the year in which the termination occurred and the denominator of which is 365.

None of our named executive officers is entitled to a bonus with respect to the year of termination of his employment in connection with a termination for cause or performance termination. Mr. Kotick would have received any earned but unpaid bonus for prior years in the event of a termination of his employment for cause and Mr. Tippl would have received any earned but unpaid bonus for prior years in the event of a performance termination.

(2)   Termination of Employment due to Death or Disability

In the event of a termination of employment due to death or disability on December 31, 2012, each of our named executive officers or his estate would have received, in addition to any amounts to which he was entitled under applicable law, such as earned but unpaid salary, accrued but unpaid vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, “basic severance”) (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2012), the following:

(a) Mr. Kotick would have received:

•

in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his annual base salary in effect on his termination date, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

in the event of his termination due to death or disability, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•

in the event of his termination due to disability, continuation of his supplemental life insurance benefits through March 15, 2022.

(b) Mr. Durkin would have received:

•

in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero);

•

in the event of his termination due to disability, subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he became entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of his termination due to death or disability, subject to his or his legal representative’s execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of one year following his termination date, provided that he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he would cease to be eligible for continuation of health/medical insurance benefits.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   57

Back to Contents

(c) Mr. Tippl would have received:

•

a lump-sum payment equal to 300% of the base salary paid or payable to him for the most recent year immediately prior to termination; and

•

continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date.

(d) Mr. Hodous would have received:

•

a lump-sum payment equal to 300% of his annual base salary in effect on his termination date, subject to his execution of an effective and irrevocable release in the event of his termination due to disability.

(e) Mr. Sakhnini would have received:

•

in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of his termination due to disability, subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he became entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero).

With the exception of a payment in respect of a bonus, discussed in footnote (1), Mr. Morhaime would not have received anything other than basic severance in connection with his termination due to death or disability.

Except as otherwise indicated, the amounts reflected in the table are in addition to any proceeds from company-provided insurance the executive or his estate would have received upon death or disability, as the case may be.

Any payment in respect of a bonus which any of our named executive officers would have received in connection with a termination of employment due to death or disability is discussed in footnote (1). The effects of a termination of employment due to death or disability on outstanding equity awards are discussed in footnote (7).

(3)   Termination for Cause

The employment of each of our named executive officers may be terminated for “cause” if any of the following occur:

•

For Mr. Kotick: subject to his right to cure, a determination by our Board that he (1) engaged in an act of fraud or embezzlement in respect of us or our funds, properties or assets, (2) was convicted of a felony relating to his actions as our executive under the laws of the United States or any state thereof (provided that all rights of appeal have been exercised or have lapsed), unless such acts were committed in the reasonable, good faith belief that his actions were in our best interests and the best interests of our stockholders and would not violate criminal law, (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause us severe harm, or (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us;

•

For Mr. Durkin: our good faith determination that he (1) engaged in willful, reckless or gross misconduct that caused, or is reasonably likely to cause, harm to us or our subsidiaries, (2) subject to his right to cure, was grossly negligent in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (3) engaged in fraud or dishonesty that caused, or is likely to cause, severe harm to us or our subsidiaries, including our business or reputation, (4) subject to his right to cure, violated any of our lawful and reasonable directives or policies or any applicable laws, rules or regulations in connection with the performance of his duties that caused, or is reasonably likely to cause, harm to us or our subsidiaries, (5) subject to his right to cure, materially breached his employment agreement, (6) subject to his right to cure, materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (7) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (8) subject to his right to cure, breached his fiduciary duties to us or our subsidiaries;

•

For Mr. Tippl: that he (1) engaged in willful, reckless or gross misconduct, (2) subject to his right to cure, materially breached his employment agreement, (3) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude, (4) breached his duty of loyalty to us, or (5) violated our corporate governance policies; in addition, for Mr. Tippl, a “performance termination” occurs if we terminate his employment by reason of his failure to perform the functions of his position at the appropriate level;

•

For Mr. Hodous or Mr. Sakhnini: our good faith determination that he (1) engaged in misconduct or gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (2) engaged in fraud, dishonesty, or any other conduct that causes or has the potential to cause, harm to us or our subsidiaries, including our business or reputation, (3) subject to his right to cure, violated any of our lawful directives or policies or any applicable laws, rules or regulations, (4) materially breached his employment agreement, (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (7) breached his fiduciary duties to us or our subsidiaries; and

•

For Mr. Morhaime: that he (1) subject to his right to cure, failed to perform his primary duties or breached his employment agreement, in either case resulting in material and demonstrable damage to us or our affiliates, (2) subject to his right to cure, intentionally and materially failed to comply with our material policies of which he had been provided written notice and the terms of which are equally and uniformly applied to all of our executive employees, or (3) was convicted of a felony or other crime involving dishonesty or fraud or that results or would reasonably be expected to result in our becoming subject to public reprimand or sanction.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   58

Back to Contents

Each of our named executive officers would have received basic severance in connection with a performance termination or a termination for cause on December 31, 2012 and none of them would have received any salary-related severance or bonus with respect to the year of termination in connection with a performance termination or a termination for cause.

In addition, in the event of a termination of employment by us for cause, Mr. Kotick would have received:

•

any earned but unpaid bonuses for prior years; and

•

continuation of his supplemental life insurance benefits through March 15, 2022;

and, in the event of a performance termination, Mr. Tippl would have received any earned but unpaid bonuses for prior years.

The effects of a termination of employment in connection with a performance termination or a termination for cause on outstanding equity awards are discussed in footnote (7).

(4)   Termination Without Cause or for Good Reason

As described below, each named executive officer may terminate his employment for “good reason” upon the occurrence of any of the following without his consent:

•

For Mr. Kotick: (1) a reduction in his base salary, (2) a material reduction in certain benefits to which he is contractually entitled, (3) the assignment to him of any duties inconsistent with his position, duties, responsibilities, authority or status with us or a change in his reporting responsibilities, titles or offices as in effect prior to such assignment or change, (4) his failure to be nominated for election, or failure to be re-elected, as a member of our Board, (5) our material breach or failure to perform, when due, any of our obligations under his employment agreement, (6) any purported termination of his employment in contravention of his employment agreement or in violation of our Bylaws, or (7) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations;

•

For Mr. Durkin, subject to our right to cure: (1) a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute or (2) his being assigned to serve in a position that results in a material diminution of his responsibilities, duties or title;

•

For Mr. Tippl, subject to our right to cure: our relocation to a location more than 25 miles from Los Angeles County which is materially adverse to him;

•

For Mr. Hodous or Mr. Sakhnini, subject to our right to cure: a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute; and

•

For Mr. Morhaime, subject to our right to cure: (1) a reduction in his base salary or any contractually guaranteed minimum bonuses or bonus opportunities, (2) a material reduction in certain benefits to which he is contractually entitled, (3) any change to the CAIP, the Blizzard Bonus Plan or the Morhaime Profit Sharing Plan that materially reduces his opportunity to earn compensation under those plans, when taken as a whole, (4) any change to the Blizzard Profit Sharing Plan that materially reduces the aggregate compensation opportunities available to Blizzard Entertainment’s employees under that plan, (5) a material default by us in paying or providing him with any compensation or benefits required or any material obligations owed to him under his employment agreement, (6) our termination without cause of any member of Blizzard Entertainment’s management team, (7) a change in location of his primary place of employment to a location more than 15 miles from Blizzard Entertainment’s existing office in Irvine, California, (8) a change in title that conveys lesser responsibility or lower status, or the imposition of any restriction or constraint upon him or the undertaking of any other act which materially diminishes his position, office, responsibility, duties or authority, (9) a change in his reporting structure and responsibilities as set forth in his employment agreement, (10) a change of control of Blizzard Entertainment, or (11) subject to certain exceptions and limitations on his authority, our engaging in conduct with respect to the operations or activities of Blizzard Entertainment which, taken individually or as a whole, prevent or materially interfere with him having authority, ability, accountability and control over the conduct of Blizzard Entertainment’s strategic, operational and daily business activities, or otherwise prevent him from effectively acting as Blizzard Entertainment’s chief executive officer.

Upon a termination of the employment of one of our named executive officers by us without “cause” or by one of our named executive officers for good reason on December 31, 2012 (including the termination of Mr. Kotick by us without cause or by Mr. Kotick for good reason during the 12-month period following a change of control), that named executive officer would have received, in addition to any basic severance, the following:

(a) Mr. Kotick:

•

subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred (unless such termination is during the 12-month period following a change of control, in which case the amount would have been equal to 300% of that sum), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of two years following his termination date; and

•

continuation of his supplemental life insurance benefits through March 15, 2022.

(b) Mr. Durkin:

•

subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date; and

•

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of one year following his termination date, provided that he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he would cease to be eligible for continuation of health/medical insurance benefits.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   59

Back to Contents

(c) Mr. Tippl:

•

salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement, which increases are not reflected in this table because the amount thereof cannot be determined, as they are based upon increases approved for other members of the executive leadership team for the year in question).

(Mr. Tippl would also receive these amounts if his employment is terminated as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction.)

(d) Messrs. Hodous and Sakhnini:

•

subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date.

(e) Mr. Morhaime:

•

a lump-sum payment equal to the sum of:

–

100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through the expiration date of his employment agreement;

–

the sum of the following components for each year remaining through the expiration date of his employment agreement (i.e., four years as of December 31, 2012):

- an amount equal to the actual annual bonus paid under each of the CAIP and Blizzard Bonus Plan for the year immediately preceding the year of termination; and

- the value of his health/medical insurance, life insurance and disability insurance benefits based upon his coverage as of December 31, 2012;

- 200% of the actual annual bonus compensation paid to Mr. Morhaime under the Morhaime Profit Sharing Plan for the year immediately prior to termination; and

–

had his termination date been December 31, 2012, (a) $1,500,000 if his employment was terminated without cause and (b) $900,000 if his employment was terminated by him for good reason.

The lump-sum payment in the table represents the amount Mr. Morhaime would have received had he been terminated without cause. Had he terminated his employment for good reason, the lump-sum payment would have been $14,563,986 (and, as such, the total amount he would have received would have been $21,198,019, including the bonus earned).

Any payment in respect of a bonus which any of our named executive officers would have received in connection with a termination of employment by us without cause or by that named executive officer for good reason is discussed in footnote (1). The effects of a termination of the employment of one of our named executive officers by us without cause or by that named executive officer for good reason on outstanding equity awards are discussed in footnote (7).

Pursuant to the terms of Messrs. Durkin’s, Hodous’s and Sakhnini’s employment agreements, all benefits to which each is otherwise entitled upon a termination of employment by us without cause or by him for good reason, with the exception of the basic severance, would cease if he breaches the post-termination non-solicitation provisions of his employment agreement. Please see, respectively, “—Employment Agreements—Dennis Durkin”, “—Employment Agreements—Brian Hodous” and “—Employment Agreements—Humam Sakhnini” above for a description of those obligations.

In addition, if Mr. Durkin or Mr. Sakhnini obtains any subsequent employment, any severance payable to him in the form of salary continuation would be offset by the amount of his salary from his then-current employer (which payments, for the purposes of this table, are assumed to be zero). All payments and benefits to Mr. Hodous with the exception of the basic severance would cease if he obtains any subsequent employment or otherwise provides services of any kind for compensation.

(5)   Change of Control

For Mr. Kotick, in the event of a change of control:

(a) As noted in footnotes (1) and (4), upon a subsequent termination of employment by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he would have received, in addition to any basic severance, the following:

•

subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

•

subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•

continuation of his supplemental life insurance benefits through March 15, 2022.

(b) The amounts shown represent the value of any restricted shares, restricted share units or performance shares which vest or as to which the restrictions would have lapsed, as the case may be, upon Mr. Kotick’s termination, measured as the NASDAQ Official Closing Price of $10.62 per share of our Common Stock on December 31, 2012.

(c) If there had been a change of control on December 31, 2012 (whether or not he was subsequently terminated):

•

the options granted to him on or prior to June 15, 2007 would have remained exercisable until their original expiration date;

•

100 percent of the restricted shares with vesting tied to performance granted to him on July 9, 2008 (i.e., 2,500,000 restricted shares) would have vested (although these shares were ultimately forfeited on December 31, 2012); and

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   60

Back to Contents

•

the target number of performance shares granted to him thereunder on March 15, 2012 for each performance period or periods (which, for each period, is 25% of the total number of performance shares granted to him) in which the change of control occurred would have vested, other than the performance shares for the 2011-2012 performance period, which would only have vested if our “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) was greater than or equal to $500 million, and then on the later of the date of the change of control and the date on which such goal had been certified as having been achieved (despite that such certification could not have occurred prior to 2013, the value attributable to that acceleration is included herein), and the remaining performance shares would have been cancelled.

In addition, if the NASDAQ Official Closing Price of our Common Stock on the date of the change of control was greater than the exercise price of any of his vested options, Mr. Kotick would have had the right to forfeit the options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those options multiplied by the amount that the NASDAQ Official Closing Price exceeded the exercise price of the options. For purposes of this table, no value is attributed to this provision of his employment agreement, as Mr. Kotick could have obtained the same value by exercising those options and selling the shares purchased upon exercise in the open market.

If, following a change of change of control, he had been terminated due to his death, as discussed in footnote (7):

•

all the options granted to him on December 5, 2007 would have remained exercisable until their original expiration date.

Further, in the event of his termination due to death or disability or in the event of the termination of his employment by us without cause or by him for good reason during the 12-month period following a change of control:

•

those restricted share units granted to him thereunder on March 15, 2012 that would have vested had he remained employed for the 36 months following his termination date (which, had he been terminated on December 31, 2012, would have included, in part, the portion of the award that was to vest in respect of the period from August 1, 2011 through December 31, 2012) would have vested on March 15, 2013, if our “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) was greater than or equal to $500 million (despite that such certification could not have occurred prior to 2013, the value attributable to that acceleration is included herein) (and had such termination not been during the 12-month period following a change of control, the number of restricted share units that would have vested would be those that would have vested had he remained employed for the 24 months following his termination date, rather than the 36 months).

Other than as described in this footnote (5), Mr. Kotick’s termination following a change of control, whether or not in the 12-month period thereafter, would have no impact on his outstanding equity awards.

(d) Pursuant to his employment agreement, Mr. Kotick is entitled to be grossed-up in respect of any excise taxes for which he is responsible in respect of payments by us to him as a result of a change of control. Assuming that a change of control occurred on December 31, 2012, any payment owed to him under the employment agreement as a result of that change of control would not have exceeded the necessary safe harbor cap under the Internal Revenue Code to trigger a gross-up payment for him.

For purposes of Mr. Kotick’s employment agreement, a change of control is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock (except if, after that acquisition, the person or group which acquired that stock beneficially owns fewer shares than Vivendi and its affiliates in the aggregate and does not have, by virtue of that beneficial ownership or by contract the right to elect a majority of the Board), (b) the failure of the directors who constituted the Board at the time of the Combination (or replacements who are approved by a majority of such directors) to constitute a majority of the Board, or (c) a consolidation, merger or sale of all or substantially all of our assets in which our stockholders do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction. No change of control will be deemed to have occurred upon the acquisition of additional control of Activision Blizzard by Vivendi or by any one person or more than one person acting as a group that beneficially owns, directly or indirectly, more than 50% of our total outstanding voting stock.

(6)   Continuation of Insurance Benefits

The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to us of providing those benefits as of December 31, 2012. Please see footnotes (2), (3), (4) and (5) for a description of the termination scenarios for which these amounts are relevant.

(7)   Treatment of Equity Awards

The amounts shown represent the value of any restricted shares, restricted share units or performance shares which vest or as to which the restrictions would have lapsed upon termination, measured as the NASDAQ Official Closing Price of $10.62 per share of our Common Stock on December 31, 2012.

With the exception of certain awards granted to Mr. Tippl, the outstanding equity awards that would have continued to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $10.62 stock price on December 31, 2012 because the market price of our Common Stock at the time of vesting cannot be determined.

The effects of termination as of December 31, 2012 on the outstanding equity awards held by each named executive officer on that date are as follows:

(a) For Mr. Kotick, with respect to equity awards addressed in his employment agreement, on the date of termination:

•

in the event of a termination of his employment due to death or disability or in the event of a termination of his employment by us without cause or by Mr. Kotick for good reason, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

–

the options granted to him prior to January 1, 2007 would remain exercisable until the earlier of the fifth anniversary of his termination date and their original expiration date and the options granted to him on June 15, 2007 and December 15, 2007 would remain exercisable until their original expiration date;

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   61

Back to Contents

–

those restricted share units granted to him on March 15, 2012 that would have vested had he remained employed for the 24 months following his termination date would have vested, including those restricted share units that would have vested on March 15, 2013, if our “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) was greater than or equal to $500 million (despite that such certification could not have occurred prior to 2013, the value attributable to that acceleration is included herein) (unless such termination had been during the 12-month period following a change of control, in which case it would have been those restricted share units that would have vested had he remained employed for the 36 months following his termination date rather than the 24 months thereafter);

–

had his termination date been December 31, 2012, provided that any such termination did not follow a change of control, any unvested portion of his restricted shares with vesting tied to performance would have been treated as follows (although these shares were ultimately forfeited on December 31, 2012, as the performance conditions were not in fact met):

- if the performance condition for the relevant performance period (i.e., the period ending on December 31, 2012) had been met or exceeded as of the day prior to his termination date, the restricted shares that would have vested on December 31, 2012 had Mr. Kotick remained employed through that date would have vested; and

- if the performance condition for the relevant performance period (i.e., the period ending on December 31, 2012) was not met as of the day prior to his termination date but had been met or exceeded as of the last day of that performance period, the restricted shares that would have vested on December 31, 2012 had Mr. Kotick remained employed through that date would have vested.

–

if the performance condition for a relevant period (i.e., the periods ending December 31, 2012 and 2013) is met or exceeded, the performance shares would vest at the end of the period (and, for purposes of this table, the amount shown is based upon actual performance for the first performance period (i.e., the period ending on December 31, 2012) and target performance for the second performance period (i.e., the period ending on December 31, 2013)).

For the effects of a change of control and any subsequent termination on Mr. Kotick’s equity awards, see footnote (5).

•

in the event of a termination of employment by us for cause:

–

his options, whether or not vested, would have been canceled;

–

the portion of his unvested restricted share units that was to vest in respect of the period from August 1, 2011 through December 31, 2012 would have vested on March 15, 2013, if our “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) was greater than or equal to $500 million (despite that such certification could not have occurred prior to 2013, the value attributable to that acceleration is included herein);

–

the unvested portion of his restricted shares with vesting tied to performance would have been canceled; and

–

the performance shares would have been canceled (provided that, if the termination had occurred on or between January 2, 2013 and the date on which our “gross profit” for 2012 has been certified as being greater than or equal to $500 million or not, the performance shares for the 2011-2012 period would have, if the underlying performance criteria were satisfied, vested as if Mr. Kotick had remained employed through the performance measurement date).

•

in the event of a termination of employment for any other reason:

–

his options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days;

–

the portion of his unvested restricted share units that was to vest in respect of the period from August 1, 2011 through December 31, 2012 would have vested on March 15, 2013, if our “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) was greater than or equal to $500 million (despite that such certification could not have occurred prior to 2013, the value attributable to that acceleration is included herein);

–

the unvested portion of his restricted shares with vesting tied to performance would have been canceled; and

–

the performance shares would have been canceled (provided that, if the termination had occurred on or between January 2, 2013 and the date on which our “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) has been certified as being greater than or equal to $500 million or not, the performance shares for the 2011-2012 period would have, if the underlying performance criteria were satisfied, vested as if Mr. Kotick had remained employed through the performance measurement date).

As of December 31, 2012, the outstanding equity awards addressed in Mr. Kotick’s employment agreement were as follows: (1) vested options to purchase 3,977,179 shares of our Common Stock, (2) 2,061,006 restricted share units, and (3) 4,122,012 performance shares. Please see “—Outstanding Equity Awards at December 31, 2012” above for further details about these awards.

For the effects of a change of control and any subsequent termination on Mr. Kotick’s outstanding equity awards, see footnote (5).

(b) For Mr. Durkin, with respect to equity awards addressed in his employment agreement:

•

in the event of a termination of employment due to death, on the date of termination:

–

his options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled.

•

in the event of a termination of employment by us for cause, on the date of termination:

–

his options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled.

•

in the event of a termination of employment for any other reason, on the date of termination:

–

his options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   62

Back to Contents

As of December 31, 2012, the outstanding equity awards addressed in Mr. Durkin’s employment agreement were as follows: (1) unvested options to purchase 300,000 shares of our Common Stock and (2) 800,000 unvested restricted share units (450,000 of which shares have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2012” above for further details about these awards.

(c) For Mr. Tippl, with respect to equity awards addressed in his employment agreement:

•

in the event of a termination of employment due to death or disability, on the date of termination:

–

his options would have ceased to vest; and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement would have vested such that the value of the aggregate number of shares he received upon the vesting of his restricted shares and restricted share units but had yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) would be equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled; based on the NASDAQ Official Closing Price of $10.62 per share of our Common Stock on December 31, 2012, if he had been terminated on that date, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled.

•

in the event of a termination of employment by us for cause or as a result of a performance termination, on the date of termination:

–

his options, whether or not vested, would have been canceled; and

–

because he abandoned certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined us, his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement would have vested such that the value of the aggregate number of shares he received upon the vesting of his restricted shares and restricted share units but had yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) would be equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled; based on the NASDAQ Official Closing Price of $10.62 per share of our Common Stock on December 31, 2012, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled.

•

in the event of a termination of employment by us without cause or by Mr. Tippl for good reason (or as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction):

–

if his aggregate earned value (defined as the aggregate of the value of restricted shares (other than those with vesting tied to performance) and restricted share units granted to him pursuant to his agreement vested prior to termination (as determined by reference to the NASDAQ Official Closing Price on the vesting date) and the value of exercised stock options (where all options are deemed to have been exercised upon vesting)) had been equal to or exceeds the valuation limit determined by multiplying (x) the number that is equal to the sum of his initial base salary and target annual bonus multiplied by 2.5 ($1,968,750) by (y) the number of full and partial years worked as of the date of termination (seven) (i.e.; $13,781,250), Mr. Tippl’s remaining unvested restricted shares, restricted share units and stock options would have been canceled; otherwise, Mr. Tippl’s restricted shares (other than those with vesting tied to performance, which would have been canceled), the restricted share units granted to him pursuant to his agreement and his stock options would have continued to vest until his aggregate earned value in respect of that equity exceeded the valuation limit (or he begins to compete with us, in which case the vesting would cease as of the day he began the competitive activity and any options which are then vested would have generally remained exercisable for 30 days); assuming a December 31, 2012 termination date, Mr. Tippl’s aggregate earned value would have fallen below the valuation limit, resulting in continued vesting of restricted shares, restricted share units and stock options with a value on vesting of $681,465.

•

in the event of a termination of employment for any other reason, on the date of termination:

–

his options, whether or not vested, would have been canceled; and

–

his unvested restricted shares and restricted share units would have been canceled.

As of December 31, 2012, the outstanding equity awards addressed in Mr. Tippl’s employment agreement were as follows: (1) vested options to purchase 2,013,612 shares of our Common Stock, (2) unvested options to purchase 742,500 shares of our Common Stock, (3) 60,000 restricted shares, and (4) 175,000 restricted share units. Please see “—Outstanding Equity Awards at December 31, 2012” above for further details about these awards.

(d) For Mr. Hodous, with respect to equity awards addressed in his employment agreement:

•

in the event of a termination of employment due to death, on the date of termination:

–

his options would have continued to vest through the expiration of his employment agreement and would have generally remained exercisable for one year thereafter; and

–

his unvested restricted share units (other than those with vesting tied to performance) would have vested; and

–

his unvested restricted share units with vesting tied to performance would have been canceled.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   63

Back to Contents

•

in the event of a termination of employment due to disability or by us without cause or by him for good reason, subject to his execution of an effective and irrevocable release;

–

his options would have continued to vest through the expiration of his employment agreement and would have generally remained exercisable for one year thereafter; and

–

his unvested restricted share units (other than those with vesting tied to performance) would have vested as of the 60th day following his termination date; and

–

his unvested restricted share units with vesting tied to performance would have been canceled.

•

in the event of a termination of employment by us for cause, on the date of termination:

–

his options, whether or not vested, would have been canceled; and

–

his unvested restricted share units (including than those with vesting tied to performance) would have been canceled.

•

in the event of a termination of employment for any other reason, on the date of termination:

–

his options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units (including than those with vesting tied to performance) would have been canceled.

As of December 31, 2012, the outstanding equity awards addressed in Mr. Hodous’s employment agreement were as follows: (1) vested options to purchase 200,000 shares of our Common Stock, (2) unvested options to purchase 100,000 shares of our Common Stock, and (3) 195,000 unvested restricted share units (90,000 of which have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2012” above for further details about these awards.

(e) For Mr. Sakhnini, with respect to equity awards addressed in his employment agreement:

•

in the event of a termination of employment due to death, on the date of termination:

–

his options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled.

•

in the event of a termination of employment by us for cause, on the date of termination:

–

his options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled.

•

in the event of a termination of employment for any other reason, on the date of termination:

–

his options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

As of December 31, 2012, the outstanding equity awards addressed in Mr. Sakhnini’s employment agreement were as follows: (1) vested options to purchase 289,000 shares of our Common Stock, (2) unvested options to purchase 75,000 shares of our Common Stock and (3) 150,000 unvested restricted share units (75,000 of which shares have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2012” above for further details about these awards.

(f) Awards Not Addressed in Employment Agreements. As of December 31, 2012, certain of our named executive officers held certain equity awards that were not addressed in the executive’s employment agreement and, instead, were consistent with our standard form of award agreement. Specifically:

•

Restricted Shares and Restricted Share Units held by Messrs. Tippl and Morhaime. Each of Messrs. Tippl and Morhaime were granted restricted shares and/or restricted share units which, in the event his employment agreement had terminated for any reason prior to the date on which those awards had vested, on the date of termination of employment:

–

would have been canceled on the date of termination.

As of December 31, 2012, the outstanding restricted share awards with such terms were as follows:

–

112,500 unvested restricted shares with vesting tied to performance held by Mr. Tippl; and

–

406,665 unvested restricted share units granted to Mr. Morhaime.

•

Options held by Messrs. Tippl and Morhaime. Each of Messrs. Tippl and Morhaime were granted options which, on the date of termination of employment:

–

in the event of his termination due to death or disability, would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year;

–

in the event of a termination of employment by us for cause, whether or not vested, would have been canceled immediately; and

–

in the event of a termination of employment for any other reason, would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days.

As of December 31, 2012, the outstanding options with such terms were as follows:

–

vested options to purchase 80,000 shares of our Common Stock granted to Mr. Tippl; and

–

vested options to purchase 1,030,001 shares of our Common Stock and unvested options to purchase 669,999 shares of our Common Stock granted to Mr. Morhaime.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   64

Back to Contents

DIRECTOR COMPENSATION

General

Directors of Activision Blizzard who are not employed by us or any of our subsidiaries, or by Vivendi or any of its controlled affiliates (collectively, the “unaffiliated directors”), receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity awards. Directors of Activision Blizzard who are employed by us or any of our subsidiaries do not receive any compensation for their service on our Board in addition to what they receive in connection with their employment. Nor do the directors of Activision Blizzard who are employed by Vivendi or any of its controlled affiliates receive any compensation from us for their service on our Board (although if and when there is any requirement that they own shares of our stock, under our Bylaws they will be entitled to receive the equity needed to satisfy that requirement). All of our directors are reimbursed by us for expenses incurred in connection with their service on our Board. We also reimburse our directors’ spouses for travel, lodging and related expenses they incur in attending business-related meetings or events at our request, though such occurrences are quite infrequent. On rare occasions, we may provide our directors’ spouses with travel and lodging at our expense when the incremental cost to us for doing so is negligible. Although our director compensation program and the Company’s Corporate Governance Principles and Policies provide that directors will receive such other benefits as our Board may determine, it has not been the Company’s practice to provide perquisites to its directors.

The Compensation Committee annually reviews the compensation plans and policies applicable to all directors and makes recommendations to our Board regarding those plans and policies as needed. Our executive officers may assist the Compensation Committee in obtaining benchmarking and other information relevant to determining director compensation, but management has no role in recommending or determining the amount or form of director compensation. From time-to-time, the Compensation Committee engages a compensation consultant to assist it in this review. The Compensation Committee most recently so engaged a compensation consultant in April 2010 and, in June 2010, consistent with the Compensation Committee’s recommendations, the Board of Directors approved a 10% increase with respect to all aspects of the compensation then-payable to unaffiliated Board members. Our Board most recently amended the director compensation program on October 21, 2011 to revise the provisions regarding director stock ownership guidelines and other benefits we may provide to our directors.

Cash Compensation

The following table sets forth a summary of the cash elements of our director compensation program that has been in effect for our unaffiliated directors since June 3, 2010:

Current Cash Elements (effective since June 3, 2010)
Annual Retainer	$55,000
For Serving as Chairperson of the Audit Committee	$27,500
For Serving as Chairperson of the Compensation Committee	$22,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$16,500
For Serving as an Audit Committee Member	$11,000
For Serving as a Compensation Committee or Nominating and Governance Committee Member	$5,500
For each Board or Committee Meeting Attended in Person or by Telephone	$3,300
Per Day for Special Assignments	$5,500

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   65

Back to Contents

Equity Compensation

Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. The following table sets forth a summary of the equity compensation program that has been in effect for our unaffiliated directors since June 3, 2010:

	Current Equity Elements (effective since June 3, 2010)
	Restricted Share Units (#)	Options to Purchase Shares of our Common Stock (#)(3)
Annual Re-Election Award(1)	11,000	22,000
Initial Election and Tenth Anniversary Award(2)	22,000	44,000

(1)

Each unaffiliated director receives these awards upon any re-election to our Board other than his initial election to our Board or his re-election to our Board following each ten-year period of continuous service. The awards vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board).

(2)

Each unaffiliated director receives these awards upon his initial election to our Board and upon his re-election to our Board following each ten-year period of continuous service. The awards vest in eight equal installments (on a quarterly basis for the two years following the date of grant, subject to continued service on our Board).

(3)

All options granted have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

Stock Ownership Guidelines

Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-affiliated director is required, within four years following his or her initial election to our Board, to beneficially own shares of our Common Stock (including any restricted shares of Common Stock or restricted share units payable in shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer that we then pay that director for regular service on our Board. The value of shares owned by each non-affiliated director is calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on the higher of: (a) the closing price of our Common Stock as quoted on the NASDAQ National Market on that day, (i.e., $10.945) and (b) the closing price of our Common Stock as quoted on the NASDAQ National Market on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-affiliated directors are subject to these guidelines for as long as they continue to serve on our Board. As of January 3, 2013, each of our non-affiliated directors was in compliance with these guidelines.

Indemnification

We maintain a directors and officers insurance policy that insures all of our directors from claims arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard.

In addition, we have entered into, an indemnification agreement with each of our unaffiliated directors containing provisions that, in certain respects, provide broader indemnification than the indemnification required by the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our unaffiliated directors as a result of any proceeding against them as to which they could be indemnified. We believe that these agreements are necessary to attract and retain qualified persons as directors.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   66

Back to Contents

Compensation for 2012

The following table sets forth a summary of certain information regarding the compensation of our directors for 2012 other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the “Summary Compensation Table” above and he does not receive any additional compensation for his Board service. The information in the table reflects Mr. Kelly’s compensation as an employee of the Company, as he receives no additional consideration for his Board service.

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1)(2)(3) ($)		Option Awards (1)(2)(3) ($)	All Other Compensation ($)		Total ($)
Philippe G. H. Capron	—	(4)	—		—	—		—
Jean-Yves Charlier(5)	—	(4)	—		—	—		—
Robert J. Corti	167,200		128,590		101,200	—		396,990
Frédéric R. Crépin	—	(4)	—		—	—		—
Jean-François Dubos(5)	—	(4)	—		—	—		—
Lucian Grainge	—	(4)	—		—	—		—
Brian G. Kelly	3,275,385	(6)	27,516,225	(6)(7)	—	13,650	(6)	30,805,260	(6)
Jean-Bernard Lévy(5)	—	(4)	—		—	—		—
Robert J. Morgado	162,750		128,590		101,200	—		392,540
Boyd Muir(5)	—	(4)	—		—	—		—
Stéphane Roussel(5)	—	(4)	—		—	—		—
Richard Sarnoff	121,000		128,590		101,200	—		350,790
Régis Turrini	—	(4)	—		—	—		—

(1)

The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in 2012 to each person who served on our Board during 2012 who is not a named executive officer (in each case, computed in accordance with ASC Topic 718, other than as discussed in footnote (7) below). As such, in a year of grant, the amount shown represents the full aggregate grant date fair value, rather than the portion being expensed for financial statement reporting purposes in that year. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 18 to our audited financial statements included in our 2012 10-K.

(2)

The following table sets forth the number of shares underlying stock awards (which consist of restricted share units, and in the case of Mr. Kelly, performance shares) and option awards, granted in 2012 to each person who served on our Board during 2012 who is not a named executive officer. The table also sets forth the grant date fair value of those stock awards and option awards, as applicable (in each case, computed in accordance with ASC Topic 718, other than as discussed in footnote (7) below). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 18 to our audited financial statements included in our 2012 10-K.

Name	Number of Shares Underlying Stock Awards Granted in 2012 (#)		Grant Date Fair Value of Stock Awards Granted in 2012 ($)	Number of Shares Underlying Options Granted in 2012 (#)	Grant Date Fair Value of Options Granted in 2012 ($)
Philippe G. H. Capron	—		—	—	—
Jean-Yves Charlier	—		—	—	—
Robert J. Corti	11,000		128,590	22,000	101,200
Frédéric R. Crépin	—		—	—	—
Jean-François Dubos	—		—	—	—
Brian G. Kelly	2,122,242	(a)	27,516,225	—	—
Jean-Bernard Lévy	—		—	—	—
Robert J. Morgado	11,000		128,590	22,000	101,200
Boyd Muir	—		—	—	—
Stéphane Roussel	—		—	—	—
Richard Sarnoff	11,000		128,590	22,000	101,200
Régis Turrini	—		—	—	—

(a)

Consists of 1,061,121 performance shares and 1,061,121 restricted share units, each representing the right to receive one share of our Common Stock. The number of performance shares reflected in the table is the target amount (i.e., 1,061,121); the maximum number of performance shares subject to the award is 2,122,241.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   67

Back to Contents

(3)

The following table presents, as of December 31, 2012, the number of shares underlying outstanding options and stock awards (which consisted of restricted share units and, in the case of Mr. Kelly, performance shares) held by each director who served in 2012 and who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2012 (#)	Number of Shares Underlying Stock Awards as of December 31, 2012 (#)
Philippe G. H. Capron	—	—
Jean-Yves Charlier	—	—
Robert J. Corti	184,334	11,000
Frédéric R. Crépin	—	—
Jean-François Dubos	—	—
Lucian Grainge	—	—
Brian G. Kelly	262,998	2,122,242	(a)
Jean-Bernard Lévy	—	—
Robert J. Morgado	315,446	11,000
Boyd Muir	—	—
Stéphane Roussel	—	—
Richard Sarnoff	264,334	11,000
Régis Turrini	—	—

(a)

Consists of 1,061,121 performance shares and 1,061,121 restricted share units, each representing the right to receive one share of our Common Stock. The number of performance shares reflected in the table is the target amount (i.e., 1,061,121); the maximum number of performance shares subject to the award is 2,122,241.

(4)

None of Messrs. Capron, Charlier, Crépin, Dubos, Grainge, Lévy, Muir, Roussel or Turrini participated in our director compensation program in connection with his service on our Board for 2012, as each was a Vivendi Director.

(5)

On June 29, 2012, Mr. Lévy resigned from our Board and, on August 21, 2012, Boyd Muir was appointed to our Board in his stead. On October 9, 2012, Mr. Roussel resigned from our Board and, on October 12, 2012, Mr. Dubos was appointed to our Board in his stead. On October 18, 2012, Mr. Muir resigned from our Board and, on October 22, 2012, Mr. Charlier was appointed to our Board in his stead.

(6)

Mr. Kelly is party to an employment agreement with us, dated as of June 30, 2012, pursuant to which he serves as our Co-Chairman, a copy of which is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Mr. Kelly’s term of employment under that agreement continues through June 30, 2016. Pursuant to his employment agreement, Mr. Kelly’s annual base salary was $100,000 as of June 30, 2012 (reduced from the $450,000 annual base salary he was receiving before he entered into his current employment agreement). Mr. Kelly is also eligible for an annual bonus if the Company achieves its objectives for the applicable year, the actual amount of which is determined at the Compensation Committee’s sole discretion. Mr. Kelly was awarded a discretionary bonus of $3 million for 2012. As an inducement to enter into the employment agreement, Mr. Kelly was granted 1,061,121 performance shares (2,122,241, if maximum performance is achieved) and 1,061,121 restricted share units, each representing the right to receive one share of our Common Stock. Mr. Kelly’ s employment agreement also provides for payments upon the occurrence of certain termination events or a change of control. In addition, Mr. Kelly is entitled to participate in all benefits plans generally available to our senior executive officers and we maintain a $6 million supplemental term life insurance policy for the benefit of his estate. As a result, during 2012, he also received other compensation consisting of $10,250 in insurance premiums paid by us with respect to life and long-term disability insurance for his benefit and $3,400 in “matching” contributions by us to his account under our 401(k) plan.

(7)

The award of performance shares subject to performance conditions is valued based on the closing market price of our Common Stock on the date of grant and our assessment on that date of the probable outcome of the performance conditions, which are the same as the conditions underlying the performance share award to Mr. Kotick described in “Executive Compensation—Grants of Plan-Based Awards for 2012” above. As such, the grant date fair value shown above is comprised of: $5,077,459 for shares subject to market-based TSR conditions; $6,587,575 for shares with vesting based on earnings per share; and $3,128,350 for shares with vesting based on free cash flow. The grant date fair value of the portion of the performance shares subject to market-based conditions is computed in accordance with ASC Topic 718 using a “Monte Carlo” valuation methodology, which incorporates into the valuation the possibility of the achievement of the market condition. The grant date value of the portion of the performance shares subject to non-market conditions for which the metrics were established at the time of grant (i.e., for the 2011-2012, 2012-2013 and 2013-2014 performance periods) is computed in accordance with ASC Topic 718. The grant date value of the portion of the performance shares subject to non-market conditions for which the metrics were not established at the time of grant (i.e., for the 2014-2015 performance period) is calculated by multiplying (a) the number of shares underlying that portion of the award, assuming the highest level of performance under the performance conditions to be established for that performance period, by (b) the closing price of our Common Stock on the grant date of the performance shares. Based upon this same methodology and assuming an assessment of the maximum outcome of the performance conditions, the grant date fair value would be $22,889,432, comprised of: $5,077,459 for shares subject to market-based TSR conditions (consistent with the probable assessment, as shares subject to TSR conditions are expensed at a fixed amount, regardless of the performance ultimately achieved); $11,577,784 for shares with vesting based on diluted earnings per share; and $6,234,189 for shares with vesting based on free cash flow.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   68

Back to Contents

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Charter and Bylaw Provisions Relating to Vivendi and Its Affiliates

Our Certificate of Incorporation and our Bylaws, which were amended in connection with the Combination, include various provisions governing transactions and other relationships between us and Vivendi. These provisions are summarized in this section.

Transactions with Vivendi and its Controlled Affiliates

Our Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand, will be void or voidable solely for the reason that Vivendi or its controlled affiliates is a party thereto, or solely because any of our directors or officers who are affiliated with Vivendi are present at or participate in the meeting of our Board or committee of the Board which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for that purpose, but that any contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) will be governed by the provisions of our Certificate of Incorporation, our Bylaws, Delaware law and any other applicable law.

In addition, our Certificate of Incorporation provides that, unless Vivendi’s voting interest (1) equals or exceeds 90% or (2) is less than 35%, with respect to any merger, business combination or similar transaction involving us or any of our subsidiaries, on the one hand, and Vivendi or its controlled affiliates, on the other hand, in addition to any approval required by Delaware law or our Bylaws, the approval of the transaction requires the affirmative vote of the holders of a majority of the shares of our Common Stock, other than Vivendi and its controlled affiliates, that are present and entitled to vote at the meeting called to approve the transaction.

Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi, its controlled affiliates nor any of their respective officers or directors will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Activision Blizzard or the derivation of any improper personal benefit by reason of the fact that Vivendi, its controlled affiliates or an officer or director of Vivendi or any of its controlled affiliates in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand.

In addition, our Bylaws require that, until July 9, 2013, any transaction or agreement between us or any of our subsidiaries, on the one hand, and Vivendi or any of its controlled affiliates, on the other hand, including any merger, business combination or similar transaction involving those parties, must, in addition to any approval required by law, be approved by (1) the affirmative vote of a majority of the votes present or otherwise able to be cast at a meeting of our Board and (2) the affirmative vote of at least a majority of the Independent Directors (as defined in our Bylaws).

A “controlled affiliate” of Vivendi is an affiliate within the meaning of the Exchange Act that is controlled, directly or indirectly, by Vivendi.

Business Activities

Under our Certificate of Incorporation, neither Vivendi nor any of its controlled affiliates may engage, directly or indirectly, in any “competing business”, which is defined as the business of developing or publishing (1) interactive games for video game consoles or personal computers or (2) massive multi-player online role playing games. The businesses conducted by Vivendi and its controlled affiliates as of the consummation of the Combination (and reasonable enhancements, extensions and derivations of those businesses) are not considered to be competing businesses. In addition, our Certificate of Incorporation contains procedures pursuant to which certain businesses Vivendi or its controlled affiliates may acquire would not be considered competing businesses.

Vivendi and its affiliates are not otherwise obligated to refrain from engaging in the same or similar business activities or lines of business as we do. Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi nor any of its officers or directors will be liable to us or our stockholders for breach of any fiduciary duty by reason of those activities or because that person participated in them.

Corporate Opportunities

Our Certificate of Incorporation provides that, in the event that Vivendi acquires knowledge of a potential corporate opportunity for both Activision Blizzard and Vivendi, Vivendi will have no duty to communicate or offer the corporate opportunity to us; provided, however, that if that corporate opportunity is offered to an officer or director of Activision Blizzard who is also an officer, director or employee of Vivendi, expressly in that person’s capacity as a director or officer of Activision Blizzard, then the corporate opportunity will not be pursued by Vivendi.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   69

Back to Contents

Subject to the provisions of our Certificate of Incorporation described in the prior paragraph, to the fullest extent permitted by law, (1) Vivendi will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder of Activision Blizzard by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to us and (2) a director or officer of ours who is also a director, officer or employee of Vivendi who acts in a manner consistent with these standards will have satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to the corporate opportunity.

The provisions of our Certificate of Incorporation described above under the headings “—Business Activities” and “—Corporate Opportunities” expire on the date that Vivendi and its controlled affiliates cease to beneficially own at least 10% of the outstanding shares of our Common Stock and no person who is a director or officer of Activision Blizzard is also a director or officer of Vivendi.

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policy

We have a Related Party Transaction Policy pursuant to which the Audit Committee evaluates transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which (1) we directly or indirectly were, are or will be a participant, (2) the amount involved exceeds $120,000, and (3) a related person had, has or will have a direct or indirect interest. For the purposes of that policy, a “related person” is (a) one of our executive officers or directors, a person nominated for election to our Board, or any such person’s immediate family member, (b) an entity that any of them controls or in which any of them has a substantial business ownership, or (c) any person who beneficially owns more than 5% of our Common Stock or any such person’s immediate family member. Our Related Party Transaction Policy does not cover any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by that committee for approval by our Board. Nor does it cover any dealings with Vivendi or any of its affiliates (as they are addressed by our Certificate of Incorporation and Bylaws).

Under our Related Party Transaction Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

•

the purpose of and benefits to us;

•

the terms of the transaction and whether the terms are arm’s-length and in the ordinary course of our business;

•

the direct or indirect nature of the related person’s interest in the transaction;

•

the size and expected term of the transaction;

•

whether the transaction was initiated by us or the related person;

•

applicable law and listing standards;

•

the availability of comparable goods or services from non-related persons;

•

the potential for reputational harm;

•

our Certificate of Incorporation and Bylaws; and

•

other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and Bylaws. If the Audit Committee does not approve or ratify the transaction, it may be voided, terminated or amended.

Code of Conduct and Conflicts of Interest

Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such conflicts of interest should be avoided and if an executive officer or director believes, after consultation with our Chief Legal Officer or Chief Compliance Officer, that he may have a conflict of interest, he should consult with the Audit Committee, which is responsible for determining whether a conflict actually exists.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   70

Back to Contents

Relationships and Transactions

Relationships and Transactions with Vivendi and its Affiliates

Combination of Activision and Vivendi Games and Post-Closing Tender Offer

On July 9, 2008, the parties to the Business Combination Agreement dated December 1, 2007 (the “Business Combination Agreement”)—Activision Blizzard (then known as Activision, Inc.), Sego Merger Corporation, Vivendi, VGAC and Vivendi Games—consummated the Combination. In that transaction:

•

a wholly owned subsidiary of ours merged with Vivendi Games and VGAC, a wholly owned subsidiary of Vivendi and the former sole stockholder of Vivendi Games, received approximately 591,000,000 newly issued shares of our Common Stock; and

•

VGAC purchased approximately 126,000,000 newly issued shares of our Common Stock.

Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of our Common Stock following the consummation of the Combination and owned approximately 62% of the issued and outstanding shares of our Common Stock as of December 31, 2012.

Upon the consummation of the Combination, our Certificate of Incorporation and Bylaws were amended and restated to provide for, among other things: (1) the change of our name to Activision Blizzard, Inc.; (2) the change of our fiscal year end to December 31st; (3) an increase in the authorized number of shares of our Common Stock; (4) certain majority and minority stockholder protections; and (5) certain changes to the structure of our Board. As a result of these amendments, among other things, Vivendi is entitled to appoint a majority of our Board. For more information about our corporate governance, see “Corporate Governance Matters” above and “—Investor Agreement” below.

Most of the transactions with Vivendi described below were entered into in connection with the Combination, before Vivendi and the Company were related parties.

Investor Agreement

In connection with the consummation of the Combination, on July 9, 2008, we, Vivendi, VGAC and Vivendi Games entered into an investor agreement. The investor agreement contains various agreements among the parties regarding, among other things:

•

Vivendi’s and VGAC’s agreement to vote their respective shares of our Common Stock in favor of (1) the nominees proposed for election as directors of Activision Blizzard by the Independent Nominating Committee, subject to certain limited exceptions, and (2) the nominees proposed for election as directors of Activision Blizzard by the Executive Nominating Committee, in each case, as long as those nominees are nominated in accordance with our Certificate of Incorporation and Bylaws (for more information, see “Corporate Governance Matters—Special Nominating Subcommittees” above);

•

our agreement to reimburse Vivendi for stock-settled equity award expenses and to make payments in respect of the exercise of cash-settled equity awards, in each case as they relate to certain equity awards granted by Vivendi and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•

our agreement to provide Vivendi with our quarterly consolidated financial statements, to use reasonable best efforts to comply with Vivendi’s consolidation and financial reporting process and to provide to Vivendi with that financial and tax-related information with respect to Activision Blizzard and our subsidiaries as is reasonably necessary in order for Vivendi to comply with certain reporting obligations and regulatory requirements;

•

our grant of certain registration rights to Vivendi and its affiliates, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations; and

•

Vivendi’s and VGAC’s agreements to provide us with at least five business days notice of their intention to enter into any agreement to consummate a “control block sale” (as that term is defined in the investor agreement) and to provide certain other information related thereto.

In accordance with the investor agreement, during 2012:

•

we reimbursed Vivendi for an aggregate of $658,214 in respect of expenses it incurred relating to certain stock-settled equity awards granted by it and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•

Vivendi reimbursed us for an aggregate of $790,537 in respect expenses we incurred relating to our reporting obligations to Vivendi.

The agreement will automatically terminate if Vivendi’s voting interest falls and remains below 10% for a period of more than 90 days.

Tax Sharing Agreement

Also in connection with the consummation of the Combination, on July 9, 2008, we entered into a tax sharing agreement with Vivendi Games and Vivendi Holding I Corp., a subsidiary of Vivendi (“VHIC”). The tax sharing agreement sets forth various agreements among the parties relating to, among other things:

•

the joining of Activision Blizzard or certain of our subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

•

the payment by us and our subsidiaries to VHIC of amounts representing certain tax liabilities attributable to us and our subsidiaries;

•

the payment by VHIC to us of (or the offsetting of certain of our obligations to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to us (or certain of our U.S. subsidiaries) during the five-year period following the consummation of the Combination;

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   71

Back to Contents

•

VHIC’s indemnification of us for certain tax liabilities imposed on us arising in periods prior to the consummation of the Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC’s failure to pay the Vivendi group’s tax liabilities and our indemnification of VHIC for certain tax liabilities imposed on the Vivendi group for our failure to pay our tax liabilities;

•

the control of certain tax contests with certain taxing authorities; and

•

the resolution of certain tax disputes between the parties.

In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority. During 2012, we did not pay Vivendi anything in accordance with the tax sharing agreement and Vivendi paid us an aggregate of $1,181,290 in accordance therewith.

The agreement remains in full force until both parties agree to terminate it in writing.

Cash Management Services Agreement

On June 19, 2008, we entered into a cash management services agreement with Vivendi which was effective as of the consummation of the Combination on July 9, 2008 and amended as of February 2, 2010. Pursuant to that cash management services agreement, Vivendi provides certain treasury-related services to certain of our subsidiaries. Vivendi charges us a fee based on Vivendi’s estimated cost of providing these services and we reimburse Vivendi for its out-of-pocket expenses incurred in connection with the services. We also license software from Vivendi on a royalty-free basis in connection with certain of these services. We paid Vivendi an aggregate of $351,979 during 2012 in accordance with the cash management services agreement. The agreement had an initial term of three years, and renews for additional one year terms unless terminated by either party on not less than three months prior written notice or otherwise terminated by the parties in writing.

Foreign Currency Risk Management Transactions

Currency Balance Exchanges

We maintain an international cash pool for the central aggregation and investment of a large portion of our international cash. Pursuant to our cash management services agreement, we enter into foreign currency transactions with Vivendi involving the exchange of foreign currency cash balances in order to reduce currency risk arising from the aggregation of various foreign currency cash balances at the cash pool. We pay interest to, or receive interest from, Vivendi as a result of the exchange of currency balances with it pursuant to these transactions. These interest amounts are intended to replicate the net amounts that would otherwise be paid to, or received from, a third party through traditional foreign currency forward contracts, but in a more efficient manner. In 2012, the net amount of interest paid to us by Vivendi was $385,649.

Foreign Exchange Contracts and Swaps

We use derivative financial instruments, primarily currency forward contracts and swaps, to reduce risks arising from foreign currency fluctuations. Vivendi is our principal counterparty for these arrangements. The gain or loss on these forward contracts is intended to offset the corresponding exposure loss or gain resulting from fluctuations in currency rates. In 2012, the net amount received from Vivendi through settlement of “non-deliverable” forward contracts was $1,649,024. The gross notional amount of outstanding foreign exchange “deliverable” forward contracts for which Vivendi is the counterparty was $335 million at December 31, 2012.

Relationships with Universal Music Group and its Affiliates

Our subsidiaries are party to a number of agreements with Universal Music Group, a wholly owned subsidiary of Vivendi, and its affiliates. These agreements pertain to the licensing of master recordings and compositions for our games and for marketing and promotional purposes. During 2012, we paid an aggregate of $2,951,826 in royalties and other fees (including fees relating to the marketing of artists whose music was licensed for our games) to Universal Music Group and its affiliates for those uses. Our subsidiaries are also party to a number of agreements with Universal Music Group and its affiliates pertaining to the distribution of music we own pursuant to which Universal Music Group and its affiliates paid us an aggregate of $314,813 during 2012.

Relationships with SFR

Two of our subsidiaries utilize the services of SFR, a wholly owned subsidiary of Vivendi and telecommunications services provider. During 2012, we paid an aggregate of $246,375 to SFR in respect of such services.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   72

Back to Contents

Relationships with Directors and Executive Officers

Business Use of Aircraft Indirectly Owned by Chief Executive Officer

Mr. Kotick indirectly owns aircraft through an FAA-certified charter operator of which he is the controlling shareholder. From time-to-time, Mr. Kotick and our other executives and directors charter such aircraft from the charter operator at arm’s length market rates for travel in connection with our business. We then reimburse such officer or director the cost to charter such aircraft from Mr. Kotick’s controlled entity, in an amount equal to 80% of the hourly flight charge from the charter operator and 100% of the amount that entity charges for certain “pass through” costs incurred in obtaining goods and services for the flight. During 2012, the amount paid by the Company for business-related use of these aircraft, including by our executives and directors, was $3,109,484. This use of aircraft in connection with our business was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value, since the net cost to us is significantly less than the cost that we would incur if we were to charter aircraft for such travel at market rates.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   73

Back to Contents

PROPOSAL 3    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2013. Please see “Audit-Related Matters—Independent Registered Public Accounting Firm Fees” below for a description of the services provided to us by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2011 and 2012.

Our Audit Committee has the responsibility for selecting our auditors, and stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we believe that our stockholders should have the opportunity to ratify such appointment and we are requesting that they do so at the Annual Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 3. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection for the next fiscal year. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   74

Back to Contents

AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2012 and 2011.

	Fiscal Year Ended
	December 31, 2012	December 31, 2011
Audit Fees(1)
Worldwide including statutory audit fees	$4,607,595	$4,082,667
Accounting assistance and SEC documents	22,600	17,000
Total audit fees	4,630,195	4,099,667
Audit-Related Fees(2)	-	---
Tax Fees(3)
Compliance	2,002,335	1,601,550
Planning and advice	898,086	525,771
Total tax fees	2,900,421	2,127,321
All Other Fees(4)	35,761	9,000
TOTAL	$7,566,377	$6,235,988

(1)

Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. No such services were performed in 2012 or 2011.

(3)

Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

(4)

All Other Fees: This category includes fees for all other services except those described above. For the years ended December 31, 2012 and December 31, 2011, amounts relate to license fees paid for an online research tool as well as, for the year end December 31, 2012, advice related to the liquidation of a non-US subsidiary.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee charter, the Audit Committee or one or more members of the Audit Committee designated by the chair of the Audit Committee must approve all audit and non-audit services before they are provided by our independent auditors. The Audit Committee has delegated that authority to its chairperson. The Audit Committee’s chairperson has pre-approved services provided by our independent auditors that, while not specifically contemplated by the budget approved by the full Audit Committee, are of a type previously approved by the Audit Committee, provided that the fees with respect to any such service are expected to be less than $50,000. If and when such services are approved by other-than the full Audit Committee, the Audit Committee’s chairperson must report it to the Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AU 380, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm’s independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   75

Back to Contents

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2012 for filing with the SEC.

Members of the Audit Committee

Robert J. Corti (Chairperson), Robert J. Morgado and Richard Sarnoff

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no Forms 5 were required, we believe that during 2012, all of our executive officers, directors and persons who beneficially owned more than 10% of our Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act on a timely basis.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   76

Back to Contents

DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING; COMMUNICATING WITH THE BOARD

How do I nominate a director for election at the 2014 annual meeting and what is the deadline for that submission?

Under our Bylaws, stockholders who are entitled to vote at the meeting may nominate a person for election to our Board at our 2014 annual meeting by providing notice to us, in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such a nomination to be considered timely, our Corporate Secretary must receive it no earlier than February 10, 2014 and no later than March 12, 2014 (unless the date of the 2014 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2013 Annual Meeting, in which case the notice must be submitted by the later of the 90th day before the 2014 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made). For the director candidate to be considered, the notice must contain all of the information required by our Bylaws (e.g., the information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board).

Any such nomination should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

Stockholders may also submit director candidates directly to our Nominating and Corporate Governance Committee for consideration, as described under “Corporate Governance Matters—Stockholder Recommendation of Directors”.

How do I submit a proposal for the 2014 annual meeting and what is the deadline for that submission?

Stockholders may present proposals for inclusion in our proxy statement for, and consideration at, our 2014 annual meeting by submitting their proposals to us in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, our Corporate Secretary must receive it on or before December 27, 2013 (unless the date of the 2014 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2013 Annual Meeting, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2014 annual meeting). For such proposal to be included in our proxy statement, it must otherwise be in compliance with Rule 14a-8 under the Exchange Act (e.g., it must be a proper subject for action by stockholders under the Delaware General Corporation Law).

Stockholders who wish to present proposals before our 2014 annual meeting, but do not intend for those proposals to be included in the proxy statement for that meeting, may utilize the procedure in our Bylaws. Under our Bylaws, such proposals may be made by stockholders who are entitled to vote at the meeting by providing notice to us, in writing, in a timely manner and which contains the information required by our Bylaws. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, it must be received within the time period for the submission of director candidates, described under the immediately preceding question. For the business to be considered, the notice must contain all of the information required by our Bylaws (e.g., the information that would be required to be included in our proxy statement for the meeting if such business had been proposed for consideration by our Board) and it must pertain to business which is a proper matter for stockholder action under the Delaware General Corporation Law.

Any such proposal should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   77

Back to Contents

How do I communicate with the Board?

We think that communication with our stockholders is very important. To communicate directly with our full Board, the Vivendi Directors, the Executive Directors, the Independent Directors, any committee of our Board or any individual Board member, stockholders may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405.

In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by our Corporate Secretary or his or her designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, in the reasonable judgment of the Corporate Secretary or his or her designee, inappropriate for our Board, will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   78

Back to Contents

AVAILABILITY OF PROXY MATERIALS ON THE INTERNET ; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION

How can I get a copy of the proxy statement if I only received a notice?

In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2012 available to our stockholders on the Internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

What do I do if my family received multiple copies of the proxy materials and only wants one? What do I do if my family only received one copy of the proxy materials but wants one for each member holding stock?

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

How can I get a copy of the 2012 annual report or the 2012 10-K?

Our annual report to stockholders for the period ended December 31, 2012, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our Annual Report on Form 10-K for the period ended December 31, 2012, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by emailing ir@activision.com, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   79

Back to Contents

OTHER MATTERS

Costs of Proxy Solicitation

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, the notice regarding the Internet availability of proxy materials and any additional solicitation materials we send to stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners. In addition, proxies may be solicited, personally or by telephone, by our directors, officers and regular employees without additional compensation.

Other Matters Coming Before the Annual Meeting

Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

YOUR VOTE IS IMPORTANT.

Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in this proxy statement. Stockholders who are present at the Annual Meeting may withdraw their proxy and vote in person if they so desire. It is important that you provide your proxy promptly so that we can avoid the additional expense of further solicitation.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   80

Back to Contents

APPENDIX A    RECONCILIATION TABLES

Activision Blizzard, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Non-GAAP Measures

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2012	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,856	$1,116	$263	$194	$89	$604	$578	$561	$3,405
Less: Net effect from deferral in net revenues and related cost of sales(a)	131	-	1	36	3	-	-	-	40
Less: Stock-based compensation(b)	-	-	-	(9)	-	(20)	(8)	(89)	(126)
Less: Amortization of intangible assets(c)	-	-	-	-	(30)	-	-	-	(30)
NON-GAAP MEASUREMENT	$4,987	$1,116	$264	$221	$62	$584	$570	$472	$3,289
Year Ended December 31, 2012	Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$1,451	$1,149	$1.01	$1.01
Less: Net effect from deferral in net revenues and related cost of sales(a)	91	84	0.07	0.07
Less: Stock-based compensation(b)	126	98	0.09	0.09
Less: Amortization of intangible assets(c)	30	19	0.02	0.02
NON-GAAP MEASUREMENT	$1,698	$1,350	$1.19	$1.18

(a)

Reflects the net change in deferred net revenues and related cost of sales.

(b)

Includes expense related to stock-based compensation.

(c)

Reflects amortization of intangible assets from purchase price accounting.

The Company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $1,322 million for the year ended December 31, 2012 as compared to the total non-GAAP net income of $1,350 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   A-1

Back to Contents

Reconciliation of GAAP Net Income to Non-GAAP Measures

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2011	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement	$4,755	$1,134	$238	$218	$165	$646	$545	$456	$25	$3,427
Less: Net effect from deferral in net revenues and related cost of sales(a)	(266)	(11)	-	(48)	(24)	-	-	-	-	(83)
Less: Stock-based compensation(b)	-	-	-	(10)	-	(40)	(6)	(47)	-	(103)
Less: Restructuring(c)	-	-	-	-	-	-	-	(1)	(25)	(26)
Less: Amortization of intangible assets(d)	-	(2)	-	(1)	(69)	-	-	-	-	(72)
Less: Impairment of goodwill(e)	-	-	-	-	-	-	-	(12)	-	(12)
NON-GAAP MEASUREMENT	$4,489	$1,121	$238	$159	$72	$606	$539	$396	$-	$3,131
Year Ended December 31, 2011	Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$1,328	$1,085	$0.93	$0.92
Less: Net effect from deferral in net revenues and related cost of sales(a)	(183)	(151)	(0.13)	(0.13)
Less: Stock-based compensation(b)	103	76	0.07	0.06
Less: Restructuring(c)	26	19	0.02	0.02
Less: Amortization of intangible assets(d)	72	46	0.04	0.04
Less: Impairment of goodwill(e)	12	12	0.01	0.01
NON-GAAP MEASUREMENT	$1,358	$1,087	$0.93	$0.93

(a)

Reflects the net change in deferred net revenues and related cost of sales.

(b)

Includes expense related to stock-based compensation.

(c)

Reflects restructuring related to our Activision Publishing operations.

(d)

Reflects amortization of intangible assets.

(e)

Reflects impairment of goodwill.

The Company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $1,071 million for the year ended December 31, 2011 as compared to the total non-GAAP net income of $1,087 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   A-2

Back to Contents

Reconciliation of GAAP and Non-GAAP net Revenues by Distribution Channel

For the Year Ended December 31, 2012 and 2011

(Amounts in millions)

	Year Ended
	December 31, 2012		December 31, 2011		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Distribution Channel
Retail channel	$3,013	62%	$2,697	57%	$316	12%
Digital online channels(1)	1,537	32	1,640	34	(103)	(6)
Total Activision and Blizzard	4,550	94	4,337	91	213	5
Distribution	306	6	418	9	(112)	(27)
TOTAL CONSOLIDATED GAAP NET REVENUES	4,856	100	4,755	100	101	2
Change in Deferred Net Revenues(2)
Retail channel	69		(185)
Digital online channels(1)	62		(81)
TOTAL CHANGES IN DEFERRED NET REVENUES	131		(266)
Non-GAAP Net Revenues by Distribution Channel
Retail channel	3,082	62	2,512	56	570	23
Digital online channels(1)	1,599	32	1,559	35	40	3
Total Activision and Blizzard	4,681	94	4,071	91	610	15
Distribution	306	6	418	9	(112)	(27)
TOTAL NON-GAAP NET REVENUES(3)	$4,987	100%	$4,489	100%	$498	11%

(1)

Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(2)

We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(3)

Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   A-3

Back to Contents

Reconciliation of Operating Segments and Consolidated Net Revenues And Income From Operations

(Amounts in millions)

	Year Ended
	December 31, 2012		December 31, 2011		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total	Amount	% of Total
Segment net revenues:
Activision(1)	$3,072	64%	$2,828	59%	$244	9%
Blizzard(2)	1,609	33	1,243	26	366	29
Distribution(3)	306	6	418	9	(112)	(27)
Operating segment total	4,987	103	4,489	94	498	11
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(131)	(3)	266	6
CONSOLIDATED NET REVENUES	$4,856	100%	$4,755	100%	$101	2%
Segment income from operations:
Activision(1)	$970		$851		$119	14%
Blizzard(2)	717		496		221	45
Distribution(3)	11		11		-	-
Operating segment total	1,698		1,358		340	25
Reconciliation to consolidated operating income (loss) and consolidated income (loss) before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(91)		183
Stock-based compensation expense	(126)		(103)
Restructuring	---		(26)
Amortization of intangible assets	(30)		(72)
Impairment of goodwill/intangible assets	---		(12)
Consolidated operating income	1,451		1,328		123	9
Investment and other income (expense), net	7		3
CONSOLIDATED INCOME BEFORE INCOME TAX EXPENSE	$1,458		$1,331		$127	10%
Operating margin from total operating segments	34.0%		30.3%

(1)

Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

(2)

Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(3)

Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. – 2013 Proxy Statement   A-4

ACTIVISION

CALL OF DUTY™
ENDOWMENT

Helping Veterans Find Jobs

At the **Call of Duty™ Endowment**, our mission is to help veterans by raising awareness of their employment challenges and supporting groups that assist them in finding high quality careers.

> *"With the support of Activision Publishing, the Call of Duty Endowment has made progress in changing the way we think about both the issue of veterans' unemployment and the methods by which this national issue is addressed. Through their new 'chapterization' strategy, the Endowment is directing its resources towards the most effective and efficient organizations at placing veterans in jobs. At the same time, the Endowment has worked to improve awareness of the value that a veteran can bring to an organization through a unique combination of skills and experiences. The future of the Endowment is bright, and I am excited about its prospects for continuing to improve the lives of our nation's veterans."*
>
> –General James Jones (USMC, Ret)
> *Co-Chairman, Call of Duty Endowment*

$10.3M Donated by Activision Blizzard since inception

$2.8M Value of grants pledged since inception

$1.2M Value of grants pledged during 2012

1,046 Veterans secured jobs through Endowment contributions

14 Organizations awarded grants since inception

5 Organizations awarded grants during 2012

To learn more or to donate, visit our website,
www.callofdutyendowment.org

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

Please mark your votes like this **X**

1. The election of the following persons as Directors of the Company to serve for a one-year term as set forth in the accompanying proxy statement.

The Board recommends a vote FOR each nominee.

Nominee			
01. Philippe G. H. Capron	☐ FOR	☐ AGAINST	☐ ABSTAIN
02. Jean-Yves Charlier	☐ FOR	☐ AGAINST	☐ ABSTAIN
03. Robert J. Corti	☐ FOR	☐ AGAINST	☐ ABSTAIN
04. Frédéric R. Crépin	☐ FOR	☐ AGAINST	☐ ABSTAIN
05. Jean-François Dubos	☐ FOR	☐ AGAINST	☐ ABSTAIN
06. Lucian Grainge	☐ FOR	☐ AGAINST	☐ ABSTAIN
07. Brian G. Kelly	☐ FOR	☐ AGAINST	☐ ABSTAIN
08. Robert A. Kotick	☐ FOR	☐ AGAINST	☐ ABSTAIN
09. Robert J. Morgado	☐ FOR	☐ AGAINST	☐ ABSTAIN
10. Richard Sarnoff	☐ FOR	☐ AGAINST	☐ ABSTAIN
11. Régis Turrini	☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Advisory vote to approve the Company's executive compensation; **The Board recommends a vote FOR the approval of the Company's executive compensation.**

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:______________________ DATE:________ TIME:______

Registered Quantity ______________ Broker Quantity______________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO ***SUNGUARD*** **WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS**

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ **Signature** ____________________ **Date** __________, **2013.**

Note: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.

▲ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▲

Activision Blizzard, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Activision Blizzard, Inc., you have the option of voting your shares electronically through the Internet or by the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Daylight Time, on June 5, 2013.

Vote Your Proxy on the Internet:

Go to www.cstproxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:
Call 1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

PROXY

ACTIVISION BLIZZARD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
VOTE BY INTERNET, TELEPHONE OR MAIL

As a stockholder of Activision Blizzard, Inc., a Delaware corporation (the "Company"), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or by telephone, you do not need to return this proxy card. Your vote through proxy authorizes Frédéric R. Crépin, Brian G. Kelly and Robert A. Kotick and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the 2013 Annual Meeting of Stockholders of Activision Blizzard, Inc. to be held on Thursday, June 6, 2013, beginning at 9:00 a.m., Pacific Daylight Time, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, AND 3.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 6, 2013.

ACTIVISION BLIZZARD, INC.

3100 Ocean Park Boulevard
Santa Monica, CA 90405

Label Area 4” x 1 1/2”

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
and
NOTICE OF ANNUAL MEETING
June 6, 2013

Proxy materials for the 2013 Annual Meeting of Stockholders of Activision Blizzard, Inc., are now available on the Internet. **Important information regarding the Internet availability of the company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.**

Dear Stockholder,

1. To elect eleven directors for a one-year term. The nominees are Philippe G. H. Capron, Jean-Yves Charlier, Robert J. Corti, Frédéric R. Crépin, Jean-François Dubos, Lucian Grainge, Brian G. Kelly, Robert A. Kotick, Robert J. Morgado, Richard Sarnoff and Régis Turrini.
2. To request advisory approval of our executive compensation; and
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

The Board of Directors recommends that you vote FOR the election of each nominee for director and FOR proposals 2, and 3. Only stockholders of record of the company at the close of business on April 8, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For directions to the Annual Meeting, please contact our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

To access your proxy materials online, vote online or request to receive a paper or e-mail copy of your proxy materials, please see the instructions on the reverse side of this Notice.

If you wish to vote your shares in person at the meeting, you will need to request a ballot at the meeting. Please refer to the meeting materials for the special requirements regarding attendance at the meeting.

You May Submit Your Proxy When You View The Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote by proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Vote Your shares on the Internet:

Go to www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

Label Area 4” x 1 1/2”

THIS AREA LEFT BLANK INTENTIONALLY

You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

The Proxy Materials are available for review at:
www.cstproxy.com/activision/2013

ACTIVISION BLIZZARD, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 6, 2013

- **This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.**
- **The Company's Proxy Statement and 2012 Annual Report to Stockholders are available at:**

  www.cstproxy.com/activision/2013
- **If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 29, 2013 to facilitate timely delivery.**

The following proxy materials are available for you to view online at www.cstproxy.com/activision/2013

ACCESSING YOUR PROXY MATERIALS ONLINE

If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps:

Step 1: Go to www.cstproxy.com/activision/2013
Step 2: Follow the instructions on the screen to log in.
Step 3: Click the appropriate button to view the Company's proxy materials.
Step 4: Make your selection as instructed to choose your delivery preferences and to VOTE.

You will not be required to provide any identifying information other than your COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online.

OBTAINING A FREE PAPER OR E-MAIL COPY OF THE PROXY MATERIALS

If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the Company's stockholders on paper or via e-mail in any of the following ways:

Telephone: Call us toll-free at 1-888-221-0690.
Internet: Go to www.cstproxy.com/activision/2013 and request a printed version of the materials.
E-mail: Send a message to proxy@cstproxyvote.com with Activision in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.